UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
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2023
Notice of Annual Meeting and Proxy Statement

BRINKS

A Message from our CEO
March 17, 2023
To Our Shareholders:
Looking back over the past year, I am proud of our management team and our frontline employees around the world who successfully navigated the global pandemic recovery, delivered on our financial targets and continued to conduct business in accordance with our Code of Ethics and our value of integrity. Together, we made progress on delivering tech-enabled solutions to eliminate friction in the cash ecosystem, optimizing our operations by leveraging the benefits of our scale and adding key skills and capabilities to ensure we meet our commitments to stakeholders.
In 2022, we grew organic revenue 12% and organic non-GAAP operating profit 23%, delivering a total Company non-GAAP operating profit margin of 12.1%, the highest operating profit margin in recent history.* The organic revenue growth included growth in our four operating segments as well as in our cash and valuables management, digital retail solutions, or DRS, and ATM managed services, or AMS, customer offerings. Despite the impact of foreign exchange translation headwinds, we were still able to deliver on our full year 2022 non-GAAP guidance for revenue, operating profit, EBITDA and EPS. Building on our strong foundation and 2022 operating momentum, we are excited about our growth and profitability potential in 2023 and beyond.
In 2023, we’re introducing our evolved strategy: to grow Brink’s by providing a superior customer experience and driving continuous improvement. We will do this by delivering on four strategic pillars: growth & customer loyalty, innovation, operational excellence and talent. Each pillar has defined priorities that focus our work in cash and valuables management, DRS and AMS customer offerings. We expect our strategy to accelerate revenue growth and margin improvement and position Brink’s to win across the evolving payments landscape.
Our Strategy:

OUR STRATEGIC PILLARS

GROWTH & CUSTOMER LOYALTY
Put customers first

INNOVATION
Find new ways to create value

OPERATIONAL EXCELLENCE
Run the business better

TALENT
Position our team to win

Mark Eubanks
President and
Chief Executive Officer
“I am proud of what we have accomplished and truly inspired by the tremendous sense of pride Brink’s employees have in their work and our Company. In 2022, I had the opportunity to see this firsthand by traveling to Brink’s operations across four continents, visiting with my colleagues and their local customers. What I learned from these employee and customer interactions reinforced my optimism about the future for Brink’s and helped guide my early priorities as I transitioned into the CEO role.”

I would be remiss not to acknowledge Doug Pertz, who will be retiring as Executive Chairman of the Board as of the Annual Meeting. He will be leaving an indelible mark on this Company, and we are thankful for his leadership over the last seven years. I am grateful for his mentorship since I joined the Company and for the opportunity to partner with him as we focused on creating value for our shareholders in 2022.
I look forward to continuing to work with Mike Herling as we return to a non-executive Chairman of the Board leadership structure following the Annual Meeting. Mike has been an extraordinary leader throughout his tenure on the Board, bringing deep experience and sound judgment across an impressive range of topics, which has helped drive our business forward.
Additionally, I am proud to welcome new members to our management team: Kurt McMaken joined the Company in August, replacing Ron Domanico as our new Chief Financial Officer, and Daniel Castillo joined the Company in June as President of our North American operations.
During 2022, Jamal Powell and David Dove were also promoted to my Executive Leadership Team — Jamal leading our continuous improvement efforts through the Brink’s Business System and David leading our global AMS customer offerings. I look forward to collaborating with each of them as we strive to deliver results and drive long-term value.
I am proud of what we have accomplished and truly inspired by the tremendous sense of pride Brink’s employees have in their work and our Company. In 2022, I had the opportunity to see this firsthand by traveling to Brink’s operations across four continents, visiting with my colleagues and their local customers. What I learned from these employee and customer interactions reinforced my optimism about the future for Brink’s and helped guide my early priorities as I transitioned into the CEO role. One thing that became crystal clear during my visits is the power and reputation of the iconic Brink’s brand. It is an asset that our customers associate with trust and reliability. This trust is a responsibility we take seriously, as well as the obligation to ensure the secure and efficient movement of currency and valuables as they circulate through the global economy.
On behalf of the senior management team at Brink’s, we thank you for your continued support and commitment to the Company. We are excited about the many opportunities ahead for our businesses and employees and look forward to seeing you at the Annual Meeting.
Sincerely,
Mark Eubanks
President & CEO

*
These non-GAAP financial measures are not presented in accordance with GAAP. See Appendix A of this Proxy Statement and pages 33 to 35 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”) for a reconciliation of non-GAAP operating profit and operating profit margin to the most directly comparable GAAP financial measures. There is no difference between GAAP and non-GAAP revenues.

A Message from our Lead Director
March 17, 2023
To Our Shareholders:
It is a great honor to serve as a member of Brink’s Board of Directors and oversee senior management as they continue to lead our team in growing the Company and delivering outstanding results.
2022 marked a year of successful leadership transitions and the further development of our evolved strategy. We worked to make operations stronger and more agile. We continued to drive efficiencies and improve customer satisfaction in our cash and valuables management business. We saw increased customer acceptance of our digital retail solutions as we enhanced our offerings. And we strengthened our ATM managed services through acquisitions and key customer wins.
Throughout the year, the Board continued to oversee the management team’s efforts to maintain robust governance and risk management practices through its commitment to strengthening our culture of accountability, integrity and trust.
The Board joined the Company’s commitment to building a more sustainable Brink’s as the Company shared its environmental, social and governance priorities that guide its work, as well as its focus on five United Nations Sustainable Development Goals, in its inaugural Sustainability Update. The Board is focused on the Company’s efforts to integrate responsible environmental practices into daily operations, with the goal of minimizing the environmental impact on our planet in a manner that enhances profitable growth. And we are supporting management as they create a more diverse and inclusive workplace that is rich with different ideas and perspectives at all levels of the organization.
In late 2022, the Board welcomed Keith Wyche as a new independent member to the Brink’s Board. Keith is a corporate officer and Vice President of Community Engagement and Support at Walmart. He is working with our other Board members and our leadership team to help shape our offerings to retailers and to contribute valuable perspectives as the Company works to create a more inclusive environment. We will continue to compose the Board with directors who have the appropriate skills and experiences to oversee our strategy and to capitalize on the changing payments landscape.
On behalf of the Board, I would like to thank Doug Pertz, who will be retiring from the Board after the Annual Meeting. The impact Doug had during his time at the Company is difficult to overstate. During his tenure as CEO, Doug led the creation of substantial shareholder value by driving double-digit revenue growth and margin improvement. He developed a long-term strategy for Brink’s and grew our business through important and strategic acquisitions that expanded our global footprint — and that’s just a fraction of his accomplishments during his leadership. Doug carried the same level of dedication into his role as Executive Chairman, where he continued to support the Company’s strategic initiatives and the transition of Mark Eubanks into the CEO role.

Michael J. Herling
Lead Director
“The Board is focused on the Company’s efforts to integrate responsible environmental practices into daily operations, with the goal of minimizing the environmental impact on our planet in a manner that enhances profitable growth. And we are supporting management as they create a more diverse and inclusive workplace that is rich with different ideas and perspectives at all levels of the organization.”

I enjoyed serving as independent Lead Director for the past year and look forward to assuming the role of independent Chairman of the Board following the Annual Meeting. I am excited to continue working closely with my fellow directors, our CEO and our talented management team.
Your vote at the Annual Meeting is important. Whether or not you plan to attend the meeting, we urge you to vote as soon as possible. There are several ways to vote prior to the Annual Meeting. You can vote online or by phone by following the instructions on the enclosed proxy, or you can complete, sign, date and return the enclosed proxy in the envelope provided.
We look forward to seeing you at the Annual Meeting. Thank you for your continued support of and confidence in Brink’s.
Sincerely,
Michael J. Herling
Lead Director

Notice of Annual Meeting of
Shareholders

When	Where	Record Date
May 5, 2023 10:00 a.m., local time	Hotel Vin 215 E. Dallas Road Grapevine, TX 76051	Close of business on March 6, 2023
Proposals
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To elect as directors the nine nominees to the Board of Directors named in the accompanying proxy statement, for terms expiring in 2024.

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To approve an advisory resolution on named executive officer compensation.

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To approve an advisory resolution on the frequency (every one, two or three years) of the advisory vote to approve named executive officer compensation.

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To approve the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

We will transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Voting
QR Code. Scan this code with a smart phone or tablet to vote 24/7
Telephone. Registered owners in the U.S. or Canada dial toll-free 24/7 1-800-690-6903
Internet. www.proxyvote.com
Mail. Sign and date the enclosed proxy card and return in the envelope provided
At the Meeting. Attend the meeting to vote in person

This proxy statement and the accompanying form of proxy and annual report to shareholders are being mailed to shareholders of record as of the close of business on March 6, 2023, commencing on or about March 17, 2023. To view this proxy statement, form of proxy and annual report to shareholders, go to http://investors.brinks.com/annual-meeting.
Please note that brokers may not vote your shares on the election of directors, the advisory vote on named executive officer compensation or the advisory vote on the frequency (every one, two or three years) of the advisory vote to approve named executive officer compensation in the absence of your specific instructions as to how to vote, so it is important that you vote.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR ON THE INTERNET. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
Lindsay K. Blackwood
Secretary
March 17, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 5, 2023.
The annual report to shareholders and proxy statement are available at: http://investors.brinks.com/annual-meeting

Proposal No. 1: Election of Directors	24
Board Nominee Composition	24
Nominees for Election as Directors for a One-Year Term Expiring in 2024	25
Proposal No. 2: Advisory Resolution to Approve Named Executive Officer Compensation	28
Proposal No. 3: Advisory Resolution to Approve the Frequency (every one, two or three years) of the Advisory Vote to Approve Named Executive Officer Compensation	29
Compensation Discussion and Analysis	30
Executive Summary	31
Compensation Philosophy and Governance Practices	35
Executive Compensation Program Components for 2022	37
Process for Setting Executive Compensation	38
Factors Considered in Making Compensation Decisions	39

2022 Compensation Decisions by Component	41
Benefits	50
Severance Play Plan	51
Change in Control Plan	51
Compensation Recoupment Policy	52
Stock Ownership Guidelines and Prohibition Against Hedging and Pledging	52
Compensation and Human Capital Committee Report	53
Executive Compensation Tables	54
Summary Compensation Table	54
2022 Grants of Plan-Based Awards Table	57
Outstanding Equity Awards at Fiscal Year-End 2022 Table	60
2022 Option Exercises and Stock Vested Table	63
2022 Non-qualified Deferred Compensation Table	63
Potential Payments Upon Termination or Change in Control	66
CEO Pay Ratio for 2022	74
Pay Versus Performance	76
Director Compensation	81
Stock Ownership	85
Directors and Officers	85
Certain Beneficial Owners	87
Delinquent Section 16(a) Reports	87
Equity Compensation Plan Information	88
Proposal No. 4: Approval of the Selection of Independent Registered Public Accounting Firm	89
Audit and Ethics Committee Report	91
Questions and Answers About the Annual Meeting	92
Shareholder Reference Information	95
Voluntary Electronic Delivery of Proxy Materials	97
Appendix A	A-1
Appendix B	B-1

Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.
Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2023, in Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this proxy statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events or otherwise, except as required by law.

Proxy Summary
The Brink’s Company’s (“Brink’s” or the “Company”) proxy statement (this “Proxy Statement”) has been prepared in connection with the Company’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”). To help you review this Proxy Statement, we have summarized several key topics in this Proxy Summary. The following description is only a summary and does not contain all of the information that you should consider in voting your shares. For more complete information, please review the complete Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”). This Proxy Statement and the 2022 Annual Report are available at: http://investors.brinks.com/annual-meeting.
About the Meeting
Date and Time Friday, May 5, 2023 at 10:00 a.m., local time
Place Hotel Vin 215 E. Dallas Road Grapevine, TX 76051
Record Date March 6, 2023
Voting QR Code Mail Telephone At the Meeting Internet

Voting
QR Code Scan this code with a smart phone or tablet to vote 24/7
Internet proxyvote.com
At the Meeting Shareholders as of March 6, 2023 can vote in person at the Annual Meeting with the control number included in the enclosed proxy card
Telephone Registered owners in the U.S. or Canada dial toll-free 24/7 1-800-690-6903
Mail Sign and date the enclosed proxy card and return in the envelope provided

1

Proposals and Board Recommendations
Proposal		Board’s Voting Recommendation	Page Reference
1	Election of directors named in this Proxy Statement for one-year terms expiring in 2024	FOR Each Director Nominee	24
2	Approval of an advisory resolution on named executive officer compensation	FOR	28
3	Approval of an advisory resolution on the frequency (every one, two or three years) of the advisory vote to approve named executive officer compensation	For ONE YEAR	29
4	Approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	89
2022 Performance Highlights
Brink’s is a leading global provider of cash and valuables management, digital retail solutions, or DRS, and ATM managed services, or AMS. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our network of operations in 52 countries serves customers in more than 100 countries. A significant portion of our business is conducted internationally, with approximately 68% of our revenues earned outside the United States.
Key 2022 Financial Performance Metrics
2022 ADJUSTED EBITDA* (NON-GAAP) $788M +15% ($683M in 2021)	2022 OPERATING PROFIT* (NON-GAAP) $550M +17% ($471M in 2021)	2022 OPERATING PROFIT MARGIN* (NON-GAAP) 12.1% +90 bps (11.2% in 2021)	PERCENTILE RANK OF OUR 3-YEAR CUMULATIVE TSR ENDED DECEMBER 31, 2022 VS. THE TSR OF THE S&P MIDCAP 400 WITH FOREIGN REVENUES > 50%** 8th PERCENTILE (21st in 2021)
Key financial performance metrics are monitored by management and the Board, reported to shareholders, and used in determining compensation for the named executive officers (“NEOs”). In 2022, we delivered $4.5 billion of revenue, $171 million of GAAP net income, $788 million of non-GAAP adjusted EBITDA, $361 million of GAAP operating profit (8.0% margin) and $550 million of non-GAAP operating profit (12.1% margin).*
*
These non-GAAP financial measures are not presented in accordance with GAAP. See Appendix A of this Proxy Statement and pages 33 to 35 of the 2022 10-K for a reconciliation of operating profit and operating profit margin to the most directly comparable GAAP financial measures. See Appendix A of this Proxy Statement for a reconciliation of net income to non-GAAP adjusted EBITDA. There is no difference between GAAP and non-GAAP revenues.

**
See Appendix B of this Proxy Statement for a list of these peers.

2	2023 Proxy Statement

Corporate Governance Highlights
Brink’s is committed to maintaining a strong ethical culture and adhering to robust governance practices that the Board has determined are in the best interest of the Company and our shareholders. These practices include:
Board Structure, Independence & Diversity
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Separate Chief Executive Officer (“CEO”) and Chairman of the Board; the Board appointed an independent Lead Director when Mr. Pertz became Executive Chairman in May 2022

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The Board will return to an independent Chairman structure in May 2023, following Mr. Pertz’s retirement as Executive Chairman

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89% of director nominees are independent

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Independent directors hold executive sessions regularly and the Chairman of the Board (or Lead Director, when we have one) communicates any concerns to the CEO or management

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Standing Board committees are 100% independent

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Director nominees have an average tenure of 5.7 years of service on the Board

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The Board is committed to seeking out highly qualified candidates of diverse gender and/or race, as well as taking into account other factors that promote principles of diversity; of the last three new non-employee directors, two were diverse

Board Oversight
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The Board oversees a proactive, comprehensive and strategic succession plan for the CEO and other senior executives, including the NEOs; Board recently oversaw a successful CEO succession process

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Annual dedicated Board meeting focused on long-term Company strategy discussions

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The Board directly oversees our Sustainability Program, with defined environmental, social and governance (“ESG”) principles

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The Board oversees corporate strategy and risk management, including the Company’s enterprise risk management (“ERM”) program

Board Effectiveness
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Annual Board committee and individual performance evaluations with periodic use of an external facilitator

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Multiple “audit committee financial experts”

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Robust orientation program for new directors with Board leadership and senior management and continuing education opportunities for all directors

■ Engagement in thoughtful Board succession process to ensure the Board remains aligned with the needs of the Company as it evolves ■ Mandatory retirement age policy with no waivers or exceptions
Shareholder Rights and Engagement	■ All directors elected annually ■ Majority vote standard for uncontested elections of directors ■ Annual shareholder advisory vote on NEO compensation ■ Proxy access rights(1)
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Shareholders holding at least 20% of our outstanding common stock (“Common Stock”) may call a special meeting

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Regular shareholder engagement on a variety of topics, including governance, executive compensation and ESG matters

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No shareholder rights plan (poison pill)

New in 2022
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A new independent, diverse director with strong retail and D&I experience was appointed by the Board

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Diverse Recruiting Guidelines for all salaried roles at Brink’s were introduced, designed to ensure the cultivation of a pool of candidates with diverse backgrounds and perspectives

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The Company’s inaugural Sustainability Update was published

(1)
For a description of the criteria, see “Shareholder Reference Information” on page 95.

3

Board Nominees
Name, Age and Position*	Gender	Race	Citizenship	Years on Board	Committee Membership***
					AC	CC	CGC	FC
Kathie J. Andrade, 62 Retired CEO, TIAA Retail Financial Services and Chairman of TIAA Federal Savings Bank	F	W	US	4	■		☐
Paul G. Boynton, 58 Former Executive Advisor, Rayonier Advanced Materials Inc.	M	W	US	13		■		☐
Ian D. Clough, 56 Executive Vice President Global Pricing, DHL Express	M	W	UK	7	☐			■
Susan E. Docherty, 60 CEO, ElectraMeccanica Vehicles Corp.	F	W	Dual (Canada/US)	9		☐		■
Mark Eubanks, 50 President and CEO, The Brink’s Company	M	W	US	**
Michael J. Herling, 65 Partner, Finn Dixon & Herling	M	W	US	14		■	■
A. Louis Parker, 68 Co-Founder and Emeritus Board Member, Visible Men Academy	M	B	US	2	■		■
Timothy J. Tynan, 63 CEO, Chargeback Gurus	M	W	US	2		■		■
Keith R. Wyche, 63 Vice President, Community Engagement and Support, Walmart, Inc.	M	B	US	**	■		■

*
All director nominees are independent, except for Mr. Eubanks.

**
Mr. Eubanks was elected by shareholders at the 2022 Annual Meeting of Shareholders. Mr. Wyche was appointed to the Board, effective December 7, 2022.

***
Mr. Wyche was appointed to the Audit Committee on February 17, 2023.

AC = Audit & Ethics Committee CC = Compensation & Human Capital Committee CGC = Corporate Governance & Nominating Committee FC = Finance & Business Development Committee ■ = Committee Member	☐ = Committee Chair F = Female M = Male W = White B = Black or African American

4	2023 Proxy Statement

Our Sustainability Program
The Board believes that effective oversight of ESG matters is core to its risk oversight function and is essential to driving sustainable practices and responsible stewardship, providing value to shareholders and benefiting the communities we serve. In July 2022, we published our inaugural Sustainability Update, which outlined our ESG priorities and our commitment to five of the United Nations Sustainable Development Goals. We look forward to updating our shareholders and customers on the progress we have made towards our sustainability efforts in our 2023 Corporate Sustainability Report.
Oversight of ESG Matters
The Board is committed to supporting the Company’s efforts to operate as a sound corporate citizen. The Board has primary responsibility for oversight of ESG matters, including initiatives and programs related to sustainability, corporate culture and human capital management (with input from the Compensation and Human Capital Committee (the “Compensation Committee”)). We believe that maintaining Board-level responsibility to evaluate and oversee material ESG-related risks and opportunities is a core component of long-term value creation for shareholders.
Following are brief descriptions of some of our policies, practices and initiatives in these areas.
Environmental Sustainability
Brink’s is committed to integrating responsible environmental practices into our daily operations to increase efficiency and reduce waste and emissions, with the goal of minimizing the environmental impact on our planet by increasing the efficiency of our fleet and reducing energy and waste at our facilities. The Company’s digital retail solutions (“DRS”) offerings in particular will help advance our goals regarding environmental sustainability, as these solutions reduce miles driven, fuel usage and emissions. We have also begun installing solar panels on Brink’s branches and trucks in several of the countries in which we operate. We are piloting electric vehicles in several countries and replacing diesel trucks with gasoline, alternative-fuel or dual-fuel vehicles in others. For instance, in January 2023, in the Netherlands, the entire Amsterdam branch fleet that previously used diesel fuel now uses hydrotreated vegetable oil, which is a diesel-like fuel produced from various vegetable oils and fats. In Hong Kong, we were recently recognized for our enhanced ESG disclosures, including our focus on the use of solar panels on trucks, the transition to electric vehicles and the introduction of DRS leading to fewer miles driven, lower fuel usage and lower emissions. In Chile, we have purchased trucks with start-stop technology, which has greatly reduced fuel consumption. These are only a few examples of how we are advancing our commitment to leave the world better than we found it for the next generation.
While we continue to make progress with our sustainability initiatives, we understand that it will take collaboration among governments, industry, academia, consumers and communities to develop solutions to address climate change. We are committed to helping develop these solutions in an environmentally sound and economically sustainable way.
Human Capital Management
Our people are our most important asset. The Company strives to create a culture that attracts and retains qualified talent, with diverse backgrounds, experience and skills embodying our values, to drive our strategic priorities forward and support the Company’s overall goals and objectives. Our Compensation Committee meets regularly to provide oversight and guidance related to the Company’s human capital management, including our culture, learning and development programs, human resources programs and policies and competitive compensation and benefits programs, as outlined in its charter. The Compensation Committee regularly receives updates on talent, succession planning, diversity and inclusion and other strategies related to our human capital management and provides periodic updates to the Board.

5

Commitment to our Values
At Brink’s, our values guide the way we work and are the cornerstone of our winning culture. They ensure that we work safely to protect ourselves and others, consider the customer first in all we do, display the highest standards of ethics, engage and empower employees, continually find new ways to improve the way we work, and foster a diverse and inclusive workplace.

SAFETY
CUSTOMER FOCUS
DIVERSITY & INCLUSION
Culture
BRINKS
INTEGRITY
CONTINUOUS IMPROVEMENT
ENGAGEMENT

Diversity and Inclusion
As a company, we value the diverse experiences, perspectives and backgrounds of our employees and customers. We are committed to fostering an inclusive environment that celebrates individuality, influences our culture and innovates the way we work.
In 2022, we announced a target to increase the number of women in leadership roles (defined as salary grade 18 and above) by at least 50% by the end of 2026 and launched Diverse Recruiting Guidelines, designed to ensure that we cultivate a pool of candidates with a wide range of qualities and perspectives and help prevent recruitment bias. Additionally, the Company has integrated diversity and inclusion (“D&I”) strategies into our talent management review meetings, which we believe has allowed us to identify and increase the representation of diverse candidates in our succession planning and leadership development initiatives. We are an equal opportunity employer and prohibit discrimination in employment decisions based upon any category protected by applicable federal, state or local law.
In 2022, we implemented global D&I training, including unconscious bias training for management-level employees, with the goal of educating and empowering the Company’s leaders to foster an inclusive culture within their teams.
In 2021, we established a U.S. Diversity and Inclusion Council (“D&I Council”) made up of the Company’s senior leaders in various functions and the executive sponsors and chairs of our employee resource groups (“ERGs”) to support the development of our D&I initiatives. Our leaders in Europe established a D&I Council in 2022, and we expect that our leaders in Asia will establish a similar Council in 2023.
Our ERGs promote acceptance and inclusion and provide resources to raise awareness. In the U.S., we have groups for women, Black, Latinx and military veteran employees. In Brazil and Argentina, we have groups for women, LGBTQ+ employees and for people with disabilities. Brazil also has a group for Black employees. In Canada, Mexico and Chile, we have groups for women. In 2022, we expanded our ERGs and added two new groups in Europe — one for women and one for LGBTQ+ employees. Our ERGs are supported with an executive sponsor and chair who also sit on the D&I Council to liaise with leadership and employees. We believe that the ERGs play an essential role in fostering an inclusive culture within Brink’s and providing support. Brink’s is committed to supporting the formation and success of our ERGs and to continuing to promote D&I within our global enterprise.

6	2023 Proxy Statement

As part of our sustainability efforts, we signed the UN Global Compact, affirming our commitment to meet fundamental responsibilities in the areas of human rights, labor and the environment. We are also signatories of the CEO Action for Diversity & Inclusion pledge.
We believe that all employees deserve to be treated with respect and dignity, and we are firmly committed to providing equal employment opportunities in accordance with our Code of Ethics and our Violence & Harassment-Free Workplace Policy, which are applicable to all our employees and focus on four principles of respect — respect for each other; respect for Brink’s and its stakeholders; respect for our customers; and respect for our communities.
Employee Engagement
We regularly use employee opinion surveys to take the pulse of employees in the U.S., Brazil, Canada and Mexico. Globally, we are sharing our vision of a winning culture with our leadership, and using global leadership training and performance assessments to reinforce our values and critical success factors throughout the organization. In 2022, we launched the Employee Experience Project, an onboarding training program for employees designed to represent our culture and values, focus on retention, increase employee engagement and reduce employee turnover.
Employee Safety and Wellness
Employee safety is of paramount importance as we strive to bring every employee home safe every night. In response to the Covid-19 pandemic, we implemented significant changes that we determined were in the best interests of our employees, as well as the communities in which we operate. The changes comply with government regulations and include implementing additional safety measures, such as additional personal protective equipment and enhanced cleaning protocols for employees continuing critical on-site work.
We believe in supporting our employees’ health and well-being. We have implemented a flexible work program that allows certain employees to work remotely as approved by their managers and is intended to help our employees maintain a reasonable professional/personal life balance as we continue to invest in and protect our strong Company culture. We also offer our employees market-competitive benefits specific to the markets in which we operate, including life and health coverage as well as mental health resources.
Social Responsibility
Cash plays a critical role in society, as consumers around the world rely on cash to purchase goods and services. Our business helps enable economic inclusion by keeping cash moving between businesses, central banks and financial institutions, so it remains accessible to the public.
We are committed to developing a diverse supplier base that ensures women-, veteran- and minority-owned businesses and small businesses can participate in driving value creation for Brink’s. In 2021, we launched a U.S. supplier diversity program to ensure that qualified businesses are included in our vendor evaluation and selection process.
We also have adopted a Brink’s Supplier Code of Conduct to support our goal to maintain stable long-term relationships with suppliers that align with our values. We have a long-standing commitment to operating with integrity, one of our core values, and expect the same of everyone we work with.
Ethics & Compliance
Maintaining a culture of compliance that promotes the highest standards of ethics is critical to our success and we believe it provides us a competitive advantage. Integrity is at the core of our approach, and we have laid a foundation for robust ethical standards and adherence to all applicable laws. We believe that we cannot be successful if we fail to live the value of integrity on a daily basis. Our Ethics & Compliance Group is dedicated to helping our leaders foster a culture of integrity across the entire Brink’s organization, including by managing regulatory risk and helping advance the Company’s strategic goals in accordance with our Code of Ethics and applicable law.
Our Code of Ethics sets forth expectations of our directors and employees with respect to integrity, conflicts of interest, compliance with laws and transparency. The Company also has mandatory employee training courses designed to educate

7

and reinforce our Code of Ethics and compliance policies on topics like insider trading, Foreign Corrupt Practices Act, anti-money laundering and others. The Code of Ethics requires employees to report violations. We maintain multiple reporting alternatives, including a telephone hotline and an online portal through which employees may report anonymously violations of the Code of Ethics and raise workplace concerns of any kind.
See “Corporate Governance Highlights” on page 3 of the Proxy Summary for more information on our other sound corporate governance practices.
Board Nominee Composition
The nominees to the Board bring a balance of relevant skills to the boardroom as well as an effective mix of diverse backgrounds and experiences. The following figures depict the composition of our nominees:
Board Nominee Skills
PREREQUISITE CRITERIA FOR BOARD MEMBERSHIP
Following are certain criteria for Board membership, as set forth in our Corporate Governance Guidelines, which include, but are not limited to:
■ business and industry experience, ■ areas of expertise, ■ diversity/inclusion,	■ international background, ■ the number of other directorships held, ■ leadership capabilities and ■ personal factors, such as gender, ethnicity, race and age.

8	2023 Proxy Statement

AREAS OF EXPERIENCE THAT ARE CURRENTLY MOST RELEVANT TO OUR BUSINESS

Finance, Accounting & Finance Reporting Experience in oversight and management of corporate finance function.	Risk Management & Internal Controls Experience ensuring that a company’s operations are effective and a company’s financial information is reliable.	Global Business Operations Experience in a global business environment.

Business Strategy & Mergers and Acquisitions Experience implementing a company’s goals and initiatives for growth organically and through strategic mergers and acquisitions.	Sales and Marketing & Customer Relations Experience managing a corporate marketing or sales function.	Financial Services Industry Experience in the economic services provided by the financial services industry.

Logistics Services Industry Experience in the end-to-end processing and management of resources.	Digital Innovation, FinTech & Cybersecurity Experience using technology to develop new and modify existing business models, applications and products.	Regulatory Matters & Government Relations Experience in governmental and regulatory affairs.

Human Capital Management Experience with executive compensation and human capital risk management.	Legal and Compliance & Corporate Governance Experience in legal compliance, governance principles and administration.	Supply Chain and Procurement Experience providing product to a customer.

Leadership and Management Experience Experience in a business management leadership position such as CEO, COO, EVP or SVP.	Entrepreneurial Experience Experience in a particular industry, and the ability to create new business opportunities based on this experience and knowledge.	ESG Experience Experience in current ESG affairs and management of corporate social responsibilities.

9

With respect to business and other experience, the Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) considers, on an ongoing basis, those skills and experiences that are important to the Company’s current and future business needs. Below is a summary of areas of experience the Board has determined are currently most relevant to our business and corresponding representation:
	Kathie J. Andrade	Paul G. Boynton	Ian D. Clough	Susan E. Docherty	Mark Eubanks	Michael J. Herling	A. Louis Parker	Timothy J. Tynan	Keith R. Wyche
Finance, Accounting & Finance Reporting
Risk Management & Internal Controls
Global Business Operations
Business Strategy & Mergers and Acquisitions
Sales and Marketing & Customer Relations
Financial Services Industry
Logistics Services Industry
Digital Innovation, FinTech & Cybersecurity
Regulatory Matters & Government Relations
Human Capital Management
Legal and Compliance & Corporate Governance
Supply Chain and Procurement
Leadership and Management Experience
Entrepreneurial Experience
ESG Experience

10	2023 Proxy Statement

2022 “Say on Pay” Results and Shareholder Engagement

At the 2022 Annual Meeting of Shareholders, over 97% of votes cast approved the “Say on Pay” proposal regarding the compensation awarded to NEOs. The Compensation Committee and the Board take into account the results of the “Say on Pay” vote as they consider the design of the executive compensation program and policies. There were no changes made to the Company’s executive compensation program in direct response to the 2022 “Say on Pay” voting results.
The Board and management believe that shareholder engagement is a vital component of our governance practices. We regularly engage with our shareholders in furtherance of our commitment to an appropriate executive compensation program design and strong governance practices. Members of management and the Board continue to engage in outreach to the Company’s shareholders to discuss a variety of matters, including Company performance and strategy, corporate governance, executive compensation policies and practices and sustainability, and have been responsive to the feedback provided by our shareholders. We look forward to ongoing dialogue and collaboration with our shareholders.

Executive Compensation Highlights
Our executive compensation program is structured to link compensation to Company and individual performance over the short- and long-term and to align the interests of executives and shareholders. Brink’s executives receive a base salary and performance-based compensation, which represents approximately 68% of target total direct compensation (“TDC”) (annualized) for Mr. Eubanks (who became CEO in May 2022), and approximately 60% of target TDC (on average) for the other NEOs who were serving as executive officers as of December 31, 2022.
Compensation Elements
The following table provides a summary of the TDC elements of our executive compensation program:
PAY ELEMENT	HIGHLIGHTS
Base Salary (Fixed)
■
Base salary is fixed cash compensation that provides pay at a level consistent with competitive market practices based on an executive’s role, responsibilities, skills, experience and performance.

■
Base salary provides fixed compensation necessary to attract and retain executives.

Annual Incentive (Performance-Based and At-Risk)
■
The annual cash incentive opportunity under our Brink’s Incentive Plan (“BIP”) is a cash award based on Company financial performance, individual performance and, for certain executives, performance of operating companies within their scope of responsibility.

■
Annually, the Compensation Committee sets a rigorous, pre-established target level of performance for one or more metrics aligned to our financial goals for the year, which we believe are key drivers of shareholder value.

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PAY ELEMENT	HIGHLIGHTS
Long-Term Incentive (“LTI”) (Performance-Based and At-Risk)
■
Our annual equity award opportunity is designed to ensure a significant portion of NEO compensation is tied to our long-term Company financial performance and increases in shareholder value over a long-term performance period, primarily earnings before interest, depreciation and amortization (“EBITDA”) and total shareholder return (“TSR”).

■
The Compensation Committee annually determines the types and mix of LTI awards to be made to NEOs and makes appropriate changes based upon an analysis of external market data, consistent with our pay for performance philosophy and strong emphasis on creating shareholder value and attracting and retaining talent.

■
In 2022, awards were granted as a mix of Internal Metric (“IM”) performance stock units (“PSUs”), Relative TSR PSUs and restricted stock units (“RSUs”). IM PSUs are paid out in shares of Common Stock at the end of a performance period, typically three years, based on achievement of a pre-established performance goal or goals, and subject to a three-year vesting requirement. TSR PSUs are paid out in shares of Common Stock at the end of a three-year performance period, based on the Company’s TSR relative to that of companies included in a pre-established comparator group. No options have been awarded since 2020.

The chart below reflects the 2022 target pay mix for Mr. Eubanks (annualized) and other NEOs who were serving as executive officers as of December 31, 2022 (on average):
2022 Compensation Setting Process
Our executive compensation program includes performance-based compensation in the form of annual incentives under the BIP, paid in cash, and LTI, generally payable in shares of Common Stock. Performance-based incentives in our compensation program are designed to drive strategic and financial priorities and shareholder returns.
Annual Incentives
As the Compensation Committee was finalizing 2022 target compensation decisions in February 2022, the pandemic (including the impact of the Omicron variant) continued to cause disruption in customer volumes and increased costs to provide services, all of which impacted revenue. Although the impact of the Omicron variant subsided during the first quarter of 2022, its impact in the beginning part of the quarter was more significant than had been expected. As a result, the Compensation Committee determined in February to continue using operating profit and operating profit margin as the annual incentive compensation metrics to focus on profitability as a return to historical revenue volumes remained uncertain.

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Additionally, in response to shareholder feedback, the Compensation Committee also determined that ESG initiatives would be considered in assessing individual performance for certain executive officers.
LTI Awards
Beginning in 2022, in response to shareholder feedback, the Compensation Committee aligned the LTI mix for all NEOs to include IM PSUs, TSR PSUs and RSUs. For 2022, the LTI mix was 50% IM PSUs, 25% TSR PSUs and 25% RSUs. No options were granted in 2022.
For the IM PSUs, in 2022, the Compensation Committee set a three-year total non-GAAP adjusted EBITDA performance target. The Compensation Committee returned to a three-year performance period in 2022, which historically has been the performance period used by the Compensation Committee, after using a two-year performance period with a one-year vesting tail in 2021 due to the difficulty in establishing long-term financial targets in light of the uncertainty caused by the pandemic.
For Relative TSR PSUs, the Compensation Committee adjusted the peer group in 2021 to align it with the Company’s core business and future strategy. The TSR peer group includes the Company’s peer group as well as the peers of our direct peers, each with foreign revenues of greater than 25% of total (“peers of benchmarking peers”). In 2022, we used the same peer group, modified only to incorporate changes to the peers of benchmarking peers. See Appendix B for a list of these peers of benchmarking peers.
No off-cycle grants (i.e., grants other than annual or sign-on LTI awards) were made in 2022 to NEOs.
A comprehensive review of the 2022 compensation program, its elements, objectives and rationale is included in the “Compensation Discussion and Analysis,” beginning on page 30.

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Corporate Governance
Board Leadership Structure
The Board does not have a policy on whether the roles of the CEO and Chairman should be separate. The Board regularly evaluates relevant factors to determine the best leadership structure for the Company’s operating and governance environment at the time. At this time, the roles of CEO and Chairman are separate. We believe that, generally, separating the Chairman and CEO roles is a strong governance practice and contributes to the Board’s independence from management, while allowing the CEO to focus primarily on Brink’s business, strategy and operations.
Pursuant to the Company’s Amended and Restated Bylaws (the “Bylaws”), if the Chairman of the Board is not independent, the independent directors will elect an independent Lead Director to facilitate communication with the CEO, information flow and communications among non-management directors and provide feedback to the CEO on behalf of the non-management directors regarding business issues and Board management. In May 2022, Mr. Pertz transitioned from the Company’s President and CEO to Executive Chairman of the Board. Mr. Pertz is expected to remain Executive Chairman until the Annual Meeting, at which time he will retire from the Board. His primary responsibilities as Executive Chairman include facilitating the CEO transition and supporting our strategic initiatives. We believe that the Company and our shareholders have benefited from Mr. Pertz’s tenure as Executive Chairman with his deep knowledge of the Company and its business. Because Mr. Pertz is not an independent director, the independent directors appointed Mr. Herling as the Company’s Lead Director in May 2022. Mr. Herling is empowered with and exercises robust, well-defined duties. As the Company’s Lead Director, Mr. Herling, among other things, assists Mr. Pertz with Board-related matters, acts, as necessary, together with Mr. Pertz, as a representative of the Board with management and serves as the primary non-management contact with the public, including shareholders. Mr. Herling works with Messrs. Pertz and Eubanks to develop meeting agendas for the Board and create alignment among the Board and management to support the Company’s strategy. Mr. Herling also presides at all executive sessions and other meetings of independent directors and has the power to call meetings of independent directors, as needed.
Upon Mr. Pertz’s retirement from the Board at the Annual Meeting, the Company will return to a non-executive Chairman leadership structure and Mr. Herling will resume his role as non-executive Chairman of the Board, subject to re-election at the Annual Meeting, with the following responsibilities:
■
preside over meetings of the Board and shareholders;

■
call meetings and executive sessions of the Board;

■
develop the meeting agendas and ensure critical issues are addressed;

■
facilitate communication between and among directors and management and ensure the quality, quantity and timing of information from management;

■
have a lead role in the evaluation of the CEO;

■
serve as the representative of the Board with management and the public and interact with shareholders on behalf of the Board at the Board’s discretion;

■
facilitate communication between the Board and shareholders, at the Board’s discretion;

■
promote effective communications on developments occurring between Board meetings; and

■
perform such other duties assigned from time to time by the Board.

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Role of the Board of Directors
Overview
The Board is responsible for advancing the interests of the Company’s shareholders by providing advice and oversight of the strategic and operational direction of the Company, overseeing the governance of the Company and the Company’s executive management, including the CEO, and reviewing the Company’s business initiatives, capital projects and budget matters. To do this effectively, the Company has established clear and specific Corporate Governance Guidelines for the Board that, along with Board committee charters, our Bylaws and our Code of Ethics, provide the framework for the governance of the Company.
Cybersecurity Risk Oversight
Cybersecurity risk oversight is a top priority for the Board. The Company has adopted physical, technological and administrative cybersecurity controls and has a defined procedure for incident detection, containment, response and remediation. The full Board is regularly briefed by management, with the support of the Company's Chief Information Security Officer, on the Company's risk management framework and on the Company's completed, ongoing and planned actions relating to cybersecurity risks.
Board’s Role in Risk Oversight
Management is responsible for managing the day-to-day risks confronting our businesses, and our Board has responsibility for overseeing the Company’s ERM program. Under the ERM program, senior leaders from across the Company’s global footprint annually rank risks according to likelihood, significance and velocity to identify and prioritize the most significant risks facing the Company. A small group of executives then assigns a senior executive for each identified risk area, who works with relevant leaders to ensure that mitigation plans are developed, progress against those plans is monitored, and that we maintain and measure against a set of key risk indicators for each of the most significant risks.
Our Board as a whole oversees risks related to the Company and business strategies and operations, exercising this responsibility by considering the risks related to its decisions. Each year, our Board receives reports on the ERM process and the risks facing our businesses and the Company as a whole; these risks may include financial risks, geopolitical risks, legal and regulatory risks, competitive risks, compliance risks, ESG risks, information technology risks and other risks related to the ways in which we do business.
Our Board has delegated elements of its risk oversight responsibility to its committees to better coordinate with management to serve the long-term interests of all our stakeholders. Our Board receives reports from the committee chairs regarding topics discussed at committee meetings, including the areas of risk they primarily oversee. For example, the Audit and Ethics Committee (the “Audit Committee”) is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to identify, monitor and mitigate such exposures, including the Company’s risk assessment and risk management policies. As part of its regular reporting process, management reports and reviews with the Audit Committee the Company’s material financial risks, proposed risk factors and other public disclosures, mitigation strategies and the Company’s internal controls over financial reporting. The Audit Committee also engages in periodic discussions with the Chief Financial Officer, the Controller, the Vice President of Internal Audit, the General Counsel and other members of management regarding risks.

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BOARD OF DIRECTORS

Oversees overall risks, with emphasis on strategic risks

Audit Committee

Oversees the Company's major financial risk exposures, risks related to ethics and compliance matters and information technology risks, and steps management has taken to monitor and control such exposures

Corporate Governance Committee

Considers risks related to the governance structure of the Company, including Board composition and independence

Compensation Committee

Considers risks related to the Company's executive compensation programs and has oversight responsibility for the Company's review of compensation policies and procedures to determine whether they present significant risks

Finance Committee

Reviews risks related to strategic transactions and oversees risks related to the Company's credit facilities, rating agency interactions, defined benefit pension plans, insurance policies and foreign exchange

MANAGEMENT

Identifies, assesses and manages day-to-day risk

Board’s Role in Management Succession Planning
The Board regularly engages in succession planning for the CEO role. Members of the Board (with input from the Corporate Governance Committee) annually review and discuss an evaluation of potential CEO successors. The Board ensures that meeting agendas for the Board and its committees provide directors with exposure to and opportunities to assess potential successors. The Board annually reviews the emergency succession plan for the CEO.
Board’s Role in ESG Matters
Corporate responsibility and sustainability are important priorities for the Board and the Company. We have a strong commitment to being an ethical and responsible company acting with integrity and respect for each other, our communities and the environment, which starts with the tone set by the Board. The Board has primary responsibility for oversight of ESG matters, including initiatives and programs related to sustainability, corporate culture and human capital management (with input from the Compensation Committee). We believe that maintaining Board-level responsibility to evaluate and oversee material ESG-related risks and opportunities is a core component of long-term value creation for our shareholder strategy.
Board’s Role in Compensation Risk
The Board delegates to the Compensation Committee responsibility for oversight of management’s compensation risk assessment. The Compensation Committee oversees all Company compensation policies and procedures (including those of our subsidiaries) and the incentives that they create to assess risk. At the Compensation Committee’s direction, the Company’s Human Resources Department, in partnership with the Internal Audit Department, conducted a risk assessment of the 2022 compensation programs. Management concluded that the compensation policies and practices of the Company do not create risks that are reasonably likely to have a material adverse effect on the Company. Management presented the results of its assessment to the Compensation Committee.

16	2023 Proxy Statement

The Compensation Committee reviewed management’s assessment, including with its independent compensation consultant, and continues to believe that the executive compensation program appropriately balances risk and reward in relation to the Company’s overall business strategy and that it does not encourage employees to take excessive risks that are reasonably likely to have a material adverse effect on the Company.
The Compensation Committee relies on the Pay for Performance Compensation Philosophy and Governance Practices to mitigate compensation-related risks and to align compensation with market practices and shareholder interests. See “Pay for Performance Compensation Philosophy” and “Compensation Governance Practices” in the “Compensation Discussion and Analysis,” beginning on page 35 for details. The Compensation Committee will continue to consider compensation risk implications, as appropriate, in designing any new executive compensation components.
Board Independence
For a director to be deemed “independent,” the Board must affirmatively determine, in accordance with the listing standards of the New York Stock Exchange (the “NYSE”), that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In making this determination, the Board has adopted the following categorical standards as part of its Corporate Governance Guidelines:
1
A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, an executive officer of the Company, is not independent. Employment as an interim Chairman, CEO or other executive officer will not disqualify a director from being considered independent following such employment.

2
A director who has received or who has an immediate family member serving as an executive officer who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service), is not independent. Compensation received by a director for former service as an interim Chairman, CEO or other executive officer will not count toward the $120,000 limitation.

3
(A) A director who is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) a director who was or whose immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time, in any such instance ((A) — (D)) is not independent.

4
A director who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee, is not independent.

5
A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent.

The Board has affirmatively determined that each current director nominee (other than Mr. Eubanks) is, and each director who served during 2022 (other than Messrs. Pertz and Eubanks) was, independent under the listing standards of the NYSE and the categorical standards described above. The Board has determined that the members of the Audit Committee and the Compensation Committee meet the heightened independence requirements for service on the Audit Committee and Compensation Committee set forth in the respective committees’ charters. In addition, the Board has determined that

17

the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).
Executive Sessions
The non-management members of the Board meet regularly without management present. The Lead Director currently presides over each meeting of the independent Board members. Upon Mr. Pertz’s retirement from the Board at the Annual Meeting, the Company will return to a non-executive Chairman leadership structure and Mr. Herling will resume his role as non-executive Chairman of the Board, subject to re-election at the Annual Meeting, and continue to preside over executive sessions.
Meeting Attendance
The Board met five times in 2022. During 2022, all incumbent directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served.
Directors are expected to attend the Annual Meeting of Shareholders. Per our Corporate Governance Guidelines, any director who is unable to attend or unable to meet with shareholders in attendance must submit an explanation to the Chairman of the Board (or Lead Director, when we have one). All of the directors then in office attended the 2022 Annual Meeting of Shareholders.
Committees of the Board
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance and Business Development Committee (the “Finance Committee”).
Each committee has a separate chair and each of the committees is, and during 2022 was, composed solely of independent directors. The charters for each of the committees describe the specific authority and responsibilities of each committee and are available on our website at www.brinks.com. The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they currently serve, are identified below:
AUDIT COMMITTEE			MEETINGS IN 2022: 7

Kathie J. Andrade • O	Ian D. Clough ☐ • O	A. Louis Parker • O	Keith R. Wyche O
The Audit Committee oversees management’s conduct of the Company’s financial reporting process and the integrity of its financial statements, including the Company’s accounting, internal controls and internal audit function, and receives regular reports on the Company’s cybersecurity posture and efforts. The Audit Committee also evaluates the qualifications and performance of the Company’s independent auditors, assesses the independence of the Company’s independent auditors and oversees the annual independent audit of the Company’s financial statements and the Company’s legal and regulatory compliance, as well as ethics programs.
☐ = Committee Chair • = Audit Committee Financial Expert as that term is defined by the rules promulgated by the SEC O = Financially Literate under NYSE standards

18	2023 Proxy Statement

COMPENSATION COMMITTEE		MEETINGS IN 2022: 5

Paul G. Boynton	Susan E. Docherty ☐	Michael J. Herling	Timothy J. Tynan
The Compensation Committee is responsible for overseeing the policies and programs relating to the compensation of our CEO, and other senior executives, including policies governing salaries, incentive compensation and terms and conditions of employment. For a further discussion of the Compensation Committee, see “Compensation Discussion and Analysis,” beginning on page 30.
☐ = Committee Chair
CORPORATE GOVERNANCE COMMITTEE		MEETINGS IN 2022: 4

Kathie J. Andrade ☐	Michael J. Herling	A. Louis Parker	Keith R. Wyche
The Corporate Governance Committee is responsible for identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending to the Board director nominees. The Corporate Governance Committee also oversees the corporate governance of the Company, including recommending to the Board the Corporate Governance Guidelines, and the annual evaluation of the Board’s performance. In addition, the Corporate Governance Committee recommends to the Board any changes in non-employee director compensation.
☐ = Committee Chair

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FINANCE COMMITTEE		MEETINGS IN 2022: 5

Paul G. Boynton ☐	Ian D. Clough	Susan E. Docherty	Timothy J. Tynan
The Finance Committee monitors the Company’s strategic direction, including its acquisition strategy, recommends to the Board dividend and other actions and policies regarding the financial affairs of the Company, and oversees and monitors the funding of the Company’s Frozen Pension Plan, and the performance of the Company’s management Oversight Committee, the named fiduciary under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is responsible for the administration of the Company’s ERISA plans.
☐ = Committee Chair
Director Nominating Process
1
Succession Planning
The Corporate Governance Committee regularly engages in succession planning for the Board. In accordance with the Corporate Governance Guidelines and the Corporate Governance Committee charter, the Corporate Governance Committee periodically assesses whether any vacancies on the Board are expected due to retirement or other factors and considers possible director candidates. The Corporate Governance Committee has used professional search firms to identify candidates based upon the director membership criteria described in the Corporate Governance Guidelines.

2
Identification of Qualified and Diverse Candidates
The Corporate Governance Committee’s charter provides that the Corporate Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations to the Corporate Governance Committee through the method described under “Communications with Non-Management Members of the Board of Directors.” In accordance with the Company’s Bylaws, any shareholder of record entitled to vote for the election of directors at a meeting of shareholders may nominate persons for election to the Board, if the shareholder complies with the notice procedures set forth in the Bylaws and summarized in the section of this Proxy Statement entitled “Shareholder Reference Information — Shareholder Proposals and Director Nominations” on page 95. The Company did not receive any notice of a director candidate recommended by a shareholder or group of shareholders owning more than 5% of the Company’s voting common stock for at least one year as of the date of recommendation on or prior to November 23, 2022, the date that was 120 days before the anniversary date of the release of the prior year’s proxy statement to shareholders.
The Corporate Governance Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Guidelines. The Corporate Governance Committee evaluates any candidate’s qualifications to serve as a member of the Board based on a variety of professional experiences, including those related to business, industry, areas of expertise, diversity and inclusion, community or civic affairs, international background, the number of other directorships held (including for both for-profit andnon-profit organizations) and leadership capabilities, and personal factors such as gender, ethnicity, race, age, along

20	2023 Proxy Statement

with any other skills or experience which would be of assistance to management in operating the Company’s business. Under the Corporate Governance Guidelines, the pool of director candidates must include women and racially/ethnically diverse candidates.

When considering a director standing for election as a nominee, including re-election, in addition to the attributes described above, the Corporate Governance Committee considers that individual’s past contribution, if for re-election, and future commitment to the Company. The Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes.

3
Selection of Candidates
After evaluating any potential director nominees, including those recommended by shareholders, the Corporate Governance Committee makes a recommendation to the full Board, and the Board determines the nominees. The evaluation process of prospective director nominees is the same for all nominees, regardless of the source from which the nominee was first identified.

4
Election of Directors
After the Board determines the nominees for election, the director nominees are each presented to shareholders for election to a one-year term to the Board. Generally, directors will be elected by a majority of the votes cast. In the event of a contested election, where the number of candidates exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast.
The Company’s Corporate Governance Guidelines provide that any nominee for director in an uncontested election who receives a greater number of shareholder votes “against” his or her election than votes “for” his or her election must promptly tender his or her resignation to the Board. The Corporate Governance Committee will then evaluate the best interests of the Company and its shareholders and will recommend to the Board whether to accept or reject the tendered resignation. Following the Board’s determination, the Company will disclose the Board’s decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation.

We believe that our director nominating process results in an experienced, diverse and independent Board.
Resignation and Retirement
Under the Company’s Corporate Governance Guidelines, a non-employee director who retires or whose job responsibilities change materially from those in effect at the time the director was last elected to the Board must submit his or her resignation from the Board to the Corporate Governance Committee. The Corporate Governance Committee will then review the continued appropriateness of Board membership under these changed circumstances, accept or decline the resignation and report to the Board its determination.
In March 2023, the Board updated its mandatory retirement policy to state that a director who is 75 or older at the expiration of his or her current term may not be nominated to a new term. There are no exceptions or waivers to this policy.

21

Outside Directorships and Committee Assignments
The Governance Committee considers each director’s ability to dedicate sufficient time, energy and attention to the fulfillment of their duties when it nominates directors each year and when identifying leadership positions on our Board and on the Board’s committees. In March 2023, we revised our Corporate Governance Guidelines to reflect new overboarding requirements informed by evolving investor preferences and policies on director time commitments. Our revised Corporate Governance Guidelines state that directors may not serve on more than two other public company boards, including the Brink’s Board and that the CEO, or any other Company executive officer, serving as a member of the Board may not be a member of the board of directors of more than one other public company.
In order to maintain an appropriate balance of director talent on the Board and to avoid potential conflicts and significant competing time commitments, the Company’s Corporate Governance Guidelines provide that the Company’s existing directors may not accept a seat on any additional public or privately-held company board or accept committee assignments on other boards without first notifying the Chair of the Corporate Governance Committee. The Corporate Governance Committee will then review the proposed directorship or committee assignment and has the final discretion as to whether to approve or disapprove such directorship or committee assignment.
Board Evaluations
The Board recognizes that a constructive evaluation process is an essential corporate governance tool to measure and continue to improve Board effectiveness.
The Board annually assesses the effectiveness of its performance and the performance of its committees. In accordance with its charter, the Corporate Governance Committee oversees an annual Board and committee evaluation process, designed to assess the effectiveness of its performance and committees. During 2022, the Board made a commitment to completing individual director self-assessments annually. The evaluation process also includes periodic evaluations by a third-party facilitator. The results of these evaluations help inform whether the Board is equipped to provide comprehensive and effective oversight.
The Corporate Governance Committee reports its findings and conclusions to the Board, identifying any areas for improvement, and overseeing follow up when needed, including any need for Board refreshment to ensure the Board as a whole and individual Board members are able to support and oversee the strategic objectives of the Company, as they change over time.
Policy and Process for Approval of Related Person Transactions
The Board and the Company are committed to maintaining the highest legal and ethical conduct and recognize that related person transactions can present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than the best interests of the Company and its shareholders. Nevertheless, the Company recognizes that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Therefore, the Board maintains a written Related Person Transactions Policy (the “RPT Policy”) for the review and approval or ratification of related person transactions with definitions and disclosure requirements that align with Item 404 of Regulation S-K promulgated under the Exchange Act.
Under the RPT Policy, subject to certain pre-approved exceptions, any transaction or relationship that involves a director, director nominee, executive officer, greater than 5% shareholder or any of their immediate family members that constitutes a “related person transaction” requires prompt full disclosure to and review by the Company’s General Counsel of all facts and circumstances concerning the transaction and relationship. Unless the transaction is (i) determined by the General Counsel to not involve a direct or indirect material interest of a related person or (ii) subject to one of the pre-approved exemptions, the Audit Committee will review the transaction and approve or disapprove it. The Audit Committee will only approve or ratify a related person transaction if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its shareholders. For this purpose, a “related person transaction” is any transaction, arrangement or relationship in which (1) the Company was, is or will be a participant; (2) the aggregate amount involved will or may be expected to exceed $120,000; and (3) a related person has or will have a direct or indirect material interest.

22	2023 Proxy Statement

During 2022, there were no related person transactions identified under the relevant standards, and there are none proposed currently.
Communications with Non-Management Members of the Board of Directors
The Company’s Corporate Governance Guidelines set forth a process by which shareholders and other interested third parties can send communications to the non-management members of the Board. When interested third parties have concerns, they may make them known to the non-management directors by communicating via written correspondence sent by U.S. mail to the “Chairman of the Board” (or “Lead Director,” when we have one) at the Company’s Richmond, Virginia address. All such correspondence is provided to the Chairman of the Board (or Lead Director, when we have one) at, or prior to, the next executive session held at a regular Board meeting.
Political Contributions
In general, it is not the Company’s practice to make financial or in-kind political contributions with corporate assets, even when permitted by applicable law. The Company complies with all applicable state and federal laws related to the disclosure of lobbying activities.
The Company administers, under federal and state election laws, The Brink’s Company Political Action Committee, which is a non-partisan political action committee comprised of the Company’s managerial and professional U.S. employees who voluntarily pool their financial resources to support the Company’s efforts to promote the business interests of the Company through the legislative process.

23

Proposal No. 1 — ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NINE NOMINEES NAMED IN THIS PROXY STATEMENT FOR ELECTION AS DIRECTORS.
In accordance with the Company’s Amended and Restated Articles of Incorporation and Bylaws, directors are nominated for election (or re-election) to one-year terms. Each of the Company’s current directors is serving a term that expires in May 2023. Douglas A. Pertz will retire from the Board, effective as of the Annual Meeting. Mr. Pertz has served as a director since 2016 and as CEO from 2016 to 2022. Since May 2022, Mr. Pertz has served as the Company’s Executive Chairman. The Board greatly appreciates Mr. Pertz’s leadership, deep commitment and significant contributions to the Board and to the Company’s tremendous growth and progress during his years at the Company.
The Board elected Mr. Wyche as a director, effective December 7, 2022. Mr. Wyche was initially recommended to the Corporate Governance Committee by a member of the Corporate Governance Committee.
The Corporate Governance Committee has recommended, and the Board has approved, Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Eubanks, Herling, Parker, Tynan and Wyche each as a nominee for election to a one-year term expiring in 2024. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Unless otherwise specified, all proxies will be voted in favor of Mmes. Andrade and Docherty and Messrs. Boynton, Clough, Eubanks, Herling, Parker, Tynan and Wyche for election as directors of the Company. The Board has no reason to believe that any of the nominees is not available or will not serve if elected. If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.
For each director nominee the following section includes information concerning the nominee’s age, principal occupation, employment (including other positions with the Company), directorships during the past five years, and the year in which he or she first became a director of the Company. Also included is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee should serve as a director, in light of the Company’s business and structure.
Board Nominee Composition
The nominees to the Board bring a balance of relevant skills to the boardroom as well as an effective mix of diverse backgrounds and experiences. The following figures depict the composition of our nominees:

24	2023 Proxy Statement

Nominees for Election as Directors for a One-Year Term Expiring in 2024
Age: 62 Audit Committee Corporate Governance Committee (Chair) Director since: 2019	KATHIE J. ANDRADE
Ms. Andrade is the former Chief Executive Officer of TIAA Retail Financial Services and Chairman of TIAA Federal Savings Bank, a leading provider of financial services in the academic, research, medical, cultural and governmental fields, where she served from 2016 to 2018. Ms. Andrade joined TIAA in 2008 serving as Chief Operating Officer of Individual Advisory Services. From 2011 to 2016, she served as both President of TIAA Services Broker-Deal and Head of Individual Advisory Services. Between 1986 and 2008, she held a number of senior management positions at Bank of America, including Chief Operating Officer for the alternative investments group and Chief Operating and Technology Officer for the wealth management group. Ms. Andrade currently serves on the Board of Directors of Grange Insurance, where she is also a member of the Strategy and Finance, and Human Capital and Governance Committees, Lincoln Investment Company, both privately owned companies and the Advisory Board for Roger Williams University. Ms. Andrade previously served on the Board of Directors of Waddell & Reed Financial, Inc. (NYSE:WDR) from 2019 to 2021. She is an experienced leader who brings a deep understanding of the financial services industry and technological innovation to the Board.
Age: 58 Compensation Committee Finance Committee (Chair) Director since: 2010	PAUL G. BOYNTON
Mr. Boynton is the former Executive Advisor to Rayonier Advanced Materials Inc. (NYSE:RYAM) (“Rayonier”), a global producer of high-value cellulose fibers, packaging materials and forest products, serving in that position from June to December 2022. Prior to that, he served as President and Chief Executive Officer from 2014 to 2021, Chairman from 2014 to 2020 and Vice Chair from January to May of 2022. Mr. Boynton previously served as President and Chief Executive Officer of Rayonier Inc. from January 2012 through June 2014 and additionally served as Chairman from May 2012 through June 2014. Prior to this time, he served as President and Chief Operating Officer from 2010 to 2011; Executive Vice President, Forest Resources and Real Estate from 2009 to 2010; and Senior Vice President, Performance Fibers and Wood Products from 2008 to 2009. Mr. Boynton previously served as a member of the Board of Governors and its Executive Committee of the National Council for Air and Stream Improvement and a member of the Board of Directors of the National Association of Manufacturers. He also served as a member of the Board of Directors of the Federal Reserve Bank of Atlanta’s Jacksonville Branch from 2017 to 2022. Mr. Boynton brings his executive-level international business operations experience through his work for Rayonier Advanced Materials Inc. and Rayonier Inc., as well as experience in strategic business development, risk management and sales and marketing to the Board.
Age: 56 Audit Committee (Chair) Finance Committee Director since: 2016	IAN D. CLOUGH
Mr. Clough is the Executive Vice President, Global Pricing for DHL Express, a company that provides global contract logistics solutions. He has served in the position since April 2022. Prior to that, he served as Managing Director, Network, Logistics and Transport at DHL Supply Chain from June 2018 to April 2022. From May 2016 to June 2018, he was an independent management consultant. Mr. Clough served as Managing Director of International Europe of TNT Express N.V. (a Netherlands-based international courier delivery services company) from April 2014 to May 2016 and also served as a member of the company’s Management Board during that time. Previously, he served as Chief Executive Officer of DHL Express (USA), part of the Deutsche Post DHL Group from 2009 to 2014. Mr. Clough has experience in general management as well as in leading business turnarounds. He also brings to the Board deep transportation and logistics industry insight and knowledge as well as experience in leading international businesses.

25

Age: 60 Compensation Committee (Chair) Finance Committee Director since: 2014	SUSAN E. DOCHERTY
Ms. Docherty is the Chief Executive Officer of ElectraMeccanica Vehicles Corporation (Nasdaq:SOLO), a company that designs and manufactures micromobility electric vehicles, a position that she has held since December 2022. Prior to that, she served as the Chief Executive Officer of Canyon Ranch, a company that promotes healthy living and holistic wellness retreats, with destination resorts and real estate throughout the United States, from May 2015 to August 2019. Ms. Docherty served as GM Vice President with operating responsibility as President and Managing Director for Chevrolet and Cadillac Europe (based in Zurich, Switzerland), General Motors Company, an automobile manufacturing company, from December 2011 through September 2013. Prior to this time, Ms. Docherty served as Vice President of International Operations Sales, Marketing and Aftersales from 2010 to 2011 in Shanghai, China; and Vice President U.S. Sales, Service and Marketing from 2009 to 2010. Ms. Docherty currently serves on the Board of Directors of J&J Ventures Gaming LLC, a private entertainment and amusement company, a position that she has held since September 2021. Ms. Docherty served on the Board of Mister Car Wash, Inc. (NYSE:MCW) from June 2021 to January 2023. Ms. Docherty has over three decades of extensive executive-level experience in international business operations, and significant experience in consumer sales and marketing, which the Board believes is valuable insight and perspective for the Board.
Age: 50 Director since: 2022	MARK EUBANKS
Mr. Eubanks has served as President and CEO and a director of the Company since May 2022. Prior to that, he served as the Company’s Executive Vice President and Chief Operating Officer (“COO”) from September 2021 to May 2022. Before joining the Company, Mr. Eubanks served as President, Europe, Middle East and Africa for Otis Worldwide Corporation (NYSE:OTIS) from April 2019 to September 2020. Prior to that, he served as Group President, Electrical Products, for Eaton Corporation plc, a global power management company, from 2015 to 2019. Mr. Eubanks brings his significant operational experience at large, complex international businesses to the Board.
Age: 65 Compensation Committee Corporate Governance Committee Director since: 2009 Lead Director	MICHAEL J. HERLING
Mr. Herling is the Board’s independent Lead Director. Prior to that, Mr. Herling served as the Chairman of the Board from 2016 to 2022 and will return to the role of Chairman as of the Annual Meeting, subject to re-election at the Annual Meeting. Mr. Herling is a founding partner of Finn Dixon & Herling LLP (a law firm that provides corporate, transactional, securities, investment management, lending, tax, executive compensation and benefits and litigation counsel). He has held that position since 1987. He currently serves as the Chair of the Board of Trustees of Colgate University. The Board benefits from Mr. Herling’s entrepreneurial experience as a founding partner of Finn Dixon & Herling and his extensive legal experience representing corporate and institutional clients and their boards of directors with a focus on strategic initiatives and complex transactions such as mergers and acquisitions, securities offerings and financings. Through his varied Board experience, Mr. Herling brings his experience and knowledge in corporate governance and compliance, risk oversight, audit, management and executive compensation matters to the Board.

26	2023 Proxy Statement

Age: 68 Audit Committee Corporate Governance Committee Director since: 2021	A. LOUIS PARKER
Mr. Parker is the Co-Founder and Emeritus Board Member of Visible Men Academy, a transformational public, tuition-free K-5 charter school for at-risk boys, which he co-founded in 2012. He served as CEO of Visible Men Academy until January 2023. Before that, Mr. Parker served as the Executive Vice President and Chief Financial Officer of Visible Men Academy from 2012 to April 2021. From 1996 to 2009, Mr. Parker held the Chief Executive Officer role in multiple business lines within GE Capital, the financial services division of General Electric Company, and GE. He was named a General Electric Vice President in 2001 and, a Top 30 Executive and a member of the Corporate Executive Council in 2005. Since 2005, he has served on the Board of Directors of A Better Chance, whose mission is to increase the number of young people of color prepared to assume leadership positions in our society. Throughout his executive career, including work at IBM, Morgan Stanley, ADP and GE, he served in various industries, including insurance, financial services, electronic security and manufacturing. Mr. Parker brings valuable international business operations experience to the Board and a deep understanding of human capital management, diversity, equity and inclusion, Lean/Six Sigma, acquisition integrations, technology, business turnarounds, risk management, finance and homeland security.
Age: 63 Compensation Committee Finance Committee Director since: 2021	TIMOTHY J. TYNAN
Mr. Tynan is the CEO at Chargeback Gurus, provider of chargeback prevention and recovery services for e-commerce payments, a position he has held since October 2022. Prior to that he served as the CEO of Banc of America Merchant Services LLC, one of the largest payments processing organizations in the U.S., where he served from May 2014 until February 2021. Previously, Mr. Tynan held several leadership roles from 2001 through 2014 at Citigroup, including in Tokyo, Japan, where he served as the managing director and regional head of the transaction services division from 2012 to 2014. He was also an executive officer and member of the management committee of Citibank Japan Ltd. Mr. Tynan began his career with the IBM Corporation and held various executive leadership roles in sales & marketing, product development, service, and client relationship management. Mr. Tynan currently serves on the Boards of Directors of Chargeback Gurus and CU Engage d/b/a engage fi (provider of consulting services to credit unions and community banks), which are both privately owned companies of Falfurrias Capital Partners, where Mr. Tynan is an advisor. Mr. Tynan brings to the Board valuable banking, FinTech and digital payments experience, particularly in the areas of merchant acquisition, business integration and technology, as well as general management experience including in the areas of financial reporting, procurement, HR operations and compliance.
Age: 63 Audit Committee Corporate Governance Committee Director since: 2022	KEITH R. WYCHE
Keith R. Wyche is the Vice President, Community Engagement and Support at Walmart, Inc. (NYSE:WMT) and has served in this role since 2020. Prior to this role, Mr. Wyche served as Vice President, Operations at Walmart from 2017 until 2020. Prior to Walmart, Mr. Wyche held leadership roles in operations at Pitney Bowes from 2003 to 2009 and Convergys (now a part of Concentrix) from 2000 to 2003, and served as president at two of SuperValu’s grocery chains, Cub Foods and Acme Markets, from 2009 to 2013. Mr. Wyche served on the board of directors at the non-profit Skills for Chicagoland’s Future from December 2020 to December 2022. Previously, he served as board director at WMS Industries (NYSE:WMS) from 2011 to 2013, now a wholly owned subsidiary of Scientific Games Corporation (NASDAQ: SGMS). Mr. Wyche is an experienced leader who brings a deep understanding of the retail industry, talent management and diversity, equity and inclusion to the Board.

27

Proposal No. 2 — Advisory Resolution to Approve Named Executive Officer Compensation
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION.
The Company is seeking shareholder approval of an advisory resolution to approve the compensation of the NEOs as disclosed in this Proxy Statement.
The Board unanimously recommends a vote “FOR” approval of an advisory resolution on NEO compensation as disclosed in this Proxy Statement. The 2022 compensation awarded to the NEOs is consistent with our pay for performance compensation philosophy described in detail in the “Compensation Discussion and Analysis” beginning on page 30 of this Proxy Statement as well as the Company’s results for the year. We maintain a compensation philosophy to pay for performance and align pay with shareholder value creation. The Board continues to believe that our compensation program is driving the right behaviors for our executives, which, in turn, benefits our shareholders.
The Company holds this non-binding advisory vote annually, and we anticipate that the next non-binding advisory vote will occur at the 2024 Annual Meeting of Shareholders.
Under the SEC rules, your vote is advisory and will not be binding upon the Company or the Board. However, the Compensation Committee values the opinions of our shareholders and will review and consider the voting results when considering future executive compensation arrangements.
In accordance with Section 14A of the Exchange Act rules, shareholders are asked to approve the following advisory resolution:
“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, the other related tables and the accompanying narrative on pages 30 through 73.”

28	2023 Proxy Statement

Proposal No. 3 — Advisory Resolution to Approve the Frequency (every one, two or three years) of the Advisory Vote to Approve Named Executive Officer Compensation
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR A ONE YEAR FREQUENCY FOR THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.
Under the federal securities laws, every six years, we must provide shareholders an opportunity to vote, on a non-binding and advisory basis, on the frequency (every one, two or three years) of the advisory vote to approve NEO compensation (such as the one described in Proposal No. 2). In 2017, Brink’s shareholders voted for a one-year frequency. The Board believes, at this time, that a one-year frequency remains appropriate for the Company. The Board believes that an annual vote on NEO compensation provides shareholders with the opportunity to provide regular direct input to the Board and its Compensation Committee about the Company’s executive compensation program. The Board will continue to evaluate the appropriate frequency for the shareholder executive compensation vote. Please note that shareholders are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. Instead, each proxy card provides four choices: a one-, two- or three-year frequency or shareholders may abstain from voting on the proposal. The shareholder vote on this proposal will not be binding on the Company or the Board; however, the Board values the feedback from our shareholders and will consider the outcome of the vote when making future decisions on the frequency of the shareholder executive compensation vote. We expect that the next shareholder vote on the frequency of the advisory vote to approve NEO compensation will occur at the 2029 Annual Meeting of Shareholders.

29

Compensation Discussion and
Analysis

Compensation Philosophy and Governance Practices	35
Pay for Performance Compensation Philosophy	35
Compensation Governance Practices	36
Executive Compensation Program Components for 2022	37
Primary Components	37
Secondary Components	38
Process for Setting Executive Compensation	38
Compensation Committee Review Process	38
Role of the Chief Executive Officer	38
Role of the Compensation Consultant	39
Compensation Consultant Independence	39
Factors Considered in Making Compensation Decisions	39
Performance	39
Market Competitiveness	39
Balanced Compensation Mix	41
2022 Compensation Decisions by Component	41
Base Salary	41
Annual Cash Incentive Awards — Brink’s Incentive Plan	41
Long-Term Incentive Compensation	45

30	2023 Proxy Statement

Executive Summary
This Compensation Discussion and Analysis and the executive compensation tables that follow describe the compensation of the Company’s NEOs:
Our Named Executive Officers

Douglas A. Pertz Executive Chairman	Mark Eubanks President and Chief Executive Officer	Kurt B. McMaken Executive Vice President and Chief Financial Officer

Michael F. Beech Executive Vice President and President, Latin America and Global Security*	Daniel J. Castillo Executive Vice President and President, North America	Rohan Pal Former Executive Vice President, Chief Information Officer and Chief Digital Officer	Ronald J. Domanico Former Executive Vice President and Chief Financial Officer; current President, Brink’s Capital and Sustainability

*
Mr. Beech is expected to retire from the Company on March 31, 2023.

31

2022 in Review
In 2022, we delivered $4.5 billion of revenue, $171 million GAAP of net income, $788 million of non-GAAP adjusted EBITDA, $361 million of GAAP operating profit (8.0% margin) and $550 million of non-GAAP operating profit (12.1% margin).* The non-GAAP operating profit margin of 12.1%* is our highest operating profit margin in recent history representing a 90 basis point increase from 2021 results. GAAP EPS grew to $3.63 per share and non-GAAP EPS grew to $5.99 per share and free cash flow before dividends was $203 million.* Revenue growth included 25% organic growth in digital retail solutions and 50% organic growth in ATM managed services, which are key strategic focus areas for the Company. Our operating profit growth included improved cost productivity, strong pricing discipline in an inflationary environment, growth in high-margin services and the early benefits of our late 2022 restructuring efforts.
Key 2022 Financial Performance Metrics
2022 ADJUSTED EBITDA* (NON-GAAP) $788M +15% ($683M in 2021)	2022 OPERATING PROFIT* (NON-GAAP) $550M +17% ($471M in 2021)	2022 OPERATING PROFIT MARGIN* (NON-GAAP) 12.1% +90 bps (11.2% in 2021)	PERCENTILE RANK OF OUR CUMULATIVE TSR ENDED DECEMBER 31, 2022 VS. the TSR of the S&P MidCap 400 with Foreign Revenues >50%** 8th PERCENTILE (21st in 2021)

*
These non-GAAP financial measures, some of which served as metrics in our short- and long-term incentive program in 2022, are not presented in accordance with GAAP. See Appendix A of this Proxy Statement and pages 33 to 35 of the 2022 10-K for a reconciliation of non-GAAP operating profit, operating profit margin and EPS to the most directly comparable GAAP financial measures. See Appendix A of this Proxy Statement for a reconciliation of non-GAAP adjusted EBITDA and free cash flows before dividends to the most directly comparable GAAP financial measures. There is no difference between GAAP and non-GAAP revenues.

**
See Appendix B for a list of these peers.

Pay Aligned with Performance: 2022 Annual and Long-Term Incentive Payouts
At the core of our executive compensation program is the link between compensation and Company and individual performance over both the short- and long-term. We do this through incentive compensation that aligns the interests of executives and shareholders, including by setting rigorous goals tied to performance metrics that are intended to drive our business forward.
Annual incentive program payout determinations under the BIP for 2022 for the NEOs reflect the Company’s performance against the specific, pre-established financial goals of 2022 non-GAAP operating profit (75%) and non-GAAP operating profit margin (25%). The NEOs received 2022 BIP payouts ranging from approximately 128.5% to 157% of their respective targets. In determining NEO payouts under the BIP, the Compensation Committee exercised downward discretion to reduce the corporate performance factor used to calculate individual payouts under the BIP in light of actions taken as a result of current and projected challenges in the macroeconomic environment, which affected 2022 results.

32	2023 Proxy Statement

The annual incentive payouts reflect:
■
actual non-GAAP operating profit of $550 million, adjusted to $561 million (in accordance with pre-approved adjustments, determined by the Compensation Committee at the time the target goals were set), which was above the target range of non-GAAP operating profit performance of $515-545 million**;

■
actual non-GAAP operating profit margin of 12.2% (reflecting the same pre-approved adjustments to non-GAAP operating profit discussed above), which was above the target range of non-GAAP operating profit margin performance of 11.5- 12.0%** approved by the Compensation Committee;

■
the application of downward discretion as described above;

■
performance of the operating companies within an NEO’s area of responsibility (where applicable); and

■
individual performance factors, including ESG initiatives for certain executive officers, Company values and success factors.

There were no payouts for Relative TSR PSUs for the 2020-2022 performance period because TSR performance was below the 25th percentile threshold level of performance established by the Compensation Committee in 2020.
Payouts to our NEOs for IM PSUs for the 2020-2022 performance period reflect performance above the target level of non-GAAP operating profit established by the Compensation Committee and resulted in payment to each NEO of 150% of any target IM PSUs awarded in 2020. See pages 48 to 49 for a description of LTI payouts.
In 2023, the Compensation Committee certified the level of payouts for the 2021-2023 IM PSU awards, for the performance period from 2021 to 2022, which reflected performance above the maximum level of non-GAAP operating profit established by the Compensation Committee and will result in a payment to each NEO of 200% of the target IM PSUs awarded in 2021. These awards remain subject to an additional one-year vesting and will vest in February 2024.
In 2019, certain of the Company’s NEOs were granted stock options that vested in February 2022. These stock options expire six years after the grant date.
Executive Compensation Program Changes in 2022
In response to the shareholder feedback received in 2021, the Compensation Committee made several changes to the executive compensation program in 2022. The Committee returned to the core performance-based annual LTI program in 2022 with a single, three-year IM PSU performance period after using a two-year performance period with a one-year vesting tail in 2021 due to the uncertainty of the pandemic. The Committee also changed the LTI mix for 2022, aligning 50% IM PSUs, 25% Relative TSR PSUs and 25% RSUs for both the CEO and other NEOs. Beginning with the 2022 Relative TSR PSUs, the Committee also capped payouts at 100% of target if absolute TSR is negative. Finally, the Committee added an ESG component to the individual performance portion of the BIP for certain executive officers for 2022.
CEO Transition in 2022
On March 17, 2022, the Board approved several leadership changes, consistent with a previously disclosed succession plan. These leadership changes were effective immediately following the 2022 Annual Meeting of Shareholders, when Mr. Eubanks became President and CEO of the Company and Mr. Pertz transitioned from President and CEO to Executive Chairman. The Compensation Committee considered the expected CEO transition when setting 2022 compensation for both Messrs. Pertz and Eubanks in early 2022.
For 2022, for the portion of the year that Mr. Pertz was in the CEO role, his annualized base salary and target annual incentive in 2022 were unchanged from 2021 and his annualized LTI grant was reduced by approximately 40%, reducing his annualized target TDC to $7.85 million, which was within range of market median and is approximately 30% lower than his 2021 target TDC. Additionally, all elements of his compensation were prorated for his partial year of service in the CEO

**
Non-GAAP financial measures, some of which served as metrics in our short- and long-term incentive program in 2022, are not presented in accordance with GAAP. See Appendix A of this proxy statement and pages 33-35 of the 2022 10-K for a reconciliation of non-GAAP operating profit and operating profit margin to the most directly comparable GAAP financial measures.

33

role. For the portion of the year after Mr. Pertz transitioned to the Executive Chairman role, his compensation was reduced by an additional 40%, resulting in an annualized target TDC of $4.5 million, which was prorated for his time in the Executive Chairman role during 2022.
For the portion of 2022 that Mr. Eubanks was in the Executive Vice President and COO role, prior to being appointed President and CEO, his TDC in 2022 did not change from 2021. For the portion of 2022 after he was appointed to the CEO role, his annualized target TDC was set at $6.25 million, which is between the market 25th percentile and median. For 2022, annualized target TDC for Mr. Eubanks (as CEO) was approximately half of the 2021 target TDC for Mr. Pertz.
Other NEO Transitions in 2022
On June 1, 2022, Mr. Castillo joined the Company as Executive Vice President and President, North America. In connection with Mr. Castillo’s appointment, the Compensation Committee approved a sign-on RSU award of $450,000 and a sign-on IM PSU award of $450,000, which was intended to recognize equity that was forfeited by Mr. Castillo with his former employer. The RSUs will vest in three equal installments on the first, second and third anniversaries of the grant date. The terms and conditions of the IM PSUs are the same as the IM PSUs granted to all other NEOs in February 2022. The Compensation Committee also approved a sign-on bonus of $500,000, which was intended to recognize repayment obligations of Mr. Castillo to his former employer and must be repaid in full in the event that Mr. Castillo voluntarily leaves the Company within three years of his start date.
On August 24, 2022, Mr. Domanico stepped down as the Company’s Executive Vice President and Chief Financial Officer and Mr. McMaken became Executive Vice President and Chief Financial Officer. While Mr. Domanico is no longer an executive officer of the Company, he has remained employed by the Company to assist with the transition of the Chief Financial Officer role and continues to serve as President of Brink’s Capital, LLC and lead the Company’s Sustainability Program.
In connection with Mr. McMaken’s appointment, the Compensation Committee approved a sign-on RSU award of $780,000 and a sign-on IM PSU award of $520,000, which was intended to recognize equity that was forfeited by Mr. McMaken with his former employer. The RSUs will vest in two equal installments on the first and second anniversaries, beginning in September 2023. The terms and conditions of the IM PSUs are the same as the IM PSUs granted to all other NEOs in February 2022. The Compensation Committee also approved a sign-on bonus of $500,000, which was intended to recognize equity compensation Mr. McMaken forfeited from his former employer and must be repaid in full in the event that he leaves the Company within 12 months of his start date.
2022 “Say on Pay” Results and Shareholder Engagement

At the 2022 Annual Meeting of Shareholders, over 97% of votes cast approved the “Say on Pay” proposal regarding the compensation awarded to NEOs. The Compensation Committee and the Board take into account the results of the “Say on Pay” vote as they consider the design of the executive compensation program and policies. There were no changes made to the Company’s executive compensation program in direct response to the 2022 “Say on Pay” voting results.
The Board and management believe that shareholder engagement is a vital component of our governance practices. We regularly engage with our shareholders in furtherance of our commitment to an appropriate executive compensation program design and strong governance practices. Members of management and the Board continue to engage in outreach to the Company’s shareholders to discuss a variety of matters, including Company performance and strategy, corporate governance, executive compensation policies and practices and sustainability, and have been responsive to the feedback provided by our shareholders. We look forward to ongoing dialogue and collaboration with our shareholders.

34	2023 Proxy Statement

Compensation Philosophy and Governance Practices
Pay for Performance Compensation Philosophy
The Company maintains a Pay for Performance Compensation Philosophy and an executive compensation program that is designed to:

35

Compensation Governance Practices
WHAT WE DO	WHAT WE DON’T DO
■
Pay for performance — the majority of the compensation for our NEOs is in the form of variable, at-risk pay linked to the long-term financial and strategic goals of the Company

■
Shareholder alignment — our compensation program is designed to be aligned with the Company’s long-term interests and those of our shareholders with performance-based LTI subject to rigorous performance targets, including relative total shareholder return

■
Balanced pay mix — compensation consists of fixed and variable pay, short-term and long-term pay, and includes both cash and equity

■
Pay caps — incentives have pre-established threshold, target and maximum levels, and Relative TSR PSUs are capped at 100% of target if absolute TSR during the performance period is negative

■
Balanced annual incentives — the Compensation Committee may use downward discretion to adjust BIP payouts to reflect the Company’s annual performance

■
Robust stock ownership guidelines — the CEO (and the Executive Chairman when we have one) must hold Company stock equal to six times base salary and other NEOs must hold Company stock equal to three times base salary

■
Recoupment Policy — performance-based cash and equity incentives are subject to clawback in the event of a financial restatement

■
Restrictive Covenants — LTI awards to NEOs are subject to non-competition and non-solicitation provisions

■
Balanced change in control benefits — both equity awards and our Change in Control Plan require a termination of employment following a change in control for accelerated vesting and payment of benefits

■
Independent compensation consultant — the Compensation Committee retains an independent consulting firm that provides no other services to the Company

■
Annual market review of executive compensation

■
Annual risk assessment of incentive compensation program

■
Regular review of overhang levels and burn rates

■
No tax gross-ups (except for certain relocation expenses pursuant to our executive relocation policy)

■
No excessive perquisites — perquisites generally limited to relocation and executive health benefits

■
No hedging or pledging of Company securities by directors and executive officers

■
No repricing or exchanging of underwater stock options

36	2023 Proxy Statement

Executive Compensation Program Components for 2022
Primary Components
NEO compensation awarded in 2022 consisted of the following primary components.
		Compensation Element	How Payout Is Determined	Performance Measures	Purpose
SHORT-TERM	PAID IN CASH	Salary (fixed)	■ Compensation Committee judgment, informed by evaluation of market data	N/A	■ Provides compensation at a level consistent with competitive practices ■ Reflects role, responsibilities, skills, experience and performance
		Annual Incentive (variable)	■ Compensation Committee review of performance against pre-established financial goals and individual performance, with discretion to reduce payout amounts	■ 2022 Non-GAAP Operating Profit (75%) ■ 2022 Non-GAAP Operating Profit Margin (25%) ■ Individual performance ■ Region operating performance, as applicable	■ Motivates and rewards executives for achievement of annual goals ■ Aligns management and shareholder interests by linking pay and performance
LONG-TERM	PAID IN STOCK	LTI: PSUs (variable)	■ Formulaic, with Compensation Committee review of performance against pre-established goals measured over a performance period	■ 3-year Non-GAAP Adjusted EBITDA ■ 3-year Relative TSR ■ Stock price performance	■ Motivates and rewards executives for achievement of long-term goals intended to increase shareholder value ■ Enhances retention of key executives who drive sustained performance
		LTI: RSUs (variable)	■ RSUs vest in generally three, equal annual installments and the value of units depends on stock price at time of vesting	■ Stock price performance
■
Motivates and rewards executives for achievement of long-term goals intended to increase shareholder value

■
Enhances retention of key executives who drive sustained performance

■
Aligns management and shareholder interests by facilitating management ownership and tying compensation to stock price performance over a sustained period

37

Secondary Components
NEOs may also receive compensation in the form of one or more of the following components:
Compensation Element	Components of Compensation	Purpose
Benefits
■
Deferred compensation program participation for U.S. executives, including NEOs

■
Company matching contributions on amounts deferred (up to 10% of salary and 10% of any annual incentive payout), the value of which is tied directly to the Company’s stock price

■
Executive salary continuation, long-term disability plan, and business accident insurance participation

■
Welfare plans and other arrangements that are available on a broad basis to employees

■
Provides for current and future needs of the executives and their families

■
Aligns management and shareholder interests by encouraging management ownership of Company stock through participation in the deferred compensation program

■
Enhances recruitment and retention

Perquisites
■
Executive physical examinations

■
Reimbursement of relocation expenses, including housing travel allowance and certain tax gross-ups

■
Limited executive and spouse travel, with related expenses

■ Provides for health and safety of executives ■ Enhances recruitment and retention
Severance Pay Plan	■ Contingent amounts payable only if employment is terminated without cause, other than by reason of incapacity, or is terminated by the executive with good reason (as defined in the plan)	■ Reflects current market practice and enhances retention
Change in Control Severance Benefits	■ Contingent amounts payable only if employment is terminated following a change in control	■ Encourages the objective evaluation and execution of potential changes to the Company’s strategy and structure
Process for Setting Executive Compensation
Compensation Committee Review Process
The Compensation Committee sets each component of target compensation for the Company’s NEOs. At least annually, the Compensation Committee undertakes a comprehensive review of competitive market data and information regarding the value of target compensation levels provided to the Company’s CEO and other senior executives, including base salary, target annual incentive and LTI awards.
The Compensation Committee reviews the CEO’s evaluation of the performance of the other NEOs, as well as his recommendations related to their compensation, when considering NEO target compensation and payout determinations.
With respect to the CEO, the Compensation Committee reviews performance relative to annual objectives and competitive market data in order to make base salary and target annual incentive and LTI determinations and to make recommendations to the Board regarding annual incentive payments. The Compensation Committee is supported in its work by the Company’s Human Resources Department and an independent executive compensation consultant as described in the following paragraphs.
Role of the Chief Executive Officer
The CEO annually reviews each NEO’s target compensation (other than his own and the Executive Chairman’s, when we have one) and recommends changes to elements of an NEO’s target total compensation, as appropriate, based on market data, performance and potential contribution to the organization. The CEO makes recommendations regarding payouts for annual incentives in accordance with Company and individual performance and, operating company performance, as applicable. The Compensation Committee considers the CEO’s recommendations in making its own determinations regarding compensation awarded to the NEOs.

38	2023 Proxy Statement

The CEO does not play any role in determining his own compensation.
Role of the Compensation Consultant
The Compensation Committee receives data, analysis and support from Frederic W. Cook & Co., Inc. (“FW Cook”), which serves as the Compensation Committee’s and the Corporate Governance Committee’s independent compensation consultant.
In 2022, FW Cook provided the following services to the Compensation Committee:
■
Reviewed the materials prepared for the Compensation Committee by management relative to the 2022 compensation program design for the NEOs;

■
Presented market data and analysis for the Compensation Committee to consider when setting target compensation for NEOs;

■
Reviewed and advised the Compensation Committee on market data and the peer group used for benchmarking executive compensation levels;

■
Supported the Committee through various compensation-related aspects of the CEO leadership transition; and

■
Reviewed the Company’s Proxy Statement disclosure, including the Compensation Discussion and Analysis and executive compensation tables, and reviewed and advised on proxy advisory firm reports.

Compensation Consultant Independence
In retaining FW Cook, the Compensation Committee considered the six factors set forth in Rule 10C-1(b)(4)(i) through (vi) of the Exchange Act. In addition, after review of information provided by each of the members of the Compensation Committee as well as information provided by FW Cook and members of the FW Cook team, the Compensation Committee determined that there are no conflicts of interest raised by the firm’s work with the Compensation Committee.
Factors Considered in Making Compensation Decisions
In determining target compensation for the NEOs in 2022, the Compensation Committee considered the following key factors:
Performance
Our executive compensation program provides the NEOs with opportunities to receive actual compensation that is greater or less than targeted compensation, depending upon the Company’s financial performance and their individual performance.
Market Competitiveness
The Compensation Committee generally aims to set NEO target compensation levels within a reasonable range of the market median. However, while market median is one data point, individual positioning may deviate above or below the median range based on individual circumstances such as the appropriate competitive posture for the NEO relative to the market data, the strength of the match between the market data and the NEO’s actual role and responsibilities, the criticality of the NEO’s role to the Company, the difficulty and cost of replacing the NEO, the NEO’s tenure in the current role, the NEO’s skill set relative to the external marketplace, “hire-away” risk, the retention value of the NEO’s outstanding equity, individual performance, need to attract externally-recruited executives and long-term potential to create value for shareholders. The Compensation Committee uses two types of market data — survey data and data from a peer group of companies (the “Proxy Peer Group”) for benchmarking executive compensation levels. Survey data is the primary reference point for all NEOs. The Proxy Peer Group data is used as an additional reference point for the CEO and CFO roles.
The Proxy Peer Group is designed to include companies of comparable size, companies with similar business characteristics (including revenue, market capitalization and business model) and companies with which Brink’s competes for executive

39

talent and investor capital. In consultation with its independent compensation consultant, the Compensation Committee annually reviews the Proxy Peer Group.
The Proxy Peer Group that was used to set 2022 compensation included 17 companies and reflects changes approved in 2020 to add peers in industries more aligned with our evolving payment solutions strategy, including ATM management and transaction processing and that balanced us near median in both revenue and market cap at the time the Proxy Peer Group was originally approved. In addition, the changes approved in 2020 added peers that reflect the addition of revenue from the acquisition of the majority of G4S cash business, which was announced in 2020 and completed in 2021.
Proxy Peer Group Companies for Benchmarking 2022 Compensation
ADT Inc.	The GEO Group	Stericycle, Inc.
Atlas Air Worldwide Holdings Inc.	Iron Mountain Incorporated	TFI International Inc.
Cardtronics plc(1)	Landstar System, Inc.	The Western Union Company
Celestica Inc.	NCR Corporation(1)	United Rentals, Inc.
Cintas Corporation	Pitney Bowes Inc.	WEX Inc.
Euronet Worldwide, Inc.	Ryder System, Inc.

(1)
Cardtronics plc was acquired by NCR Corporation in June 2021.

Aggregate positioning for the 2022 target cash compensation level (base salary and target annual incentive) approved by the Compensation Committee for the NEOs were within the median range of the December 2021 market data. Target TDC (base salary plus target annual incentive and target long-term incentive) levels approved by the Compensation Committee for the NEOs was between the 50th and 75th percentile of the market median due to certain NEOs receiving LTI targets above the median range. While the Compensation Committee considers the market median as one data point, individual positioning may be above median where the criticality of the NEO’s role to the Company, the difficulty and cost of replacing the NEO and the past and expected future contribution of the NEO to the Company warrant differentiation in pay.

40	2023 Proxy Statement

Balanced Compensation Mix
The Compensation Committee considers the competitive market, compensation mix and pay for performance philosophy when setting various components of compensation. For 2022, the Compensation Committee determined that current and short-term compensation (base salary and annual incentives) should be composed of cash and should fall within a reasonable range of market median. For 2022, the Compensation Committee determined LTI should be composed of stock-based awards that reward the achievement of Company results and increases in Company value over the long-term, and align NEOs’ interests with the economic interests of shareholders.
In 2022, performance-based compensation (which includes annual incentive targets, IM PSUs and Relative TSR PSUs), represented approximately 68% of total target compensation (annualized) for Mr. Eubanks (who became CEO in May 2022) and approximately 60% of total target compensation (on average) for the other NEOs who were serving as executive officers as of December 31, 2022, as illustrated in the following charts.

2022 Compensation Decisions by Component
Base Salary
The Compensation Committee’s decisions on base salary levels for the NEOs are primarily influenced by its review of competitive market information for comparable positions. For the NEOs other than the CEO, the Compensation Committee also considers the CEO’s recommended salary adjustments.
Merit Increases. In February 2022, the Compensation Committee approved merit increases of 3.5% for Mr. Beech, 17.0% for Mr. Pal and 3.1% for Mr. Domanico, based on performance and market data. Mr. Pal’s increase included a market adjustment.
Annual Cash Incentive Awards — Brink’s Incentive Plan
The Company’s annual cash incentives for NEOs are made under the BIP, which provides incentive compensation that is variable, contingent and directly linked to Company and country or business unit performance, as applicable and individual performance.
The Compensation Committee sets annual incentive performance metrics and goal(s) under the BIP in February of the performance year. In doing so, the Compensation Committee selects one or more metrics that it believes are aligned with the Company’s financial and strategic goals for the year and selects a target level of performance for each metric that the Compensation Committee believes represents a rigorous goal. The Compensation Committee generally considers and approves actual annual incentive payments for the prior fiscal year in February, based on the Company’s performance

41

against the pre-established BIP performance goals (as modified by pre-approved adjustments), each executive’s individual performance and for certain NEOs, the performance of the operating companies within their scope of responsibility, which is referred to as Region Operating Performance. The Compensation Committee approves annual incentive payments to all NEOs, with the exception of the CEO (and Executive Chairman, when we have one). The Board approves any annual incentive payments to the CEO (and Executive Chairman, when we have one) upon the recommendation of the Compensation Committee. In determining annual incentive payouts, the Compensation Committee and the Board consider Company financial results, the performance of the NEOs and the recommendations of the CEO (with respect to the other NEOs).
2022 Annual Incentive Goal Setting. In February 2022, when the Compensation Committee was finalizing 2022 target compensation decisions, the Covid-19 pandemic, including the impact of the Omicron variant, continued to cause disruption in customer volumes and increased costs to provide services, all of which impacted revenue. While the impact of the Omicron variant subsided as the first quarter of 2022 progressed, its impact in the beginning part of the quarter was more significant than had been expected. As a result, the Compensation Committee determined in February to continue using operating profit (75% weighting) and operating profit margin (25% weighting) as the annual incentive compensation metrics to focus on profitability as a return to historical revenue volumes remained uncertain. Additionally, in response to shareholder feedback, the Compensation Committee added ESG initiatives to the individual performance factors for certain executive officers.
The Compensation Committee determined that the performance metrics were well aligned to the Company’s 2022 priorities, including optimizing profitability, and approved the following 2022 BIP goals also shown in the graphic below:
■
non-GAAP operating profit performance goals of:

■
$470 million at threshold;

■
in the range of $515-545 million at target; and

■
$565 million at maximum; and

■
non-GAAP operating profit margin performance goals:

■
of 10.5% at threshold;

■
in the range of 11.5%-12.0% at target; and

■
13.0% at maximum.

The Compensation Committee established a range of target performance due to the uncertainty around the impact of an inflationary environment and wage pressures on revenue. Each year, in connection with the approval of the annual incentive

42	2023 Proxy Statement

performance goals at the beginning of the year, the Compensation Committee also approves specific adjustments to be made to performance results at the end of the year. In February 2022, the Compensation Committee determined that, when considering performance against the 2022 non-GAAP operating profit and operating profit margin goals, results would exclude the positive or negative impact of acquisitions and divestitures, the positive or negative impact of foreign exchange translation versus the foreign exchange rates used in the 2022 business plan, certain expenses related to non-cash long-term incentive compensation and personal protective equipment and the impact of unusual or infrequently occurring events, initiatives or transactions.
The Compensation Committee applies straight-line interpolation for determining award payouts when performance results fall between the goals on page 42.
2022 Annual Incentive Target Award Opportunities.The annual incentive target is expressed as a percentage of annual base salary and is designed to be indicative of the incentive payment that each NEO would expect to receive on the basis of strong performance by the Company against the performance goals for the BIP. The payout may range from 0% to 200% of a NEO’s annual incentive target and may not exceed 200% unless approved by the Compensation Committee in recognition of extraordinary contributions related to strategic initiatives or transactions. In February 2022, the Compensation Committee established 2022 annual incentive targets for each of the NEOs, other than Messrs. McMaken and Castillo, who joined the Company in August 2022 and June 2022, respectively. Prior to their hire dates, the Compensation Committee established annual incentive targets for Messrs. McMaken and Castillo and determined that the payouts for the 2022 performance year were not to be prorated, in order to buy out the forfeited bonus opportunity from their respective prior employers.

Named Executive Officer	2021 Annual Incentive Target	Target as a % of 2021 Salary	2022 Annual Incentive Target	Target as a % of 2022 Salary
Mr. Pertz(1)	$1,350,000	135%	$955,500	112%
Mr. Eubanks(2)	175,000	100%	920,263	110%
Mr. McMaken	—	—%	480,000	80%
Mr. Beech	423,750	75%	438,750	75%
Mr. Castillo	—	—%	496,000	80%
Mr. Pal	329,000	70%	385,000	70%
Mr. Domanico(3)	585,000	90%	603,000	90%

(1)
Mr. Pertz transitioned from President and CEO to Executive Chairman on May 6, 2022, and his 2022 target incentive represents the proration of targets established by the Compensation Committee for his service as CEO (from January 1, 2022 to May 5, 2022) and Executive Chairman (from May 6, 2022 to December 31, 2022).

(2)
Mr. Eubanks joined the Company as Executive Vice President and COO on September 7, 2021, and his 2021 target incentive was prorated for his 2021 service. Mr. Eubanks transitioned to President and CEO on May 6, 2022, and his 2022 target incentive represents the proration of targets established by the Compensation Committee for his service as COO (from January 1, 2022 to May 5, 2022) and CEO (from May 6, 2022 to December 31, 2022).

(3)
Mr. Domanico ceased to be an executive officer on August 24, 2022, but he remained an employee of the Company throughout 2022.

2022 Annual Incentive Payouts. In February 2023, the Compensation Committee (and the independent members of the Board for Messrs. Pertz and Eubanks) approved 2022 annual incentive payouts for the NEOs based upon the Company’s 2022 non-GAAP operating profit and non-GAAP operating profit margin performance against the targets established as part of the 2022 BIP (“Company Performance”) as well as each executive’s individual performance (“Individual Performance”). Individual Performance includes performance against individual goals (weighted 70%) and demonstration of Company values and certain success factors (weighted 30%) (including ESG initiatives for certain executive officers).
For Messrs. Beech and Castillo, the Compensation Committee also considered the performance of the operating companies within the scope of their respective responsibility, which is referred to as Region Operating Performance. For Mr. Beech, this included our Latin America region and for Mr. Castillo, our North America region.

43

Annual Incentive Payout Calculation for Messrs. Pertz, Eubanks, McMaken, Pal and Domanico
Annual Incentive Payout Calculation for Messrs. Beech and Castillo
The Company Performance Factor was determined by the Compensation Committee to be 157%, which reflects:
■
actual non-GAAP operating profit of $550 million, adjusted to $561 million (in accordance with pre-approved adjustments, determined by the Compensation Committee at the time the target goals were set, to remove the impact of certain foreign exchange translation, acquisitions and divestitures and certain expenses related to non-cash long-term incentive compensation and personal protective equipment), which was above the target range of non-GAAP operating profit performance of $515-545 million*;

■
actual non-GAAP operating profit margin of 12.1% which was adjusted to 12.2%, in light of the same pre-approved adjustments to non-GAAP operating profit discussed above, as well as adjustments to reported revenue of $4.5 billion to $4.6 billion to remove the impact of certain foreign exchange translation and acquisitions and divestitures, which was above the target range of non-GAAP operating profit margin performance of 11.5%-12.0% (and, for Messrs. Beech and Castillo, their respective regions’ operating performance)*; and

■
the application of downward discretion as described above.

In addition to Company performance that resulted in a Company Performance Factor of 157%, the Compensation Committee also considered Mr. Eubanks’ recommendations regarding Individual Performance of each NEO, other than Messrs. Eubanks and Pertz, as summarized in the following paragraphs.
For Mr. McMaken, the Compensation Committee considered leadership of the financial organization and actions taken to position the Company for continued growth in the face of a challenging economic environment, including leadership of the Company’s restructuring activity.
For Mr. Beech, the Compensation Committee considered his effective leadership of the Latin America segment in the face of a challenging economic environment, the global security organization, and driving continued growth in profitability across the enterprise through the execution of LEAN and operational excellence initiatives.
For Mr. Castillo, the Compensation Committee considered significantly improved financial results in the North America business and Mr. Castillo’s efforts to re-focus the organization on our customers while also driving commercial discipline.
For Mr. Pal, the Compensation Committee considered his leadership of the Company’s DRS product development as well as his continued improvement of the Company’s cybersecurity position and capabilities. Mr. Pal’s departure from the Company on January 31, 2023 was a Qualifying Termination (a termination without Cause) (as such terms are defined in the Company’s Severance Pay Plan). Pursuant to the terms of the Separation and Release Agreement between the Company and Mr. Pal entered into under the terms of the Company’s Severance Pay Plan (the “Separation Agreement”), Mr. Pal

*
Non-GAAP financial measures, some of which served as metrics in our short- and long-term incentive programs in 2022, are not presented in accordance with GAAP. See Appendix A of this proxy statement and pages 33 to 35 of the 2022 10-K for a reconciliation of non-GAAP operating profit and operating profit margin to the most directly comparable GAAP financial measures. There is no difference between GAAP and non-GAAP revenues.

44	2023 Proxy Statement

received an annual incentive payout for 2022, determined in accordance with the BIP, in a manner consistent with other participants in the BIP, with no proration, based on his service for the entirety of the performance period. For more information on the compensation Mr. Pal received under the Separation Agreement, see Terms of Separation for Mr. Pal on page 73.
For Mr. Domanico, the Compensation Committee considered his leadership of financial operations, including the refinancing of the Company’s credit facility and execution of capital allocation strategy, as well as the successful transition of financial leadership to Mr. McMaken during the second half of the year. The Committee also considered Mr. Domanico’s continued leadership of the Sustainability Program.
Mr. Pertz’s annual incentive award was approved by the Board at 157%. The Board considered Mr. Pertz’s advice and counseling on the continued development and execution of the Company’s strategy and successful transition of executive leadership to Mr. Eubanks.
Mr. Eubanks’ annual incentive award was approved by the Board at 157%. The Board considered Mr. Eubanks’ evolution of the Company’s growth strategy to focus on delivering superior customer service through DRS and AMS as well as the delivery of strong full year 2022 financial results, while successfully bringing strong talent into key leadership roles.
The following table sets forth the actual annual incentive payments for 2022 under the BIP. Annual incentive payments are also shown in the Summary Compensation Table on page 54.
Name	2022 Annual Incentive Target	2022 Actual Annual Incentive Payment	2022 Actual Annual Incentive Payment % of Target
Mr. Pertz(1)	$955,500	$1,500,135	157.0%
Mr. Eubanks(2)	920,263	1,444,813	157.0%
Mr. McMaken	480,000	753,600	157.0%
Mr. Beech	438,750	565,000	128.8%
Mr. Castillo	496,000	637,360	128.5%
Mr. Pal	385,000	604,450	157.0%
Mr. Domanico(3)	603,000	946,710	157.0%

(1)
Mr. Pertz transitioned from President and CEO to Executive Chairman on May 6, 2022, and his 2022 target incentive represents the proration of targets established by the Compensation Committee for his service as CEO (from January 1, 2022 to May 5, 2022) and Executive Chairman (from May 6, 2022 to December 31, 2022).

(2)
Mr. Eubanks transitioned to President and CEO on May 6, 2022, and his 2022 target incentive represents the proration of targets established by the Compensation Committee for his service as COO (from January 1, 2022 to May 5, 2022) and CEO (from May 6, 2022 to December 31, 2022).

(3)
Mr. Domanico ceased to be an executive officer on August 24, 2022, but he remained an employee of the Company and his 2022 target incentive was unchanged.

Long-Term Incentive Compensation
We provide LTI compensation to ensure that a significant portion of NEO compensation is tied to our long-term results and increases in shareholder value. In February 2022, the Compensation Committee approved LTI awards to NEOs that included IM PSUs, Relative TSR PSUs and RSUs. Beginning in 2022, in response to shareholder feedback, the Compensation Committee aligned the LTI mix for all NEOs to include IM PSUs, Relative TSR PSUs and RSUs. For 2022, the LTI mix was 50% IM PSUs, 25% Relative TSR PSUs and 25% RSUs. No options were granted in 2022. No off-cycle grants (i.e., grants other than annual or sign-on LTI awards) were made in 2022 to NEOs.
2022 IM PSUs. Our NEOs receive payouts from IM PSUs only to the extent we achieve performance goals determined by the Compensation Committee at the beginning of the performance period. After the conclusion of the performance period, IM PSU payouts are in shares of Common Stock and range from 0% to 200% of the target award.

45

For the 2022 IM PSUs, the Compensation Committee returned to a three-year performance period, beginning on January 1 of the first year of the performance period and ending on December 31 on the third year of the performance period, after using a two-year performance period in 2021 due to the challenges of setting long-term financial targets in light of the uncertainty caused by the pandemic. The IM PSUs awarded in 2022 are subject to three-year vesting that began on January 1, 2022 and will end on February 24, 2025.
The Compensation Committee established three-year non-GAAP adjusted EBITDA as the performance metric based on a belief that this metric incentivizes leaders to execute our organic and acquisition growth strategy, aligns to one of the most common performance metrics used for LTI plans in our Proxy Peer Group, and ensures there is variation from the metrics used in our annual incentive plan.
The Compensation Committee established threshold, target and maximum levels of three-year non-GAAP adjusted EBITDA for the IM PSUs, which correspond to payouts in shares of Common Stock at a rate of 50%, 100% and 200% of target as noted in the following table.
3-Year Cumulative Non-GAAP Adjusted EBITDA Performance Levels	Performance Share Units Earned as a Percent of Target
Below Threshold Performance	0%
Threshold Performance	50%
Target Performance	100%
Maximum Performance	200%
At the time the Compensation Committee established the target levels of performance for the IM PSUs, it believed that achievement of the threshold performance level was attainable, but not certain, that target performance would be difficult to achieve, and that the maximum level of performance was possible, but not likely to be achieved.
2022 Relative TSR PSUs. Our NEOs receive payouts from Relative TSR PSUs only to the extent Brink’s achieves performance goals determined by the Compensation Committee at the beginning of the performance period. After the conclusion of the performance period, Relative TSR PSU payouts are in shares of Common Stock and range from 0% to 200% of the target award. Relative TSR PSUs are capped at 100% of target if absolute TSR during the performance period is negative.
In February 2022, the Compensation Committee established that the payout will be determined by the percentile rank of the Company’s TSR for the performance period as compared to the TSR for the performance period of a custom comparator peer group comprised of the Proxy Peer Group and its peers of its benchmarking peers, each with foreign revenues exceeding 25% (“peers of benchmarking peers”). The Compensation Committee determined that this “peers of benchmarking peers” approach was appropriate for relative comparison purposes as the companies are aligned with both the Company’s core business and future strategy. See Appendix B for a list of these peers of benchmarking peers.
The performance period for the Relative TSR PSUs is generally three years, beginning on January 1 of the first year of the performance period and ending on December 31 of the third year of the performance period. The Relative TSR PSUs awarded in 2022 are subject to a three-year performance period that began on January 1, 2022 and will end on December 31, 2024 and a three-year vesting period that will end on the date in the first half of 2025 on which the Compensation Committee shall determine upon certification of the achievement of the performance goals for the performance period.
The Compensation Committee established threshold, target and maximum levels of Relative TSR performance, which correspond to payouts in shares of Common Stock at a rate of 25%, 100% and 200% of target as noted in the following table, with linear interpolation between performance levels.

46	2023 Proxy Statement

3-Year Relative TSR Performance Levels	Performance Share Units Earned as a Percent of Target
Below 25th Percentile Performance	0%
25th Percentile Performance	25%
Median Performance	100%
75th Percentile Performance	150%
90th Percentile Performance	200%
2022 RSUs. Each RSU is the economic equivalent of one share of Common Stock and is settled in shares of Common Stock. RSUs retain value even if the price of Common Stock decreases below the price on the date of grant as long as the NEO satisfies the vesting requirements. RSUs provide an incentive for our employees to remain with us for the long term and perform well so that their shares increase in value. The 2022 RSU awards vest in three equal annual installments.
2022 LTI Target Award Opportunities. The Compensation Committee approved annual LTI awards in February 2022. For each of the NEOs, 2022 LTI awards included equity awards under the 2017 Equity Incentive Plan composed of IM PSUs (50% of the award), Relative TSR PSUs (25% of the award) and RSUs (25% of the award). The Compensation Committee maintained its reliance on performance-based awards and increased the proportion of IM PSUs to ensure continued focus on non-GAAP adjusted EBITDA growth.
In establishing LTI compensation targets for each NEO for 2022, the Compensation Committee considered competitive market information, in the context of the overall LTI compensation philosophy, which takes into account the executive’s skills and experience, individual performance, criticality of the executive’s role and potential future contributions to the Company. The Compensation Committee approves LTI awards based on a target dollar value that is then converted into a number of Relative TSR PSUs, IM PSUs and RSUs based on the grant date fair value of each award type. The Compensation Committee believes this approach is aligned with the market-based LTI grant value determination for each position.
The following table sets forth the aggregate amount of LTI award opportunities approved by the Compensation Committee for 2022 for each of the NEOs. These awards appear in the 2022 Grants of Plan-Based Awards Table on page  57.
Name	2021 Long-Term Incentive Compensation(1)	2022 Long-Term Incentive Compensation(1)	% Change from 2021 LTI amounts
Mr. Pertz(2)	$8,909,828	$3,856,164	(56.7)%
Mr. Eubanks(3)	2,100,000	3,556,363	69.4%
Mr. McMaken	—	1,200,000	—%
Mr. Beech	850,000	1,050,000	23.5%
Mr. Castillo	—	1,100,000	—%
Mr. Pal	750,000	1,050,000	40.0%
Mr. Domanico(4)	1,500,000	2,000,000	33.3%

(1)
The value of equity awards included in total annual LTI compensation is calculated using assumptions for financial reporting purposes; therefore, the target amounts in the table above differ from the amount reported in the Summary Compensation and Grants of Plan Based Awards Tables. See Note 18 to the Company’s financial statements in its 2022 10-K. See also footnote 3 to the Summary Compensation Table on page 54.

(2)
Mr. Pertz’s 2022 LTI compensation represents an LTI award granted in February 2022, prorated for his service as CEO as well as an award granted in March 2022, prorated for his service as Executive Chairman.

(3)
Mr. Eubanks joined the Company as Executive Vice President and COO on September 7, 2021 and his 2021 LTI compensation was prorated for his 2021 service. Mr. Eubanks’ 2022 LTI compensation represents a 2022 LTI award granted in February 2022, prorated for his service as COO, as well as an award granted in March 2022, prorated for his service as CEO.

(4)
Mr. Domanico ceased to be an executive officer on August 24, 2022, but he remained an employee of the Company and his 2022 LTI award was unchanged.

2020-2022 PSU Payouts. In February 2023, the Compensation Committee certified the level of payouts for the Relative TSR PSUs and IM PSUs that were awarded in 2020. The LTI awards granted in 2020 to the NEOs, other than Mr. Pertz, were

47

comprised of Relative TSR PSUs (25%), IM PSUs (25%) RSUs (25%) and Stock Options (25%). For Mr. Pertz, LTI awards granted in 2020 were comprised of Relative TSR PSUs (20%) and IM PSUs (80%).
The Relative TSR PSU payouts were determined by Brink’s TSR (calculated based on the 20-day average closing stock prices prior to and at the end of the three-year performance period) as compared to the TSR for the performance period for companies in the S&P MidCap 400 with foreign revenues that exceeded 50% of total revenues. See Appendix B for a list of these peers. Relative TSR PSU payouts are determined by measuring the Company’s performance against threshold (25th), target (50th) and maximum (90th) relative TSR. In February 2023, the Compensation Committee certified Company performance of TSR at the 8th percentile as compared to the TSR PSU comparator peer companies, resulting in no payout.
The IM PSU payouts for the 2020-2022 performance period were determined by the Company’s performance against threshold, target and maximum levels of non-GAAP adjusted EBITDA for the performance period beginning January 1, 2020 and ending December 31, 2022. In February 2023 the Compensation Committee certified Company performance of $2.225 billion non-GAAP adjusted EBITDA which was between the target and the maximum performance goals, and resulted in a payout of 150% of target PSUs to NEOs.
The cumulative non-GAAP adjusted EBITDA performance result of $2.225 billion reflects pre-approved adjustments for the impact of foreign exchange and acquisitions and divestitures. These adjustments were designed to ensure that participants are neither helped nor hurt by changes in foreign exchange rates or the impact or timing of acquisitions or divestitures.
Despite the significant impact of the pandemic on the Company’s financial and stock price performance during the period and despite the fact that LTI performance targets were established prior to the pandemic, no adjustments or modifications were made to the 2020-2022 PSU payouts made to NEOs.

48	2023 Proxy Statement

The following tables show the Company’s performance against the PSU performance goals, resulting in no Relative TSR PSU payout and the IM PSU payout as described above:

2020-2022 Relative TSR PSU Payout Curve

% of Target Shares Earned
200%
175%
150%
125%
100%
75%
50%
25%
0%
Actual Performance
0%
25%
50%
75%
100%
Relative TSR Percentile

2020-2022 IM PSU Payout Curve

% of Target Shares Earned
200%
150%
100%
50%
0%
150%
$1.926
$2.026 (Threshold)*
$2.126 (Target)*
$2.225 (Actual Performance)**
$2.326 (Maximum)*
$2.426
3-Year Non-GAAP Adjusted EBITDA (in billions)

* The threshold, target and maximum performance targets were increased during the performance period in light of the acquisitions completed during the performance period. The methodology for making acquisition-related adjustments was approved by the Compensation Committee at the time that the initial performance targets were approved in February 2020. The impact to the performance period target related to acquisitions was $156 million.

** Reflects pre-approved adjustments, as described above.

2021-2023 IM PSU Payouts. In 2023, the Compensation Committee certified the level of payouts for the IM PSUs that were awarded in 2021. Messrs. Pertz, Eubanks, Beech and Pal each received awards of IM PSUs in 2021.
The Compensation Committee set performance goals at threshold, target and maximum levels of the Company’s non-GAAP adjusted EBITDA for the performance period beginning January 1, 2021 and ending December 31, 2022, due to challenges in forecasting results as a result of the ongoing pandemic. In February 2023, the Compensation Committee certified Company performance of $1.523 billion non-GAAP adjusted EBITDA for the 2021-2022 performance period, which was above the maximum performance goal, and will result in a payout of 200% of target shares to NEOs, subject to continued vesting requirements through February 2024.
The cumulative non-GAAP adjusted EBITDA performance result of $1.523 billion reflects pre-approved adjustments for the impact of foreign exchange and acquisitions and divestitures. These adjustments were designed to ensure that participants are neither helped nor hurt by changes in foreign exchange rates or the impact or timing of acquisitions or divestitures.
These awards remain subject to an additional one-year vesting and will vest in February 2024.
2021-2023 TSR PSUs. 2021-2023 TSR PSUs awarded in 2021 have a three-year performance period that ends on December 31, 2023. The Compensation Committee will certify results for the 2021-2023 performance period in early 2024.
Tax Deductibility. The Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent needed for the Company’s success, is consistent with our compensation philosophy, and aligns the interests of our executives to those of our shareholders even if the compensation is not necessarily tax deductible.

49

Equity Grant Practices. We do not strategically time LTI awards in coordination with the release of material non-public information and have never had a practice of doing so. It is Company policy not to engage in backdating options. In addition, we have never timed and do not plan to time the release of material non-public information for the purpose of affecting the value of executive compensation. The accounting for PSU, RSU and Option awards granted by the Company is compliant with GAAP and is disclosed in the Company’s annual and quarterly financial reports filed with the SEC. The determination of grant date fair value for equity grants is described on page 54.
“Double Trigger” Acceleration of Vesting Following Change in Control. The Compensation Committee has approved terms and conditions for the NEOs’ PSU awards that provide for double trigger vesting of awards upon a change in control — which means that the vesting of these awards will accelerate only upon certain terminations of employment following a change in control as described in the following paragraphs. However, any PSUs that are not assumed or substituted by a successor in violation of the terms of the 2017 Equity Incentive Plan will immediately vest, and be paid out at either (1) target for IM PSUs (where the change in control occurs in the first 12 months of the performance period); or (2) amounts earned for the portion of the performance period that occurs prior to the change in control for IM PSUs (where the change in control occurs after the first 12 months of the performance period) and for TSR PSUs, if in all instances the employee remains employed through the change in control.
For IM PSUs, a change in control within the first twelve months of the performance period will result in conversion of the awards to time-based RSUs at target level that vest at the end of the performance period. The RSUs resulting from the conversion of IM PSUs will still be subject to a double trigger for accelerated vesting. If a change in control occurs after the first twelve months of, but prior to the end of the performance period, the Compensation Committee will assess performance against the pre-established goals (adjusted for the reduced duration of the performance period) through the date of the change in control and the IM PSUs will be converted to time based RSUs that vest at the end of the performance period for that number of shares that would have become payable based on the goals (as adjusted) achieved through the date of the change in control. The RSUs resulting from the conversion of IM PSUs will still be subject to a double trigger for accelerated vesting. If a change in control occurs after the end of the performance period but prior to the vesting date, the award will become payable on the vesting date.
For TSR PSUs, a change in control during the performance period will result in conversion of the awards to time-based RSUs that vest at the end of the performance period for that number of shares of Brink’s Common Stock that is equal to the number of TSR PSUs that would have become payable based on the goals achieved through the date of the change in control. The RSUs resulting from the conversion of TSR PSUs will still be subject to a double trigger for accelerated vesting. If a change in control occurs after the end of the performance period but prior to the vesting date, the award will become payable on the vesting date.
For RSUs, in the event of a change in control prior to the vesting date, the RSUs will be subject to a double trigger for accelerated vesting.
Benefits
General
The types and amounts of benefits provided to the NEOs are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain talent, as well as providing long-term financial security to our employees and their families. Our primary benefits for the NEOs include participation in the plans and arrangements listed and summarized in the following paragraphs.
Deferred Compensation Program
We maintain the Key Employees’ Deferred Compensation Program (“Deferred Compensation Program”) for certain of our most highly compensated employees, including all of the NEOs. Under the Deferred Compensation Program, NEOs may defer a portion of their compensation, which is invested in mutual funds or converted to units that track Common Stock, according to the executive’s elections at the time of enrollment. Matching contributions by the Company are made in the

50	2023 Proxy Statement

form of units of Common Stock, which are subject to a five-year vesting period from the date of hire. In the event of termination of employment by the Company for cause, as defined under the Deferred Compensation Program, matching contributions are forfeited.
The Deferred Compensation Program enhances the alignment of the interests of the NEOs with those of our shareholders by providing our executive officers with a further opportunity to meet or make progress against their stock ownership guidelines. The Compensation Committee also believes that the Deferred Compensation Program furthers our retention goals because Company matching contributions are subject to a five-year vesting period that begins at the date of hire.
For more information on our Deferred Compensation Program, see the 2022 Non-qualified Deferred Compensation table beginning on page 63.
Executive Salary Continuation Plan
The Company’s executive officers, including the NEOs, participate in our Executive Salary Continuation Plan, which, in the event a participant dies while in the employment of the Company, provides that we will pay a designated beneficiary a death benefit equal to three times the participant’s annual salary. This benefit is paid out over a 10-year period following the participant’s death.
Long-Term Disability Plan
The NEOs participate along with other salaried employees in a long-term disability program. In the event that the executive is totally incapacitated, the executive would receive 50% of current annual base salary plus the average of the last three years’ annual incentive payments, with a maximum annual payment of $300,000. These payments would continue (as long as the executive is totally disabled) until the executive reaches the social security normal retirement age.
401(k) and Health and Welfare Plans
Our NEOs are also eligible to participate in our 401(k) Plan, health, dental and vision plans, and various insurance plans, including basic life insurance, and our matching charitable gifts program on the same basis as any other salaried employee.
Perquisites
For 2022, we provided our NEOs with limited perquisites, including for executive and spouse travel and related expenses, housing and travel reimbursements prior to relocation and executive physical examinations. Executives bear all tax consequences and are not grossed up (except for certain relocation expenses pursuant to the Company’s executive relocation policy).
Severance Pay Plan
The Severance Pay Plan provides severance benefits to the NEOs, whose employment is terminated by the Company without cause other than by reason of incapacity or terminated by the participant for good reason. A participant would not be entitled to severance benefits under the Severance Pay Plan if the participant was otherwise eligible for more favorable severance benefits under another arrangement (including under the Company’s Change in Control Plan, see the following section, “Change in Control Plan”) or in connection with a divestiture in which the participant is offered a comparable position.
See “Potential Payments Upon Termination or Change in Control — Severance Pay Plan,” beginning on page 66 for additional information about the Severance Pay Plan.
Change in Control Plan
Prior to 2022, we had change in control agreements with each of the NEOs, which expired in February 2022. In 2022, the Compensation Committee approved a Change in Control Plan (the “CIC Plan”), in which all NEOs are eligible to participate. The terms of the CIC Plan are consistent with the terms of the prior change in control agreements, as described below. The Compensation Committee believes that the CIC Plan serves the interests of the Company and our shareholders by ensuring that if a change in control is ever under consideration, the NEOs will be able to advise the Board whether the

51

potential change in control transaction is in the best interests of shareholders, without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change in control. The CIC Plan has a “double trigger,” which means that benefits become available to NEOs under the CIC Plan only upon a change in control followed by termination of employment under certain circumstances. The Compensation Committee believes that a double trigger appropriately protects the legitimate interests of the NEOs in employment security without unduly burdening the Company or affecting shareholder value in connection with a change in control. The Compensation Committee reviews the potential payments under the CIC Plan each year and, prior to the adoption of the CIC Plan, annually reviewed the potential payments under the change in control agreements. See “Potential Payments upon Termination or Change in Control — CIC Plan,” beginning on 70.
Compensation Recoupment Policy
Under the Company’s Compensation Recoupment Policy, in the event the Company is required to provide an accounting restatement for any of the prior three fiscal years for which audited financial statements have been completed, due to material noncompliance with any financial reporting requirement under the federal securities laws, we will recoup from the executive officers and any recipient of performance-based cash or equity compensation who was directly responsible for the restatement, any performance-based cash or equity-based incentive compensation that they would not have been entitled to receive under the restated results.
Stock Ownership Guidelines and Prohibition Against Hedging and Pledging
We maintain stock ownership guidelines for our executive officers in the following amounts:
■
CEO (and Executive Chairman, when we have one) — must hold shares of Common Stock with a value equal to six times base salary

■
All other executive officers — must hold shares of Common Stock with a value equal to three times base salary

Shares of Common Stock owned outright, deferred compensation stock-based units and vested and unvested RSUs on an after-tax basis are all eligible to be included for purposes of satisfying the guidelines.
Unearned PSUs and unexercised stock options do not count towards executive officers’ guidelines. Until an executive officer meets his or her stock ownership guideline, the executive officer must hold at least 50% of any profit shares from stock option exercises, RSU vesting, or payout of any PSUs.
We maintain a policy that prohibits directors and executive officers from engaging in any kind of hedging transaction that could reduce or limit the director’s or officer’s economic risk relative to his or her holdings, ownership or interest in Company securities. In addition, directors, executive officers and employees are prohibited from writing call or put options relative to Brink’s securities. Directors and executive officers are prohibited from pledging Company securities.
See “Stock Ownership” in this Proxy Statement, beginning on page 85, for a summary of the beneficial ownership of Common Stock as of March 1, 2023 by our directors, NEOs and all of our current directors and executive officers as a group.

52	2023 Proxy Statement

Compensation and Human Capital Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.
Susan E. Docherty, Chair Paul G. Boynton Michael J. Herling Timothy J. Tynan

53

Executive Compensation Tables
Summary Compensation Table
The following table presents information with respect to compensation of the NEOs in 2020, 2021 and 2022.
Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total(7) ($)
Douglas A. Pertz(8) Executive Chairman	2022	837,500	—	3,855,858	—	1,500,135	214,050	6,407,543
	2021	1,000,000	—	8,909,828	—	1,242,000	254,092	11,405,920
	2020	922,349	—	11,499,846	—	1,316,250	163,344	13,901,789
Mark Eubanks(9) President and Chief Executive Officer	2022	830,000	—	3,556,168	—	1,444,813	167,591	5,998,572
	2021	222,727	—	2,099,939	—	161,000	23,511	2,507,177
Kurt B. McMaken(10) Executive Vice President and Chief Financial Officer	2022	212,500	500,000	2,499,847	—	753,600	28,390	3,994,337
Michael F. Beech Executive Vice President	2022	581,667	—	1,049,914	—	565,000	101,944	2,298,525
	2021	561,667	—	849,905	—	377,138	17,868	1,806,578
	2020	520,525	—	999,801	199,994	398,531	6,627	2,125,478
Daniel J. Castillo(11) Executive Vice President	2022	361,667	500,000	1,999,828	—	637,360	130,744	3,629,599
Rohan Pal(12) Former Executive Vice President Chief Information Officer and Chief Digital Officer	2022	536,667	—	1,049,914	—	604,450	117,052	2,308,082
	2021	466,667	—	749,781	—	302,680	88,819	1,607,947
Ronald J. Domanico(13) Former Executive Vice President and Chief Financial Officer	2022	666,667	—	1,999,913	—	946,710	156,226	3,769,516
	2021	645,833	—	1,499,823	—	538,200	136,061	2,819,917
	2020	596,672	—	2,099,669	499,986	548,438	72,074	3,816,839

(1)
Represents salaries before any deferrals under the Company’s 401(k) Plan and/or Deferred Compensation Program. For a discussion of the Company’s Deferred Compensation Program and amounts deferred by the NEOs in 2022, see the 2022 Non-qualified Deferred Compensation Table, beginning on page 63.

(2)
For Mr. McMaken, represents a sign-on award in recognition of equity compensation forfeited from his former employer and must be repaid in full in the event he voluntarily leaves the Company within 12 months of his start date. For Mr. Castillo, represents a sign-on award in recognition of repayment obligations to his former employer and must be repaid in full in the event that Mr. Castillo voluntarily leaves the Company within three years of his start date.

(3)
For the TSR PSUs, the grant date fair value was computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on a Monte Carlo simulation model. For the IM PSU and RSU awards, the grant date fair value was computed in accordance with FASB ASC Topic 718 based on the stock price at the grant date and discounted because units do not receive or accrue dividends during the vesting period. The stock price at the date of grant was based on the closing price per share of Common Stock on the respective grant dates, as reported on the NYSE. The actual value a NEO may receive depends on achievement of pre-established program goals and market prices and there can be no assurance that the amounts reflected in the Stock Awards column will actually be realized. The following table sets forth the 2022 IM PSUs at the grant date fair value and at the maximum potential value at the highest level of performance for each NEO:

54	2023 Proxy Statement

Name	2022 IM PSU Grant Date Fair Value	Maximum Potential Value at Highest Level of Performance(a)
Mr. Pertz	$ 941,762	$1,883,524
Mr. Eubanks	1,778,151	3,556,302
Mr. McMaken	1,119,942	2,239,884
Mr. Beech	524,992	1,049,984
Mr. Castillo	999,935	1,999,870
Mr. Pal	524,992	1,049,984
Mr. Domanico	999,969	1,999,938

(a)
The maximum potential fair value that could be recognized for financial reporting purposes would be based on a maximum payout of 200% for performance at the highest level of adjustment of the pre-established program goals.

(4)
The grant date fair value for the Option Awards was computed in accordance with FASB ASC Topic 718. For the 2020 Option Awards, fair value was computed based on the Black-Scholes-Merton option pricing model. The stock price at the date of grant was based on the closing price per share of Common Stock on the respective grant dates, as reported on the NYSE. The actual value a NEO may receive depends on market prices. As a result, there can be no assurance that the amounts reflected in the Option Awards column will actually be realized.

(5)
Represents amounts paid under the BIP before any employee deferrals under the Company’s Deferred Compensation Program. For a discussion of the Company’s Deferred Compensation Program and amounts deferred by the NEOs in 2022, see the 2022 Non-qualified Deferred Compensation Table, beginning on page 63.

(6)
For 2022, includes items and amounts for each of the NEOs as described below:

(a)
Matching Company contributions on deferrals of compensation made in 2022 under both our 401(k) Plan and Deferred Compensation Program:

Name	Matching Contribution for Deferred Salary	401(k) Plan Matching Contribution	Matching Contribution for Deferred Annual Incentive	Supplemental Savings Plan Matching Contribution	Total(i)
Mr. Pertz	$83,750	$6,100	$124,200	$ —	$214,050
Mr. Eubanks	83,000	5,553	—	14,267	102,820
Mr. McMaken	15,000	—	—	—	15,000
Mr. Beech	58,167	6,100	—	9,750	74,017
Mr. Castillo	25,833	1,550	—	—	27,383
Mr. Pal	53,667	6,100	30,268	9,167	99,201
Mr. Domanico	66,667	6,100	53,820	11,167	137,753

(i)
Amounts may not add due to rounding.

(b)
Perquisites and personal benefits in 2022 totaling $10,000 or more received by Messrs. Eubanks, McMaken, Beech, Castillo, Pal and Domanico, which includes the value of perquisites and other personal benefits provided, including in connection with attendance at a meeting of the Board of Directors. For Mr. Pertz, the value of perquisites and other personal benefits did not equal or exceed $10,000 for 2022.

Name	Executive Physical Examinations	Relocation Expenses(i)	Housing and travel reimbursements prior to relocation	Personal and Spousal Travel, Gifts and Entertainment(ii)	Total(iii)
Mr. Eubanks	$ 3,959	$ —	$47,882	$12,930	$ 64,771
Mr. McMaken	—	—	—	13,390	13,390
Mr. Beech	11,017	—	—	16,910	27,927
Mr. Castillo	11,550	72,333	—	19,478	103,361
Mr. Pal	11,550	—	—	6,301	17,851
Mr. Domanico	2,865	—	—	15,608	18,473

(i)
Includes $10,246 for tax gross-up for Mr. Castillo’s relocation expenses, which were provided pursuant to the terms of the Company’s executive relocation policy.

55

(ii)
Certain amounts in this column were converted from euros (EUR) to U.S. dollars (USD) using applicable daily exchange rates of 1 EUR = 0.99712 USD; 1 EUR = 0.98404 USD; 1 EUR = 0.98371 USD; and 1 EUR = 0.96920 USD.

(iii)
Amounts may not add due to rounding.

(7)
Amounts may not add due to rounding.

(8)
Mr. Pertz transitioned from President and CEO to Executive Chairman on May 6, 2022, and his 2022 salary and annual incentive payout represents the proration of salary and annual incentive targets, established by the Compensation Committee for his service as CEO (from January 1, 2022 to May 5, 2022) and Executive Chairman (from May 6, 2022 to December 31, 2022), respectively.

(9)
Mr. Eubanks joined the Company as Executive Vice President and COO on September 7, 2021. He transitioned to President and CEO on May 6, 2022, and his 2022 salary and annual incentive payout represents the proration of salary and annual incentive targets, established by the Compensation Committee, for his service as COO (from January 1, 2022 to May 5, 2022) and CEO (from May 6, 2022 to December 31, 2022), respectively.

(10)
Mr. McMaken joined the Company as Executive Vice President and Chief Financial Officer on August 24, 2022. Pursuant to the terms of his offer letter, his 2022 annual incentive payout was not prorated.

(11)
Mr. Castillo joined the Company as Executive Vice President and President, North America on June 1, 2022. Pursuant to the terms of his offer letter, his 2022 annual incentive payout was not prorated.

(12)
Mr. Pal was not an NEO in 2020, and as a result, in accordance with SEC rules, we have only provided compensation information for 2021 and 2022. Mr. Pal’s departure from the Company on January 31, 2023 was a Qualifying Termination (a termination without Cause) (as such terms are defined in the Company’s Severance Pay Plan). Pursuant to the terms of his Separation Agreement, Mr. Pal received an annual incentive payout for 2022, determined in accordance with the BIP, in a manner consistent with other participants in the BIP, with no proration, based on his service for the entirety of the performance period. For more information on the compensation Mr. Pal received under the Separation Agreement, see “Terms of Separation for Mr. Pal” on page 73.

(13)
Mr. Domanico ceased serving as an executive officer on August 24, 2022. He continues to be employed by the Company as President, Brink’s Capital and Sustainability.

56	2023 Proxy Statement

2022 Grants of Plan-Based Awards Table
The following table presents information regarding grants of annual incentive awards to the NEOs during the year ended December 31, 2022, which included BIP target awards and LTI awards under the 2017 Equity Incentive Plan.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards(5) ($)
Name	Award Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas A. Pertz	BIP	3/1/2022	477,750	955,500	1,911,000
	IM PSU	3/1/2022				7,127	14,254	28,508				941,762
	TSR PSU	3/1/2022				1,333	5,332	10,664				470,816
	RSU	3/1/2022							7,044			470,844
	RSU	3/17/2022							30,031			1,972,436
Mark Eubanks	BIP	3/1/2022	460,131	920,263	1,840,525
	IM PSU	3/1/2022				7,946	15,892	31,784				1,049,984
	TSR PSU	3/1/2022				1,486	5,945	11,890				524,944
	RSU	3/1/2022							7,854			524,988
	IM PSU	3/17/2022				5,675	11,351	22,702				728,167
	TSR PSU	3/17/2022				1,132	4,528	9,056				364,051
	RSU	3/17/2022							5,608			364,035
Kurt B. McMaken	BIP	8/24/2022	240,000	480,000	960,000
	IM PSU	8/24/2022				10,239	20,478	40,956				1,119,942
	TSR PSU	8/24/2022				1,165	4,662	9,324				299,953
	RSU	8/24/2022							20,171			1,079,952
Michael F. Beech	BIP	3/1/2022	219,375	438,750	877,500
	IM PSU	3/1/2022				3,973	7,946	15,892				524,992
	TSR PSU	3/1/2022				743	2,972	5,944				262,428
	RSU	3/1/2022							3,927			262,489
Daniel J. Castillo	BIP	6/1/2022	248,000	496,000	992,000
	IM PSU	6/1/2022				8,794	17,589	35,178				999,935
	TSR PSU	6/1/2022				974	3,898	7,796				274,965
	RSU	6/1/2022							12,625			724,928
Rohan Pal(6)	BIP	3/1/2022	192,500	385,000	770,000
	IM PSU	3/1/2022				3,973	7,946	15,892				524,992
	TSR PSU	3/1/2022				743	2,972	5,944				262,428
	RSU	3/1/2022							3,927			262,489
Ronald J. Domanico	BIP	3/1/2022	301,500	603,000	1,206,000
	IM PSU	3/1/2022				7,567	15,135	30,270				999,969
	TSR PSU	3/1/2022				1,415	5,662	11,324				499,955
	RSU	3/1/2022							7,480			499,970

(1)
The annual IM PSUs, TSR PSUs and RSUs, as applicable, granted to Messrs. Pertz and Eubanks, on March 1 and March 17, 2022, and Messrs. Domanico, Beech and Pal on March 1, 2022 and the RSUs and PSUs granted to Mr. Castillo on June 1, 2022 and to Mr. McMaken on August 24, 2022 were all granted under the 2017 Equity Incentive Plan. See “Equity Award Grants” on page 59.

(2)
Amounts in this column represent annual incentive targets under the BIP for 2022 paid in 2023. Actual payouts under the BIP are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 54.

(3)
For the Relative TSR PSUs in this column, represents TSR PSUs awarded for the 2022-2024 performance measurement period. In 2025, the Compensation Committee will determine the TSR PSU payout based on the Company’s TSR compared to that of the Proxy Peer Group and the disclosed peers of the Proxy Peer Group, each with greater than 25% foreign revenues, multiplied by the number of target units.

57

The number of TSR PSUs ultimately paid can range from 0% to 200% of the TSR PSUs awarded. Pursuant to the terms of the Severance Pay Plan, Mr. Pal forfeited the 2022 TSR PSUs. There is no minimum number of shares that will be paid under these awards. Because payment will be made in shares of Common Stock, the actual value of the earned awards is based on the price of Common Stock at the time of payment.
(4)
Amounts in this column represent IM PSUs awarded for the 2022-2024 performance measurement period. In 2025, the Compensation Committee will determine the IM PSU payout, based on the Company’s performance against pre-established goals multiplied by the number of target units and the awards will be eligible to be vested at the end of the time-based vesting period upon their approval. The number of IM PSUs ultimately paid can range from 0% to 200% of the IM PSUs awarded. Pursuant to the terms of the Severance Pay Plan, Mr. Pal forfeited the 2022 IM PSUs. There is no minimum number of shares that will be paid under these awards. Because payment will be made in shares of Common Stock, the actual value of the earned awards is based on the price of Common Stock at the time of payment.

(5)
Grant date fair value for all equity awards was computed in accordance with FASB ASC Topic 718. For the TSR PSUs, the grant date fair value was computed based on a Monte Carlo simulation model. Under that model, the TSR PSU awards had a per share grant date fair value of $88.30 for the March 1, 2022 grant date. For IM PSU awards and RSU awards, the grant date fair value was based on the closing stock price at the grant date, adjusted for a discount for dividends not received or accrued during the vesting period. For the 2022 IM PSU awards, which vest at the end of a three-year service period, the grant date per share fair value was $66.07 for the March 1, 2022 grant date. For the RSU awards, which vest ratably over a three-year service period, the weighted average per share grant date fair value was $66.84 for the March 1, 2022 grant date. For the 2022 IM PSU awards granted to Mr. Eubanks, which vest at the end of a three-year service period, the grant date per share fair value was $64.15 for the March 17, 2022 grant date. Under the Monte Carlo simulation model, the TSR PSUs awarded to Mr. Eubanks on March 17, 2022 had a per share grant date fair value of $80.40. For the RSU awards granted to Mr. Eubanks, which vest ratably over a three-year service period running from the grant date, the weighted average per share grant date fair value was $64.91 for the March 17, 2022 grant date. For the 2022 IM PSU awards granted to Mr. Castillo, which vest at the end of a three-year service period, the grant date per share fair value was $56.85 for the June 1, 2022 grant date. Under the Monte Carlo simulation model, the TSR PSUs awarded to Mr. Castillo on June 1, 2022 had a per share grant date fair value of $70.54. For the RSU awards granted to Mr. Castillo, which vest ratably over a three-year service period running from the grant date, the weighted average per share grant date fair value was $57.41 for the June 1, 2022 grant date. For the 2022 IM PSU awards granted to Mr. McMaken, which vest at the end of a three-year service period, the grant date per share fair value was $54.69 for the August 24, 2022 grant date. Under the Monte Carlo simulation model, the TSR PSUs awarded to Mr. McMaken on August 24, 2022 had a per share grant date fair value of $64.34. For the sign-on RSU award granted to Mr. McMaken, which vests ratably over a two-year service period running from September 2022, the weighted average per share grant date fair value was $55.44 for the August 24, 2022 grant date. For the annual RSU award granted to Mr. McMaken, which vests ratably over a three-year service period running from the grant date, the weighted average per share grant date fair value was $55.06 for the August 24, 2022 grant date.

(6)
Mr. Pal’s departure from the Company on January 31, 2023 was a Qualifying Termination (a termination without Cause) (as such terms are defined in the Company’s Severance Pay Plan). Pursuant to the terms of the Separation Agreement and the Company’s Severance Pay Plan, the IM PSU and TSR PSU awards were forfeited and 2,618 of the 3,927 RSU awards were forfeited. Mr. Pal received an annual incentive payment under the BIP pursuant to the terms of the Separation Agreement and the Severance Pay Plan based on his service for the entirety of 2022. For more information on the compensation Mr. Pal received under the Separation Agreement, see “Terms of Separation for Mr. Pal” on page 73.

58	2023 Proxy Statement

Equity Award Grants
The 2017 Equity Incentive Plan, which was approved by our shareholders in May 2017, and amended and restated in 2019 to allow for the transfer of certain stock awards to permitted transferees for tax planning purposes, is designed to provide an additional incentive for the officers and employees who are key to the Company’s success. The Compensation Committee administers the 2017 Equity Incentive Plan, is authorized to select key employees of the Company and our subsidiaries to participate in the 2017 Equity Incentive Plan, and has the sole discretion to grant to eligible participants equity awards, including stock options, stock appreciation rights, restricted stock, performance stock, RSUs, performance stock units, other stock-based awards, cash awards or any combination thereof.
The exercise price of any stock option, the grant price of any stock appreciation right and the purchase price of any security that may be purchased under any other stock-based award may not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award. Under the 2017 Equity Incentive Plan, determinations of the fair market value of shares of Common Stock are based on the closing price on the grant date and determinations of fair market value with respect to other instruments are made in accordance with methods or procedures established by the Compensation Committee.
Equity awards granted under the 2017 Equity Incentive Plan have specific terms and conditions approved by the Compensation Committee. In general, awards are canceled following termination of employment (although vested stock options may be exercised within 90 days following termination).
In general, upon termination of employment by reason of the holder’s retirement or permanent and total disability, awards remain outstanding and continue to vest (or remain exercisable in the case of vested stock options) in accordance with their terms. In the event of the holder’s death while employed: (i) the holder’s beneficiary will be entitled to receive a pro-rata portion of the number of shares that would have been payable under performance awards notwithstanding the holder’s death, based on the number of days in the performance period that elapsed prior to termination; (ii) restrictions on RSUs lapse as of the date of the holder’s death (or if later, the one year anniversary of the RSU grant); and (iii) outstanding options become fully exercisable as of the holder’s death (or, if later, the one year anniversary of the stock option grant) and may be exercised by the holder’s beneficiary within three years following the holder’s death (but not after the expiration date of the stock option award).
For a description of the treatment of equity awards upon change in control, see page 50.
For a discussion of the principles applied in administering the 2017 Equity Incentive Plan, see “Compensation Discussion and Analysis — 2022 Compensation Decisions by Component — Long-Term Incentive Compensation,” beginning on page 45.

59

Outstanding Equity Awards at Fiscal Year-End 2022 Table
The following table presents information concerning the number and value of all unexercised stock options, RSUs and PSUs for the NEOs outstanding as of December 31, 2022.
		Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($)
Douglas A. Pertz(5)
2/17/2017	Option	215,382			52.75	2/17/2023
2/22/2018	Option	156,947			73.45	2/22/2024
2/21/2019	Option	67,129			79.26	2/21/2025
2/20/2020	IM PSU								137,746	7,398,338
2/20/2020	TSR PSU								5,022	269,732
2/24/2021	IM PSU								48,218	2,589,789
2/24/2021	TSR PSU								3,202	171,979
3/1/2022	IM PSU								7,127	382,791
3/1/2022	TSR PSU								1,333	71,595
3/1/2022	RSU						7,044	378,333
3/17/2022	RSU						30,031	1,612,965
Mark Eubanks
9/7/2021	IM PSU								7,003	376,131
9/7/2021	RSU						9,289	498,912
3/1/2022	IM PSU								7,946	426,780
3/1/2022	TSR PSU								1,486	79,813
3/1/2022	RSU						7,854	421,838
3/17/2022	IM PSU								5,675	304,804
3/17/2022	TSR PSU								1,132	60,800
3/17/2022	RSU						5,608	301,206
Kurt B. McMaken
8/24/2022	IM PSU								12,798	687,381
8/24/2022	TSR PSU								1,165	62,572
8/24/2022	RSU						20,171	1,083,384

60	2023 Proxy Statement

		Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($)
Michael F. Beech
2/17/2017	Option	11,487			52.75	2/17/2023
2/22/2018	Option	8,370			73.45	2/22/2024
2/21/2019	Option	8,391			79.26	2/21/2025
2/20/2020	Option		9,456		84.52	2/20/2026
2/20/2020	IM PSU								3,624	194,645
2/20/2020	TSR PSU								528	28,359
2/20/2020	RSU						799	42,914
2/24/2021	IM PSU								2,703	145,178
2/24/2021	TSR PSU								409	21,967
2/24/2021	RSU						2,146	115,262
3/1/2022	IM PSU								3,973	213,390
3/1/2022	TSR PSU								743	39,907
3/1/2022	RSU						3,927	210,919
Daniel J. Castillo
6/1/2022	IM PSU								8,794	472,326
6/1/2022	TSR PSU								974	52,314
6/1/2022	RSU						12,625	678,089
Rohan Pal(6)
2/21/2019	Option	6,944			79.26	2/21/2025
2/20/2020	Option		8,274		84.52	2/20/2026
2/20/2020	IM PSU								2,114	113,543
2/20/2020	TSR PSU								462	24,814
2/20/2020	RSU						699	37,543
2/24/2021	IM PSU								2,385	128,098
2/24/2021	TSR PSU								361	19,389
2/24/2021	RSU						1,893	101,673
3/1/2022	IM PSU								3,973	213,390
3/1/2022	TSR PSU								743	39,907
3/1/2022	RSU						3,927	210,919

61

		Option Awards					Stock Awards
Name	Award Type	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($)
Ronald J. Domanico(7)
2/17/2017	Option	22,974			52.75	2/17/2023
2/22/2018	Option	17,438			73.45	2/22/2024
2/21/2019	Option	14,467			79.26	2/21/2025
2/20/2020	Option		23,640		84.52	2/20/2026
2/20/2020	IM PSU								9,060	486,613
2/20/2020	TSR PSU								1,321	70,951
2/20/2020	RSU						1,998	107,313
2/24/2021	IM PSU								4,770	256,197
2/24/2021	TSR PSU								722	38,779
2/24/2021	RSU						5,252	282,085
3/1/2022	IM PSU								7,567	406,424
3/1/2022	TSR PSU								1,415	76,000
3/1/2022	RSU						7,480	401,751

(1)
In accordance with the Company’s 2013 Equity Incentive Plan and 2017 Equity Incentive Plan, the exercise prices for the Option Awards were based on the closing prices of Common Stock on the date of grant, as reported on the NYSE.

(2)
RSUs generally vest as to one third of the total number of shares covered by such award on each of the first, second and third anniversaries of the date of grant. For Mr. McMaken, his sign-on RSU award vests in two annual installments, beginning in September 2023.

(3)
Market value or payout value was based on the closing price of Common Stock on December 30, 2022, as reported on the NYSE, which was the last business day of the Company’s fiscal year.

(4)
Represents market value or payout value for IM PSU and TSR PSU awards granted in 2020 for the 2020-2022 performance period and granted in 2021 for the 2021-2023 performance period and granted in 2022 for the 2022-2024 performance period. The 2020 and 2022 awards become earned and payable on the date in the first half of the year following the conclusion of the performance period when the Compensation Committee determines that achievement of the performance goals for the applicable performance period. The 2021 award becomes earned and payable on the vesting date on February 24, 2024. The number of shares of stock shown as not yet vested are based on the threshold level of performance for each of underlying awards’ metrics or, if performance to date on the metric has exceeded the threshold level, the level of performance achieved at December 31, 2022. Accordingly, for the 2020-2022 performance period, the IM PSU awards are reported at threshold 50% of the target level of performance and the TSR PSU awards are reported at the threshold 25% level of performance. For the 2021-2023 performance period, the IM PSU awards are reported at the threshold 50% level of performance and the TSR PSU awards are reported at the threshold 25% level of performance. For the 2022-2024 performance period, the IM PSU awards are reported at the threshold 50% level of performance and the TSR PSU awards are reported at the threshold 25% level of performance.

(5)
Includes options granted in 2017, 2018 and 2019 transferred to a family limited liability company on December 10, 2019 for the benefit of Mr. Pertz’s beneficiaries.

(6)
Mr. Pal’s departure from the Company on January 31, 2023 was a Qualifying Termination (a termination without Cause) (as such terms are defined in the Company’s Severance Pay Plan). Pursuant to the terms of the Separation Agreement, certain equity awards granted to Mr. Pal that remained outstanding as of the Termination Date (as defined in the Separation Agreement) continue to vest until the first anniversary of the Termination Date. Other equity awards were forfeited, including IM PSUs granted in 2021 and 2022, TSR PSUs granted in 2021 and 2022, and RSUs not scheduled to vest in February and March 2023.

(7)
Includes options granted in 2017 transferred to a family limited partnership on September 30, 2020 for the benefit of Mr. Domanico’s beneficiaries.

62	2023 Proxy Statement

2022 Option Exercises and Stock Vested Table
The following table presents information concerning the exercise of all stock options and vesting of all stock awards for the NEOs during the year ended December 31, 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Douglas A. Pertz	125,531	12,812,000	41,145	4,165,366
Mark Eubanks	—	—	3,231	225,004
Kurt B. McMaken(1)	—	—	—	—
Michael F. Beech	—	—	6,402	679,530
Daniel J. Castillo(2)	—	—	—	—
Rohan Pal	—	—	6,122	627,955
Ronald J. Domanico	40,643	2,326,039	5,205	3,363,626

(1)
Mr. McMaken joined the Company in August 2022 and, therefore, had no stock awards vest in 2022.

(2)
Mr. Castillo joined the Company in June 2022 and, therefore, had no stock awards vest in 2022.

2022 Non-qualified Deferred Compensation Table
The following table presents information about our Deferred Compensation Program, which provides for the deferral of compensation paid to or earned by the NEOs on a basis that is not tax qualified (i.e., the Company is not entitled to take a tax deduction for the related expense until payments are actually made to the participants).
The information included in the following table reflects elective deferrals, Company matching contributions, dividends credited to the participants’ accounts during 2022, aggregate withdrawals and the aggregate balance of deferred compensation accounts at December 31, 2022. Because deferrals related to annual incentive payouts under the BIP (and related matching contributions) are credited in the year after they are earned, these amounts differ from the annual incentive payments in the Summary Compensation Table, which, for each year, reflect amounts earned in that year. Amounts in the following tables may not add due to rounding.
Name	Executive Contributions in Last Fiscal Year(1)(2)(3) ($)	Company Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(4) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(5) ($)
Douglas A. Pertz	207,950	207,950	(581,910)	—	2,819,118
Mark Eubanks	101,070	97,267	(15,844)	—	206,283
Kurt B. McMaken	15,000	15,000	(1,300)	—	28,700
Michael F. Beech	75,460	67,917	(533,132)	—	1,423,441
Daniel J. Castillo	25,833	25,833	(889)	—	50,777
Rohan Pal	99,155	93,101	(143,432)	—	877,056
Ronald J. Domanico	142,711	131,653	(245,381)	(6,358)	1,254,753

(1)
Under the Deferred Compensation Program, a participant is permitted to defer base salary, annual incentive amounts earned under the BIP and amounts in excess of 401(k) limits (as supplemental savings). The dollar value of deferred amounts is converted into notional investments in mutual funds, selected by the participant, or common stock units that represent an equivalent number of shares of Common Stock in accordance with the formulas in the Deferred Compensation Program. The following table sets forth the amount of salary and annual incentive awards deferred in 2022 under the Deferred Compensation Program by each of the NEOs:

63

Name	Salary Deferred	BIP Compensation Deferred(a)	Supplemental Savings Plan Deferred	Total(b)
Mr. Pertz	$83,750	$124,200	$ —	$207,950
Mr. Eubanks	83,000	—	18,070	101,070
Mr. McMaken	15,000	—	—	15,000
Mr. Beech	58,167	—	17,293	75,460
Mr. Castillo	25,833	—	—	25,833
Mr. Pal	53,667	30,268	15,220	99,155
Mr. Domanico	66,667	53,820	21,931	142,711

(a)
The incentive compensation deferred in 2022 was earned by each NEO for 2021 under the BIP. Amounts may not add due to rounding.

(b)
For Mr. Domanico, includes dividend equivalent rights on a vested RSU award that was deferred pursuant to the Deferred Compensation Program.

(2)
Under the Deferred Compensation Program, a participant also receives Company matching contributions with respect to deferred salary, deferred annual incentive awards and supplemental savings plan contributions. These amounts are converted into common stock units that represent an equivalent number of shares of Common Stock in accordance with the formulas in the Deferred Compensation Program. The following table sets forth the amount of Company matching contributions made in 2022 with respect to deferrals of salary and annual incentive awards under the BIP and supplemental savings plan contributions for each of the NEOs:

Name	Salary Matching Contribution	BIP Matching Contribution	Savings Plan Matching Contribution	Total(a)
Mr. Pertz	$83,750	$124,200	$ —	$207,950
Mr. Eubanks	83,000	—	14,267	97,267
Mr. McMaken	15,000	—	—	15,000
Mr. Beech	58,167	—	9,750	67,917
Mr. Castillo	25,833	—	—	25,833
Mr. Pal	53,667	30,268	9,167	93,101
Mr. Domanico	66,667	53,820	11,167	131,653

(a)
These amounts are included within “All Other Compensation” for 2022 in the Summary Compensation Table.

(3)
For Mr. Domanico, includes dividend equivalent rights on a vested RSU award that was deferred pursuant to the Deferred Compensation Program.

(4)
Under the Deferred Compensation Program, dividends paid on Common Stock for the common stock units in a participant’s account are deferred and converted into common stock units that represent an equivalent number of shares of Common Stock in accordance with the formula in the Deferred Compensation Program. The following table sets forth the aggregate amount of dividends paid on Common Stock in 2022 for the common stock units in each NEO’s account:

Name	Dividends on Brink’s Common Stock(a)
Mr. Pertz	$29,629
Mr. Eubanks	695
Mr. McMaken	17
Mr. Beech	8,040
Mr. Castillo	57
Mr. Pal	5,383
Mr. Domanico	17,589

(a)
These amounts are not included in the Summary Compensation Table, as they are not earned at a rate higher than dividends on Common Stock.

(5)
The following table sets forth the composition of the aggregate balance of deferred compensation under the Deferred Compensation Program as of December 31, 2022 for each of the NEOs. It includes (a) the aggregate contributions made by each of the NEOs, (b) the aggregate contributions made by the Company on behalf of each of the NEOs, (c) dividends paid on Common Stock for the common

64	2023 Proxy Statement

stock units in each NEO’s account and the change in market value of the common stock units based on the change in market value of Common Stock or the change in value of notional investments in mutual funds, as appropriate; and (d) aggregate distributions to participants:
Name	Years of Participation	Aggregate Executive Contributions	Aggregate Company Contributions	Dividends and Changes in Market Value	Aggregate Distributions	Aggregate Balance(a)(b)
Mr. Pertz	6	$1,574,666	$1,441,463	$(197,010)	$ —	$2,819,118
Mr. Eubanks	1	112,737	108,933	(15,387)	—	206,283
Mr. McMaken	0	15,000	15,000	(1,300)	—	28,700
Mr. Beech	9	707,358	399,840	316,242	—	1,423,441
Mr. Castillo	0	25,833	25,833	(889)	—	50,777
Mr. Pal	6	507,158	451,999	(82,101)	—	877,056
Mr. Domanico	6	792,721	708,052	(239,662)	(6,358)	1,254,753

(a)
Represents value as of December 31, 2022.

(b)
Amounts may not add due to rounding.

Key Employees’ Deferred Compensation Program
Deferrals. Our Deferred Compensation Program is an unfunded plan that provides deferred compensation for a select group of the Company’s management, including the NEOs. Under the Deferred Compensation Program, a NEO is permitted to defer receipt of:
■
up to 90% of his or her cash incentive payments awarded under the annual incentive plan;

■
up to 50% of his or her base salary; and

■
any or all amounts that are prevented from being deferred, and the related matching contribution, under our 401(k) Plan as a result of the limitations imposed by the Internal Revenue Code, as amended (the “Code”).

We provide matching contributions for deferred annual incentive amounts (100% of the first 10% deferred) and deferred salary (100% of the first 10% deferred). An executive may elect to defer additional amounts under the supplemental savings plan after he or she meets the maximum permitted under the Company’s 401(k) Plan. We provide matching contributions to supplemental savings plan contributions. For 2022, matching contributions were equal to 100% of the first 2.0% of salary and annual incentive deferrals, less amounts deferred into the Company’s 401(k) Plan.
Amounts deferred are invested in mutual funds or converted to units that track Common Stock, per the executive’s instructions at the time of annual enrollment. Matching contributions by the Company are made in the form of units of Common Stock, which are subject to a five-year vesting period from the date of the participant’s hire. The dollar values are converted in accordance with the formula in the program.
Dividends paid with respect to the common stock units in a participant’s account are converted to units that track Common Stock.
Distributions. The Deferred Compensation Program provides for the distribution of one share of Common Stock for each common stock unit in a participant’s account. Cash is paid for deferred compensation invested in mutual funds, and in lieu of the issuance of fractional shares of Common Stock.
Termination Upon Death, Retirement, Disability or Change in Control. Upon the termination of participation as a result of death, retirement, total and permanent disability or termination for any reason within three years following a change in control, lump-sum distributions for all accrued units are made under the Deferred Compensation Program six months after termination of employment. A participant may elect, however, to receive the shares in up to five equal annual installments beginning after the last day of the sixth month following the fifth anniversary of the date of termination.
Termination Other Than Upon Death, Retirement, Disability or Change in Control. In the event that a participant’s employment terminates for a reason not described above, the participant receives the contributions made by the participant, related dividends and changes in market value. The participant forfeits all common stock units attributable to matching

65

contributions and related dividends for the year in which the termination occurs and the common stock units attributable to matching contributions and related dividends that are otherwise unvested. If a participant’s employment is terminated for “cause,” the participant forfeits all common stock units attributable to matching contributions and related dividends credited to the participant’s account under the program whether or not vested. A participant’s common stock units attributable to Company matching contributions and related dividends vest based on the number of months since the executive’s original participation in the Deferred Compensation Program:
Vested Percentage
Less than 36 months	0%
At least 36 months but less than 48 months	50%
At least 48 months and less than 60 months	75%
60 months or more	100%
As of December 31, 2022, Messrs. Pertz, Beech, Domanico and Pal were fully vested. Messrs. Eubanks, McMaken and Castillo were 0% vested.
Lump-sum distributions are made at a date selected by the participant at least two years following the date of election or six months after termination of employment. A participant may elect, however, to receive the shares in up to five equal annual installments beginning on a date selected by the participant at least two years following the year of election.
Potential Payments Upon Termination or Change in Control
Each NEO may be eligible to receive benefits and payments pursuant to our Severance Pay Plan and CIC Plan in the event of termination or change in control. Benefits under the CIC Plan are triggered upon termination following change in control (“double trigger”). The tables on pages 68 and 72 show the estimated amount of incremental additional benefits and payments that would be paid to each of the NEOs if their employment terminated on December 31, 2022 to the extent those benefits and payments exceed amounts that would be due to the NEOs regardless of the reason for termination of employment, including, for each NEO, the aggregate balance of non-qualified deferred compensation which appears in the 2022 Non-qualified Deferred Compensation Table on page 63, subject to vesting of Company matching contributions as described under “Deferred Compensation Program — Distributions” on page 65.
Because the NEOs would be eligible to receive different benefits and payments depending on whether a change in control had occurred on December 31, 2022, information about the additional benefits and payments that would be paid to each NEO in connection with a termination of employment is presented in two tables: one without a change in control and one with a change in control. These tables assume a stock price of $53.71, which was the closing stock price of the Company’s Common Stock on December 30, 2022, the last business day of the fiscal year, as reported on the NYSE. Following are descriptions of the types of benefits and payments that the NEOs would be eligible to receive under various termination scenarios, key terms under the CIC Plan, and the categories of benefits and payments as reflected in the tables on pages 68 and 72.
Severance Pay Plan
Upon a qualifying termination, participants who are NEOs would be eligible to receive the following benefits:
■
a lump sum payment equal to the sum of: (a) the executive’s annual base salary through the date of termination, (b) any bonus or incentive compensation approved but not paid, and (c) any accrued vacation pay, in each case to the extent not already paid or credited as of the date of termination;

■
a lump sum payment equal to the product of (a) one (one and a half (1.5) for the CEO), multiplied by (b) the sum of annual base salary and target annual incentive opportunity;

■
a prorated bonus for the year of termination, so long as the participant was employed by the Company for at least six months of the performance year;

66	2023 Proxy Statement

■
reimbursement payments for continued medical and dental benefit coverage until the earlier of 12 months (18 months for the CEO) following the date of termination and such time as the participant becomes eligible to receive medical and dental benefits under another employer-provided plan;

■
continued vesting of equity awards granted in connection with our ordinary LTI award grant cycle until the first anniversary of the participant’s date of termination with payout at lower of target or actual performance; and

■
reasonable outplacement services during the period over which the health care benefits are provided.

In order to receive severance payments, the participant must execute a separation and release agreement that includes a release of claims in favor of the Company.
The Compensation Committee may amend or terminate the Severance Pay Plan at any time, but any action that would reduce the payments or benefits to participants, narrow the conditions for a qualifying termination, or otherwise reduce the protections provided to participants would not be effective until 12 months following approval by the Compensation Committee.
Hypothetical Post-Employment Payments and Benefits to Named Executive Officers Without a Change in Control
The following table provides information with respect to incremental additional hypothetical benefits and payments to the NEOs as of December 31, 2022 under our policies and programs, assuming their employment was terminated without a change in control.
The amounts in the table are in the following categories:
■
Prorated Annual Incentive. Represents hypothetical payment of a prorated annual incentive for the year of termination, pursuant to the terms of the Severance Pay Plan.

■
Base Salary and Annual Incentive. Represents hypothetical payment in the amount of the product of (a) one (or one and a half (1.5) for the CEO), multiplied by (b) the sum of annual base salary and target annual incentive opportunity, pursuant to the terms of the Severance Pay Plan.

■
Long-term Incentive. Includes the value at December 31, 2022 of unvested RSUs, IM PSUs, TSR PSUs and stock options that would be payable in accordance with their terms or pursuant to the Severance Pay Plan.

■
Benefit Plans. Includes benefits under the Executive Salary Continuation Plan, which is described on page 51 as well as the value of short-term disability payments.

■
Outplacement Services and Other Benefits. Includes the estimated cost of outplacement services and medical benefit coverage pursuant to the Severance Pay Plan.

67

		Termination for Cause $	Voluntary Termination $	Termination Without Cause or for Good Reason $	Retirement $	Incapacity(1) $	Death(2) $
Douglas A. Pertz	Prorated Annual Bonus	—	—	955,500	—	—	—
	Base Salary and Bonus	—	—	2,686,688	—	—	—
	Long Term Incentive(3)	—	—	8,777,643	11,878,718	14,910,648	14,159,873
	Benefit Plans	—	—	—	—	411,870	2,042,870
	Outplacement Services and Other Benefits	—	—	36,350	—	—	—
	Total	—	—	12,456,181	11,878,718	15,322,518	16,202,743
Mark Eubanks	Prorated Annual Bonus	—	—	920,263	—	—	—
	Base Salary and Bonus	—	—	2,462,448	—	—	—
	Long Term Incentive(3)	—	—	490,533	—	3,979,911	2,520,568
	Benefit Plans	—	—	—	—	409,837	2,032,785
	Outplacement Services and Other Benefits	—	—	28,165	—	—	—
	Total	—	—	3,901,409	—	4,389,748	4,553,353
Kurt B. McMaken	Prorated Annual Bonus	—	—	480,000	—	—	—
	Base Salary and Bonus	—	—	1,080,000	—	—	—
	Long Term Incentive(3)	—	—	97,537	—	2,699,035	1,273,721
	Benefit Plans	—	—	—	—	295,733	1,466,833
	Outplacement Services and Other Benefits	—	—	15,798	—	—	—
	Total	—	—	1,673,335	—	2,994,768	2,740,554
Michael F. Beech	Prorated Annual Bonus	—	—	438,750	—	—	—
	Base Salary and Bonus	—	—	1,017,917	—	—	—
	Long Term Incentive(3)	—	—	414,158	779,815	1,570,856	1,152,321
	Benefit Plans	—	—	—	—	286,697	1,422,013
	Outplacement Services and Other Benefits	—	—	24,033	—	—	—
	Total	—	—	1,894,858	779,815	1,857,553	2,574,334
Daniel J. Castillo	Prorated Annual Bonus	—	—	496,000	—	—	—
	Base Salary and Bonus	—	—	1,116,000	—	—	—
	Long Term Incentive(3)	—	—	226,065	—	1,823,293	900,855
	Benefit Plans	—	—	—	—	305,591	1,515,727
	Outplacement Services and Other Benefits	—	—	19,019	—	—	—
	Total	—	—	1,857,084	—	2,128,884	2,416,582
Rohan Pal	Prorated Annual Bonus	—	—	385,000	—	—	—
	Base Salary and Bonus	—	—	912,333	—	—	—
	Long Term Incentive(3)	—	—	371,619	—	1,476,918	1,058,382
	Benefit Plans	—	—	—	—	264,517	1,312,000
	Outplacement Services and Other Benefits	—	—	28,165	—	—	—
	Total	—	—	1,697,117	—	1,741,435	2,370,382
Ronald J. Domanico	Prorated Annual Bonus	—	—	603,000	—	—	—
	Base Salary and Bonus	—	—	1,266,667	—	—	—
	Long Term Incentive(3)	—	—	951,312	—	3,093,374	2,296,177
	Benefit Plans	—	—	—	—	328,592	1,629,814
	Outplacement Services and Other Benefits	—	—	23,394	—	—	—
	Total	—	—	2,844,373	—	3,421,966	3,925,991

(1)
In the event of incapacity, short-term disability payments are payable by the Company for the first six months during the disability period.

68	2023 Proxy Statement

Such payments cover 100% of base salary. The amounts represent the net present value of such disability payments, discounted at 4.93%. Amounts under the Company’s long-term disability program are not included as they are provided on a broad basis to U.S. employees.
(2)
Includes under “Benefit Plans” ten equal payments to the executive’s beneficiary or estate totaling three times the executive’s base salary under the Executive Salary Continuation Plan. These amounts represent the net present value discounted at 4.67%.

(3)
Unvested options are valued based on the difference between the closing price of Common Stock at December 30, 2022, and the option’s exercise price. If the option’s exercise price is greater than the December 30, 2022 price, no value is attributed to the unvested option. Unvested RSUs are valued based on the number of unvested units multiplied by the closing price of Common Stock at December 30, 2022. Unvested TSR PSUs and IM PSUs, are valued in accordance with plan terms, based on the number of unvested units (at target) multiplied by the closing price of Common Stock at December 30, 2022. For Mr. Pertz, includes amounts pursuant to terms agreed upon by the Compensation Committee with respect to the leadership transition, as disclosed on a Current Report on Form 8-K, filed with the SEC on March 17, 2022.

Hypothetical Termination Benefits Following Termination Upon a Change in Control
The CIC Plan
The CIC Plan provides certain compensation and continued benefits in the event that a “change in control” occurs.
In addition, the CIC Plan provides additional benefits and payments in the event that a change in control occurs and either the executive is terminated by the Company other than for “cause” or incapacity or he resigns for “good reason” within two years following a change in control. Each NEO is eligible to participate in the CIC Plan, with principal terms as described in the following paragraphs. The executive’s entitlement to benefits under the agreement requires compliance with certain non-competition provisions.
CIC Plan—Definitions of Key Terms
The CIC Plan generally defines “cause,” “change in control” and “good reason” as follows:
■
“cause” means embezzlement, theft or misappropriation of any property of the Company, the willful breach of any fiduciary duty to the Company, the willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, gross incompetence in the performance of job duties, commission of a felony or of any crime involving moral turpitude, fraud or misrepresentation, the failure to perform duties consistent with a commercially reasonable standard of care or any gross negligence or willful misconduct resulting in a loss to the Company.

■
a “change in control” generally will be deemed to have occurred:

■
upon any (1) combination of the Company in which the Company is not the surviving entity or upon certain conversion of all of the shares of Common Stock (2) sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company;

■
when any third-party becomes the beneficial owner of more than 20% of the total voting power of the Company; or

■
if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election by the Company’s shareholders of certain new directors during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

■
“good reason” generally means:

■
material diminution in the NEO’s position, authority, duties or responsibilities;

■
material breach of or failure by the Company to comply with its obligations under the CIC Plan;

■
a change to the NEO’s work location that increases the distance of the executive’s commute by a pre-determined amount; or

■
the failure by the Company to require any successor entity to assume the applicable agreement and agree to perform the Company’s obligations under the applicable agreement;

69

■
provided, however, that good reason will cease to exist if the NEO has not terminated employment within two years following the initial occurrence of the event constituting good reason.

For Mr. Pertz, “good reason” means any of the following events that is not cured by the Company within 30 days after written notice thereof from Mr. Pertz to the Company, which written notice must be made within 90 days of the occurrence of the event:
■
without Mr. Pertz’s written consent, the assignment of duties materially inconsistent with his position, duties or responsibilities (including reduction of duties related to the Company as a public company, such that those duties no longer constitute a substantial portion of his duties) or any material diminution in position, authorities, duties or responsibilities;

■
removal from the Board (other than for Cause) or the failure to be renominated for election to be a member of the Board at the expiration of a term (excluding failure to be reelected to the Board by the shareholders);

■
without Mr. Pertz’s written consent, the Company’s requiring him to change his work location by a pre-determined amount;

■
a material reduction in annual base salary or target annual incentive opportunity (other than in connection with a reduction that applies to employees of the Company and its Subsidiaries generally); or

■
material breach of, or failure by the Company to comply with, the provisions of the CIC Plan.

CIC Plan—Benefits Following a Change in Control if Executive is Not Terminated
Salary and Annual Incentive. During the first two years of employment following a change in control, each executive who is a participant in the CIC Plan will receive annual compensation at least equal to the sum of (1) a salary not less than the executive’s annualized salary in effect immediately before the change in control occurred, plus (2) a bonus not less than the amount of the executive’s average annual incentive award for the last three years preceding the date the change in control occurred. In the event the executive has not been employed with the Company for the last three years, the executive’s target annual incentive will be used for any partial or complete year as necessary to determine the three-year average.
Incentive, Savings and Retirement Plans. During the executive’s continued employment, the executive is entitled to continue to participate in all available incentive and savings plans and programs offered by the Company.
Welfare Benefit Plans. During the executive’s continued employment, the executive and/or the executive’s family or beneficiary, as the case may be, is eligible to participate in and will receive all benefits under generally available welfare benefit plans and programs offered by the Company.
CIC Plan—Termination Benefits Following a Change in Control
Termination for Good Reason or for Reasons Other Than for Cause, Death or Incapacity. Under this scenario:
■
The Company will make a lump sum cash payment to the executive consisting of the aggregate of the following amounts:

■
the sum of (1) the executive’s currently effective annual base salary through the date of termination to the extent not already paid, (2) any bonus or incentive compensation in respect of a completed performance period, but not paid as of the date of termination, (3) a portion of the executive’s average annual incentive awarded during the past three years pro-rated based on the number of days worked in the year of termination, and (4) any accrued vacation pay, in each case to the extent not already paid or credited (the sum of the amounts described in clauses (1) through (4) is referred to as the “Accrued Obligation Payment”); and

■
an amount equal to two times the sum of the executive’s annual base salary and average annual incentive awarded during the past three years.

■
The Company will provide the executive with outplacement services.

70	2023 Proxy Statement

■
To the extent not already paid or provided, the Company will pay or provide any other amounts or benefits required to be paid or provided or that the executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits are referred to as the “Other Benefits”).

■
In the event the executive elects continued medical benefit coverage, the Company will reimburse him or her for a period of up to 18 months for premiums associated with such coverage in an amount equal to the premiums that the Company would have paid for such coverage had employment continued.

Termination for Death or Incapacity. If an executive’s employment is terminated by reason of the executive’s death or incapacity following the date of the change in control, the executive’s participation in the CIC Plan will terminate without further obligations to the executive’s legal representatives, other than for (1) the payment of the Accrued Obligation Payment and (2) the provision by the Company of death benefits or disability benefits, respectively, in accordance with the Company’s welfare benefit plans and programs applicable to full-time officers or employees of the Company as in effect on the date of the change in control or, if more favorable to the executive, at the executive’s deemed date of termination.
Termination for Cause. If the Company or its successor terminates an executive’s employment for cause following the date of the change in control, the executive’s participation in the CIC Plan will terminate without further obligations to the executive other than payment of (1) a lump sum payment of the executive’s currently effective annual base salary through the date of termination and (2) Other Benefits, in each case to the extent not already paid or credited.
Termination Other Than for Good Reason. If an executive voluntarily terminates employment following the date of the change in control, excluding a termination for good reason, the executive’s participation in the CIC Plan will terminate without further obligations to the executive, other than for the lump sum payment of the Accrued Obligation Payment (with the exception of any pro-rated annual incentive) and Other Benefits.
Excise Tax Cutback. If the amounts payable to an executive under the CIC Plan trigger payment of an excise tax, an accounting firm designated by the Company prior to the change in control will determine the after-tax benefit to the executive: (1) with the full payment of amounts due and payment by the executive of any resulting excise tax; and (2) after reducing the payment benefits to the extent necessary to avoid triggering the excise tax liability. The executive will be paid the amount that produces the greater after-tax benefit and any excise tax will be paid by the executive.
Hypothetical Post-Employment Payments and Benefits to Named Executive Officers Upon a Change in Control
The following table provides information with respect to the incremental additional benefits and payments to the NEOs as of December 31, 2022 under the scenarios covered by the CIC Plan described above and our policies and programs assuming their employment is terminated following a change in control.
The amounts in the table are in the following categories:
■
Accrued Obligation Payment (as defined on page 70).

■
Base Salary and Annual Incentive. Includes a payment equal to two times the executive’s annual base salary and average annual incentive awarded during the past three years.

■
Long-Term Incentive. Includes the value at December 31, 2022 of unvested options, IM PSUs, TSR PSUs and RSUs that would be payable in accordance with their terms.

■
Benefit Plans. Includes benefits under the Executive Salary Continuation Plan, which is described on page 51 as well as the value of short-term and long-term disability payments.

■
Outplacement Services and Other Benefits. Includes the estimated cost of outplacement services for up to one year and, for NEOs who have elected medical benefit coverage, continued medical benefit coverage for up to 18 months.

71

		Termination for Cause $	Voluntary Termination $	Termination Without Cause or for Good Reason $	Retirement $	Incapacity(1) $	Death(2) $
Douglas A. Pertz	Payment	—	—	1,376,978	—	1,376,978	1,376,978
	Base Salary and Bonus	—	—	4,425,206	—	—	—
	Long Term Incentive(3)	—	—	14,910,648	14,910,648	14,910,648	14,910,648
	Benefit Plans	—	—	—	—	411,870	2,042,870
	Outplacement Services and Other Benefits	—	—	30,350	—	—	—
	Total	—	—	20,743,182	14,910,648	16,699,496	18,330,496
Mark Eubanks	Payment	—	—	810,132	—	810,132	810,132
	Base Salary and Bonus	—	—	3,283,264	—	—	—
	Long Term Incentive(3)	—	—	3,979,911	—	3,979,911	3,979,911
	Benefit Plans	—	—	—	—	409,837	2,032,785
	Outplacement Services and Other Benefits	—	—	36,651	—	—	—
	Total	—	—	8,109,958	—	5,199,880	6,822,828
Kurt B. McMaken	Payment	—	—	169,644	—	169,644	169,644
	Base Salary and Bonus	—	—	2,160,000	—	—	—
	Long Term Incentive(3)	—	—	2,699,035	—	2,699,035	2,699,035
	Benefit Plans	—	—	—	—	295,733	1,466,833
	Outplacement Services and Other Benefits	—	—	21,780	—	—	—
	Total	—	—	5,050,459	—	3,164,412	4,335,512
Michael F. Beech	Payment	—	—	424,845	—	424,845	424,845
	Base Salary and Bonus	—	—	2,013,023	—	—	—
	Long Term Incentive(3)	—	—	1,570,856	1,570,856	1,570,856	1,570,856
	Benefit Plans	—	—	—	—	286,697	1,422,013
	Outplacement Services and Other Benefits	—	—	30,350	—	—	—
	Total	—	—	4,039,074	1,570,856	2,282,398	3,417,714
Daniel J. Castillo	Payment	—	—	289,447	—	289,447	289,447
	Base Salary and Bonus	—	—	2,232,000	—	—	—
	Long Term Incentive(3)	—	—	1,823,293	—	1,823,293	1,823,293
	Benefit Plans	—	—	—	—	305,591	1,515,727
	Outplacement Services and Other Benefits	—	—	25,336	—	—	—
	Total	—	—	4,370,076	—	2,418,331	3,628,467
Rohan Pal	Payment	—	—	289,799	—	289,799	289,799
	Base Salary and Bonus	—	—	1,652,931	—	—	—
	Long Term Incentive(3)	—	—	1,476,918	—	1,476,918	1,476,918
	Benefit Plans	—	—	—	—	264,517	1,312,000
	Outplacement Services and Other Benefits	—	—	36,651	—	—	—
	Total	—	—	3,456,299	—	2,031,234	3,078,717
Ronald J. Domanico	Payment	—	—	557,066	—	557,066	557,066
	Base Salary and Bonus	—	—	2,447,465	—	—	—
	Long Term Incentive(3)	—	—	3,093,374	—	3,093,374	3,093,374
	Benefit Plans	—	—	—	—	328,592	1,629,814
	Outplacement Services and Other Benefits	—	—	29,375	—	—	—
	Total	—	—	6,127,280	—	3,979,032	5,280,254

(1)
In the event of incapacity, short-term disability payments are payable by the Company for the first six months during the disability period.

72	2023 Proxy Statement

Such payments cover 100% of base salary. The amounts represent the net present value of such disability payments, discounted at 4.93%. Amounts under the Company’s long-term disability program are not included as they are provided on a broad basis to U.S. employees.
(2)
Includes under “Benefit Plans” ten equal payments to the executive’s beneficiary or estate totaling three times the executive’s base salary under the Executive Salary Continuation Plan. These amounts represent the net present value discounted at 4.67%.

(3)
Unvested options are valued based on the difference between the closing price of Common Stock at December 30, 2022, as reported on the NYSE, and the option’s exercise price. If the option’s exercise price is greater than the December 30, 2022 price, no value is attributed to the unvested option. Unvested RSUs are valued based on the number of unvested units multiplied by the closing price of Common Stock at December 30, 2022. Unvested TSR PSUs and IM PSUs are valued in accordance with plan terms, based on the number of unvested units (at target) multiplied by the closing price of Common Stock at December 30, 2022. For Mr. Pertz, includes amounts pursuant to terms agreed upon by the Compensation Committee with respect to the leadership transition, as disclosed on a Current Report on Form 8-K, filed with the SEC on March 17, 2022.

Terms of Separation for Mr. Pal
As previously described, Mr. Pal’s departure from the Company on January 31, 2023 was a Qualifying Termination (a termination without Cause) (as such terms are defined in the Company’s Severance Pay Plan). The Separation Agreement included a release of claims in favor of the Company. Under the Separation Agreement, Mr. Pal is entitled to the following payments and benefits:
Severance Benefits	Payment ($)
A cash lump sum payment equal to annual base salary through the date of termination, and accrued vacation pay	3,526
A cash lump sum payment equal to annual base salary, plus target annual incentive opportunity	935,000
Annual Incentive (based on actual performance and service for the full performance period)	604,450
Reimbursement payments for continued medical and dental coverage	16,380
Outplacement services	10,400
Continued vesting of equity awards(1)	326,936

(1)
Reflects the market value of equity awards that vested in February and March 2023 as of the settlement dates.

73

CEO Pay Ratio for 2022
As required by SEC rules, we are providing our shareholders the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. During 2022, Mr. Pertz served as the Company’s CEO until the 2022 Annual Meeting of Shareholders, at which time Mr. Eubanks became the CEO of the Company. As permitted by Regulation S-K, for purposes of determining the CEO pay ratio, we annualized Mr. Eubanks’ 2022 compensation as CEO, as described further below. Below is the (i) 2022 annual total compensation of our median employee; (ii) 2022 annual total compensation of our CEO (annualized); (iii) the ratio of the annual total compensation of the CEO (annualized) to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio for 2022.
Also provided below is a supplementary disclosure of our U.S. only pay ratio. The U.S. only pay ratio is not a substitute for the CEO pay ratio, but we believe it is helpful context given the vast majority of our employee population resides outside of the U.S., including in several countries with lower costs and wages.
Median Employee Total Annual Compensation ($)	CEO Total Annualized Compensation ($)	CEO to Median Employee Pay Ratio	Market	Employee Status
12,192	7,007,541	575:1	All markets (U.S. and international excluding Indonesia)	full-time, part-time, seasonal, temporary
50,033	7,007,541	140:1	U.S. only	full-time, part-time, seasonal, temporary
Methodology
Identified Median Employee. In identifying the median employee, we prepared a list of all employees (except as set forth below) as of December 31, 2022 and the taxable wages (determined in accordance with local laws in each jurisdiction in which the Company’s employees are employed) for each employee for 2022. We included all employees (except as set forth below), whether employed on a full-time, part-time or on a seasonal basis. 2022 taxable wages were annualized for any employees who joined the Company after January 1, 2022. As of December 31, 2022, our identified employee population consisted of a total of 72,142 employees of which approximately 62,624 were non-U.S. employees and approximately 9,518 were U.S. employees. As permitted under the “5% de minimis exemption” for non-U.S. employees of the pay ratio disclosure rule, we excluded 1,317 employees in Indonesia, as they represented less than 2% of our total employee population.
We then identified the median total compensation among the list of taxable wages for this considered population of 70,825 employees. In determining the median total compensation of all employees, we did not make any cost of living adjustments to the wages paid to any employee outside of the U.S.
Calculated CEO Pay Ratio. We calculated the annual total compensation in 2022 for our median employee under the reporting rules for disclosing NEO compensation in the Summary Compensation Table. For the year ended December 31, 2022, the total compensation for Mr. Eubanks, was $5,998,572 as reported in the Summary Compensation Table on page 54. Because Mr. Eubanks was appointed CEO effective May 6, 2022, we annualized his salary, annual incentive target and LTI target, as disclosed in the Summary Compensation Table, and added the disclosed values of the components of All Other Compensation to arrive at a value of $7,007,541, used for the ratio of annual total compensation for our CEO to the annual total compensation for our median employee.
Facts to Consider Regarding Our Employees
■
Approximately 87% of the Company’s employees are located outside of the U.S., excluding the Indonesian population.

■
Of this 87%, approximately 85% are located in lower wage geographies, where the average annual salary is less than 50% of the average salary for our U.S. employees.

74	2023 Proxy Statement

Given that 87% of the Company’s employees (excluding the Indonesian population) are located outside of the U.S., mostly in lower wage geographies, and that a vast majority of the positions are hourly direct labor, many of whom are temporary or seasonal employees, whose compensation is not annualized per the SEC rules, the compensation of our median global employee (who is employed outside of the U.S.) is significantly lower than our U.S. employee base, which leads to a higher global CEO pay ratio.
In light of the significant percentage of employees located outside of the U.S., we also conducted a review of the 2022 taxable wages employees in the U.S. We included all employees, whether employed on a full-time, part-time or seasonable basis. 2022 taxable wages were annualized for any employees who joined the Company after January 1, 2022. We then identified the median total compensation among the list of taxable wages for these 9,518 employees. The median U.S. employee’s total annual compensation for 2022 was $50,033 and the ratio of the CEO to the median U.S. employee’s total annual compensation was 140:1.
The pay ratios included in this information are reasonable estimates, calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their ratio, the estimated CEO pay ratio information provided herein should not be used as a basis for comparison between companies.

75

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance measures of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to our “Compensation Discussion and Analysis,” beginning on page 30. The following table provides specific executive compensation and financial performance measures for the Company’s three most recently completed fiscal years.
Year (a)	Summary Comp. Total For PEO (Pertz)(1)(2) ($) (b)	Comp. Actually Paid to PEO (Pertz)(3) ($) (c)	Summary Comp. Table Total For PEO (Eubanks)(1)(2) ($) (d)	Comp. Actually Paid to PEO (Eubanks)(4) ($) (e)	Average Summary Comp. Table Total For Non-PEO NEOs(5) ($) (f)	Average Compensation Actually Paid to Non- PEO NEOs(6) ($) (g)	Value of Initial Fixed $100 Investment Based On:		Net Income(9) ($) (mil) (j)	Non- GAAP Adjusted EBITDA(10) ($) (mil) (k)
							TSR(7) ($) (h)	10-K Peer TSR(8) ($) (i)
2022	6,407,543	6,930,580	5,998,572	5,715,405	3,196,317	3,106,223	61.45	143.44	170.6	788.3
2021	11,405,920	10,365,522	—	—	2,153,145	1,722,376	74.01	147.76	105.2	682.6
2020	13,901,789	4,380,602	—	—	2,617,295	1,914,878	80.45	111.48	16.0	566.0

(1)
Mr. Pertz served as the Company’s President and CEO from June 9, 2016 until May 6, 2022, when he transitioned to the role of Executive Chairman. Mr. Eubanks was appointed President and CEO of the Company on May 6, 2022.

(2)
The dollar amounts reported in columns (b) and (d) are the amounts of total compensation reported for Messrs. Pertz and Eubanks, respectively, for each corresponding year in the “Total” column of the Summary Compensation Table. See “Compensation Discussion and Analysis — Summary Compensation Table,” beginning on 55.

(3)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Pertz, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Pertz during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Pertz’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Comp. Table Total for Mr. Pertz	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to Mr. Pertz
2022	$6,407,543	$3,855,858	$513,839	$6,930,580
2021	11,405,920	8,909,828	(1,040,398)	10,365,522
2020	13,901,789	11,499,846	(9,521,187)	4,380,602

(a)
The grant date fair value of equity awards represents the total of the amounts reported in Stock Awards column in the Summary Compensation Table for the applicable year. No option awards have been granted to Mr. Pertz since 2020.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

76	2023 Proxy Statement

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value of the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Total Equity Award Adjustments
2022	$24,797,590	$338,784	$175,055	$ —	$513,839
2021	26,357,008	(731,447)	(308,952)	(101,567)	(1,040,398)
2020	23,319,793	(9,600,649)	79,463	—	(9,521,187)

(4)
The dollar amounts reported in column (e) represent the amount of “compensation actually paid” to Mr. Eubanks, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Eubanks during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Eubanks’ total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Comp. Table Total for Mr. Eubanks	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to Mr. Eubanks
2022	$5,998,572	$3,556,168	$(283,167)	$5,715,405

(a)
The grant date fair value of equity awards represents the total of the amounts reported in Stock Awards column in the Summary Compensation Table for 2022, the year Mr. Eubanks was appointed CEO. No option awards have been granted to Mr. Eubanks.

(b)
The equity award adjustments for 2022 include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of 2022 (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2022 and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Average Equity Award Adjustments
2022	$5,282,343	$(103,807)	$(179,360)	$(283,167)

(5)
The dollar amounts reported in column (f) represent the average of the amounts reported to the Company’s NEOs as a group (excluding Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020) included for the purposes of calculating the average amounts in each applicable year are as follows: (1) for 2022, Kurt McMaken, Michael Beech, Daniel Castillo, Rohan Pal and Ron Domanico; (2) for 2021, Ron Domanico, Mark Eubanks, Michael Beech, Rohan Pal and Ray Shemanski; (3) for 2020, Ron Domanico, Michael Beech, Dana O’Brien and Ray Shemanski.

(6)
The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Messrs. Eubanks and Pertz for 2022 and Mr. Pertz for 2021 and 2020) for each year to determine the compensation actually paid, using the same methodology described above in Footnote 3:

Year	Average Reported Summary Comp. Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$3,196,317	$1,719,883	$(90,094)	$3,106,223
2021	2,153,145	1,259,854	(430,769)	1,722,376
2020	2,617,295	1,296,639	(702,417)	1,914,878

(a)
The equity award adjustments for 2022 include the addition (or subtraction, as applicable) of the following: (i) the average year-end fair value of any equity awards granted that are outstanding and unvested as of the end of the year; (ii) the amount of average change as of the end of 2022 (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of 2022 and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

77

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Average Equity Award Adjustments
2022	$13,693,246	$(120,150)	$30,057	$(90,094)
2021	14,944,393	(628,279)	197,510	(430,769)
2020	17,532,661	(178,331)	(524,085)	(702,417)

(7)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(8)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Company’s peer group as disclosed in the 2022 10-K. The companies included in the peer group are Cintas Corporation, Iron Mountain, Inc., Euronet Worldwide, Inc., Stericycle, Inc., UniFirst Corporation and Waste Management, Inc.

(9)
The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

(10)
Non-GAAP adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss. See Appendix A of this Proxy Statement for a reconciliation of non-GAAP adjusted EBITDA to its most directly comparable GAAP financial measure.

Financial Performance Measures
As described in greater detail in our Compensation Discussion and Analysis, beginning on page 30, the Company’s executive compensation program reflects a variable pay-for-performance philosophy. Although the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table.The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are as follows:
■
Non-GAAP operating profit

■
Non-GAAP operating profit margin

■
Non-GAAP adjusted EBITDA

Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between the information presented in the Pay versus Performance table.
Compensation Actually Paid and Net Income. The following graph shows the amount of compensation actually paid to Messrs. Pertz and Eubanks and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. Pertz and Eubanks), together with the Company’s net income for the applicable years. Although the Company does not use net income as a performance measure in the overall executive compensation program, the Company believes net income is correlated with non-GAAP adjusted EBITDA, which is the financial metric used in the IM PSU LTI awards for NEOs, which represents the largest component of NEO compensation, designed to reward NEOs for achievement of annual and long-term goals.

78	2023 Proxy Statement

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Net Income (millions)
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$170.6
$105.2
$16.0
2020
2021
2022
Pertz
Eubanks
Average of Non-PEO NEOs
Net Income

Compensation Actually Paid and Non-GAAP Adjusted EBITDA. The following graph shows the amount of compensation actually paid to Messrs. Pertz and Eubanks and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. Pertz and Eubanks), together with the Company’s non-GAAP adjusted EBITDA for the applicable years. As described above, non-GAAP adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that non-GAAP adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. Non-GAAP adjusted EBITDA is the financial metric used in the IM PSU LTI awards for NEOs, which represents the largest component of a NEO’s compensation, designed to reward executives for achievement of annual and long-term goals.

Compensation Actually Paid vs. Non-GAAP Adjusted EBITDA
Compensation Actually Paid
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Non-GAAP Adjusted EBITDA (millions)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$566.0
$682.6
$788.3
2020
2021
2022
Pertz
Eubanks
Average of Non-PEO NEOs
Non-GAAP Adjusted EBITDA

79

Compensation Actually Paid and Cumulative TSR. The following graph shows the amount of compensation actually paid to Messrs. Pertz and Eubanks and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Messrs. Pertz and Eubanks), together with the Company’s cumulative TSR for the applicable years.

Compensation Actually Paid vs. BCO TSR
Compensation Actually Paid
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Cumulative TSR
(Value of initial $100 investment)
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
$80
$74
$61
2020
2021
2022
Pertz
Eubanks
Average of Non-PEO NEOs
TSR

TSR of the Company and Cumulative TSR of the 10-K Peer Group. The following graph shows the Company’s cumulative TSR over a three-year period against the cumulative TSR of the Company’s 10-K peer group.

80	2023 Proxy Statement

Director Compensation
We have a non-employee director compensation program designed to attract, retain and motivate non-employee directors and to further advance the interests of the Company and its shareholders with both cash and equity compensation. Employee directors do not receive any compensation under this program.
The Corporate Governance Committee of the Board is responsible for reviewing the effectiveness of the non-employee director compensation program in supporting the Company’s ability to attract, retain and motivate qualified directors. If appropriate, the Corporate Governance Committee will recommend changes to the Board regarding non-employee director compensation.
In 2021, the Corporate Governance Committee retained FW Cook as an independent compensation consultant to conduct a competitive review of non-employee director compensation using the Proxy Peer Group used to benchmark executive compensation, as discussed beginning on page 39. The table below sets forth the compensation elements and values that reflect adjustments approved by the Board, upon the Corporate Governance Committee’s recommendation, following the 2021 review by FW Cook. Following the 2022 Annual Meeting of Shareholders, the Board set Lead Director compensation at the same level as had been previously provided to the non-Executive Chairman.
The following table describes the key components of the non-employee director compensation program as of December 31, 2022 at target levels.
Compensation Element	2022 Value ($)	Additional Information
Annual Retainer	80,000	Paid in cash.*
Deferred Stock Units (“DSUs”)	145,000	Annual grant of DSUs approved by the Board. DSUs vest on the first anniversary of the grant date and, in general, will be forfeited if the director leaves before the DSUs vest. DSUs are settled in Common Stock on a one-for-one basis on the first anniversary of the grant date.
Lead Director Fee**	125,000	50% paid in cash and 50% paid in Common Stock to the Company’s Lead Director.
Committee Chair Retainers	25,000	Paid in cash to the Chair of the Audit Committee.
	20,000	Paid in cash to the Chair of the Compensation Committee.
	15,000	Paid in cash to the Chairs of the Corporate Governance and Finance Committees.
Non-Chair Committee Retainers	12,500	Paid in cash to each non-Chair member of the Audit Committee.
	10,000	Paid in cash to each non-Chair member of the Compensation Committee.
	7,500	Paid in cash to each non-Chair member of the Corporate Governance and Finance Committees.

*
Directors are eligible to receive special meeting fees in the event that the Board or any committee holds more than five additional meetings (other than those planned for the year) in the amount of $1,750 per in-person meeting and $1,500 per telephonic meeting.

**
Following the Annual Meeting, the Board intends to set the non-Executive Chairman compensation at the same level as that of the Lead Director.

81

Director Equity Compensation
Under the terms of the 2017 Equity Incentive Plan, directors receive equity awards, including the annual grant of DSUs. Pursuant to the terms of the plan, the Board may grant non-employee directors equity awards, including options, stock appreciation rights, restricted stock, other stock-based awards or any combination thereof up to a maximum grant date value in any twelve-month period of $650,000 for the non-Executive Chairman of the Board (or the Lead Director, as applicable) and $450,000 for each other non-employee director. The exercise price of any stock option, the grant price of any stock appreciation right and the purchase price of any security that may be purchased under any other stock-based award may not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award.
Under the 2017 Equity Incentive Plan, determinations of the fair market value of shares of Common Stock are based on the closing price on the grant date, as reported on the NYSE, and determinations of fair market value with respect to other instruments are made in accordance with methods or procedures approved by the Corporate Governance Committee.
In 2022, directors received grants of DSUs that vest and will be settled in Common Stock on a one-for-one basis on the first anniversary of the grant date. In general, DSUs are forfeited if a director leaves before the vesting date. The Lead Director received a portion of his annual fee in the form of Common Stock and certain directors elected to receive all or a portion of their 2022 annual retainers and/or fees in the form of Common Stock. More information about Common Stock held by directors appears under “Stock Ownership,” beginning on page 85.
Stock Ownership Guideline
Non-employee directors are required to meet a stock ownership guideline of five times the annual Board cash retainer. Until a director has met the ownership guideline, he or she must hold at least 50% of any shares acquired through vesting of equity awards. The Corporate Governance Committee annually reviews directors’ compliance with the guideline. Shares counted towards the ownership guideline include Common Stock, deferred stock units, shares of restricted stock, and unvested and vested RSUs, but not unexercised stock options.
Plan for Deferral of Directors’ Fees
Under the Plan for Deferral of Directors’ Fees (the “Deferral Plan”), a director may elect to defer receipt of his or her cash retainer, fees, and/or dividend equivalent payments (for equity awards prior to 2017) to future years, into one or more investment options, in amounts between 10% and 100%. Distributions from a director’s account, which may be made before or after a director ceases to be a member of the Board, generally will be made in a single lump sum distribution; however, a director may elect, in accordance with the Deferral Plan, to receive a distribution in up to ten equal annual installments.
Under the Deferral Plan, a director may also elect to defer equity awards, including DSUs and retainer fees elected to be paid in shares of Common Stock. Distributions of deferred equity awards will be made in a single lump sum distribution of Common Stock on a one-for-one basis. Directors may elect to have these deferred equity awards distributed on a specified date, or after their separation from service on the Board.
Business Travel Accident Insurance Plan
The Company provides directors with insurance benefits payable in the event of their death, dismemberment, loss of sight, speech, hearing or permanent and total disability if the loss occurs as a result of an accident while the director is traveling on Company business.

82	2023 Proxy Statement

Director Compensation Table
The following table presents information relating to total compensation of the non-employee directors for the year ended December 31, 2022.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Kathie J. Andrade	104,896	144,985	—	—	249,881
Paul G. Boynton	105,000	144,985	—	21,750	271,735
Ian D. Clough	112,500	144,985	—	—	257,485
Susan E. Docherty	107,500	144,985	—	—	252,485
Michael J. Herling	160,000	207,485	46,855	22,738	437,078
A. Louis Parker	100,000	144,985	—	18,117	263,102
George I. Stoeckert(5)	37,625	—	—	10,000	47,625
Timothy J. Tynan	97,500	144,985	—	12,096	254,581
Keith R. Wyche(6)	5,590	59,576	—	—	65,166

(1)
Messrs. Pertz and Eubanks are not included in this table because they are executive officers. Messrs. Pertz’s and Eubanks’ compensation for service as executive officers is included in the Summary Compensation Table, beginning on page 54.

(2)
Represents the grant date fair value in 2022 related to the allocation of DSUs representing shares of Common Stock to each non-employee director under the terms of the 2017 Equity Incentive Plan and the grant date fair value of stock awards made to Mr. Herling as a portion of his compensation for service as Lead Director of the Board.

The following table sets forth (a) the number of DSUs granted to each non-employee director during the year ended December 31, 2022, (b) the aggregate grant date fair value of the DSUs granted to each non-employee director during the year ended December 31, 2022 and (c) the aggregate number of DSUs credited to each non-employee director as of December 31, 2022.
Name	Deferred Stock Units Granted in 2022	Grant Date Fair Value(a)	Total Deferred Stock Units Held
Ms. Andrade	2,652	$144,985	2,652
Mr. Boynton	2,652	144,985	35,369
Mr. Clough	2,652	144,985	2,652
Ms. Docherty	2,652	144,985	2,652
Mr. Herling	2,652	144,985	24,191
Mr. Parker	2,652	144,985	2,652
Mr. Stoeckert	—	—	—
Mr. Tynan	2,652	144,985	3,978
Mr. Wyche(b)	1,065	59,576	1,065
All Non-Employee Directors as a Group (9 persons)	19,629	1,074,471	75,211

(a)
The grant date fair value was computed in accordance with FASB ASC Topic 718 based on the closing quoted sale prices of Common Stock, as reported on the NYSE on May 6, 2022, the date of grant.

(b)
Mr. Wyche received a prorated grant on December 7, 2022, upon joining the Board.

83

(3)
Represents total interest on directors’ fees deferred under the Plan for Deferral of Directors’ Fees. Under the deferral plan, a director may elect to defer receipt of his or her fees to future years and to receive interest thereon, compounded quarterly, at the prime commercial lending rate of JPMorgan Chase, as of the end of the previous calendar quarter. Directors may also elect to have deferred fees notionally invested in one or more mutual funds (which mirror funds available under the Deferred Compensation Program). For a discussion of the material terms of the deferral plan, see “Plan for Deferral of Directors’ Fees” on page 82. There is no pension plan for the Board.

(4)
Includes 2022 matching charitable awards made by Brink’s in 2022 as part of the Company’s matching gifts program (which is available to all employees and directors of the Company), in the amounts of $10,000 for Mr. Boynton, $10,000 for Mr. Herling, $5,000 for Mr. Parker and $10,000 for Mr. Stoeckert. Under the Company’s matching gifts program, the Company matches charitable gifts made by full-time employees and directors to eligible educational and cultural institutions, social service community organizations, hospitals and environmental organizations. Also reflects the value of the perquisites and other personal benefits provided to certain non-employee directors in 2022 in connection with attendance at a meeting of the Board. For purposes of computing the dollar amounts of the items listed below, the Company used the actual cost of providing the perquisite or other personal benefit to the non-employee director.

Name	Personal and Spousal Travel and Entertainment(a)
Mr. Boynton	$11,750
Mr. Herling	12,738
Mr. Parker	13,117
Mr. Tynan	12,096

(a)
Certain amounts in this column were converted from euros (EUR) to U.S. dollars (USD) using applicable daily exchange rates of 1 EUR = 0.99712 USD; 1 EUR = 0.98404 USD; 1 EUR = 0.98371 USD; and 1 EUR = 0.96920 USD.

(5)
Mr. Stoeckert retired from the Board at the 2022 Annual Meeting of Shareholders.

(6)
Mr. Wyche joined the Board in December 2022.

Directors’ Stock Accumulation Plan
Prior to 2015, the Board granted awards of Directors’ Stock Accumulation Plan units (“DSAP Units”) under the Directors’ Stock Accumulation Plan, which expired by its terms on May 15, 2014. DSAP Units vested one year from their grant dates and are settled in Common Stock on a one-for-one basis after a director’s separation from service on the Board.
The following table sets forth the aggregate number of DSAP Units held by each non-employee director as of December 31, 2022 based on previous grants under the Directors’ Stock Accumulation Plan. Mmes. Andrade and Docherty and Messrs. Clough, Parker, Stoeckert, Tynan and Wyche joined the Board after the Directors’ Stock Accumulation Plan expired, and therefore do not have any DSAP Units.
Name	Total DSAP Units Held
Ms. Andrade	—
Mr. Boynton	4,719
Mr. Clough	—
Ms. Docherty	—
Mr. Herling	5,800
Mr. Parker	—
Mr. Stoeckert(1)	—
Mr. Tynan	—
Mr. Wyche	—
All Non-Employee Directors as a Group (9 persons)	10,519

(1)
Mr. Stoeckert retired from the Board at the 2022 Annual Meeting of Shareholders.

84	2023 Proxy Statement

Stock Ownership
Directors and Officers
The following table shows the beneficial ownership of our common shares as of March 1, 2023 by our directors, NEOs, and all of our current directors and executive officers as a group. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of March 1, 2023. Except as otherwise indicated, a person has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.
Name of Individual or Identity of Group	Number of Shares Beneficially Owned(a)	Percent of Class*	Number of Other Units Owned(b)(c)(d)
Ms. Andrade	5,920	*	2,652
Mr. Beech	98,483	*	14,504
Mr. Boynton	28,967	*	18,622
Mr. Castillo	—	*	17,773
Mr. Clough	20,291	*	2,652
Ms. Docherty	11,775	*	2,652
Mr. Domanico(e)	209,282	*	35,501
Mr. Eubanks	6,608	*	38,423
Mr. Herling	23,733	*	21,141
Mr. McMaken	—	*	24,825
Mr. Pal(f)	29,339	*	11,161
Mr. Parker	2,034	*	2,652
Mr. Pertz(g)	934,688	2.00%	59,290
Mr. Tynan	3,911	*	2,652
Mr. Wyche	—	*	1,065
All directors and current executive officers as a group (17 persons)	1,242,712	2.65%	271,631

*
Percentage is based on 46,532,064 shares of Common Stock outstanding as of March 1, 2023. None of such individuals beneficially owns more than 1% of the outstanding Common Stock, unless otherwise noted above.

(a)
Includes, for the following directors and NEOs, shares of Common Stock that could be acquired within 60 days after March 1, 2023: (1) for each of Messrs. Pertz, Beech, Pal and Domanico, upon exercise of options awarded under the Company’s 2013 Equity Incentive Plan and 2017 Equity Incentive Plan; (2) for each of Messrs. Pertz and Eubanks, upon vesting of RSUs awarded under the Company’s the 2017 Equity Incentive Plan; and (3) for each of Messrs. Boynton, Herling and Tynan, upon settlement of units credited to his account under the Directors’ Stock Accumulation Plan and/or the Plan for Deferral of Directors’ Fees, as follows:

85

Mr. Beech	26,217
Mr. Boynton	28,967
Mr. Domanico	55,545
Mr. Eubanks	1,870
Mr. Herling	8,868
Mr. Pertz	254,107
Mr. Pal	15,218
Mr. Tynan	2,411
Total	393,203
Also includes, for Mr. Domanico, who ceased to be an executive officer on August 24, 2022, 26,021 shares pledged to Raymond James in connection with a line of credit.
(b)
Each non-employee director also holds DSUs that have been credited to his or her account on or prior to March 1, 2023: (1) under the Non-Employee Directors’ Equity Plan, which will be settled in Common Stock on a one-for-one basis six months after a director’s separation from service on the Board; (2) under the Company’s 2017 Equity Incentive Plan, which will be settled in Common Stock on a one-for-one basis upon vesting. For additional information about the DSUs, see “Director Compensation.”

(c)
Each NEO also holds: (1) units representing shares of Common Stock that have been credited to the executive’s account on or prior to March 1, 2023, under the Deferred Compensation Program (“Deferred Compensation Units”), which will be settled in Common Stock on a one-for-one basis on a date selected by the individual or six months after the individual’s separation from service, and/or (2) unvested RSUs issued under the Company’s 2017 Equity Incentive Plan, which will be settled in Common Stock on a one-for-one basis after a vesting period, as follows:

	Deferred Compensation Units	Restricted Stock Units	Total
Mr. Pertz	39,288	20,002	59,290
Mr. Eubanks	2,085	36,338	38,423
Mr. McMaken	414	24,411	24,825
Mr. Beech	10,813	3,691	14,504
Mr. Castillo	630	17,143	17,773
Mr. Pal	7,597	3,564	11,161
Mr. Domanico	23,779	11,722	35,501
For additional information about the Deferred Compensation Units, see the 2022 Non-qualified Deferred Compensation Table on page 63 and 2022 Grants of Plan-Based Awards Table on page 57.
(d)
For certain NEOs, does not include unvested Deferred Compensation Units credited to the executive’s account under the Deferred Compensation Program that could not be acquired within 60 days after March 1, 2023.

(e)
Includes 39,838 shares held in living trust accounts and 99,402 shares held by a family limited partnership, of which Mr. Domanico and members of his immediate family are partners.

(f)
Mr. Pal ceased serving as an executive officer on January 31, 2023.

(g)
Includes 5,000 shares held by a trust for the benefit of Mr. Pertz’s spouse, 2,200 shares held by an Individual Retirement Account for the benefit of Mr. Pertz’s spouse, 348,540 shares options held by an LLC, the members of which are trusts of which Mr. Pertz and members of his immediate family are the sole beneficiaries.

86	2023 Proxy Statement

Certain Beneficial Owners
The following table sets forth the only persons known to the Company to be deemed beneficial owners of five percent or more of the outstanding Common Stock as of the dates set forth in the footnotes to the table:
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(a)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,460,217(b)	11.73%
William Blair Investment Management, LLC 150 North Riverside Plaza Chicago, IL 60606	4,380,524(c)	9.41%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	4,496,460(d)	9.66%
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300 San Mateo, CA 94402	3,676,858(e)	7.90%
FMR LLC (Fidelity Investments) 245 Summer Street Boston, MA 02210	4,046,342(f)	8.70%
American Century Investment Management, Inc. 4500 Main Street, 9th Floor Kansas City, MO 64111	2,330,996(g)	5.01%

(a)
Percentage is based on 46,532,064 shares of Common Stock outstanding as of March 1, 2023.

(b)
Based solely on Amendment No. 13 to Schedule 13G filed with the SEC on January 26, 2023 by BlackRock, Inc. (“BlackRock”), BlackRock and certain subsidiaries had sole voting power of 5,405,690 shares of Common Stock and sole dispositive power over 5,460,217 shares of Common Stock.

(c)
Based solely on Amendment No. 3 to Schedule 13G filed with the SEC on February 9, 2023 by William Blair Investment Management, LLC (“William Blair”), William Blair had sole voting power over 3,775,667 shares of Common Stock and sole dispositive power over 4,380,524 shares of Common Stock.

(d)
Based solely on Amendment No. 12 to Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”), Vanguard had shared voting power over 77,557 shares of Common Stock, sole dispositive power over 4,371,573 shares of Common Stock and shared dispositive power over 124,887 shares of Common Stock.

(e)
Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2023 by Fuller & Thaler Asset Management, Inc. (“Fuller & Thaler”), Fuller & Thaler had sole voting power over 3,609,174 shares of Common Stock and sole dispositive power over 3,676,858 shares of Common Stock.

(f)
Based solely on Amendment No. 2 to Schedule 13G filed with the SEC on February 9, 2023 by FMR LLC (“FMR”), FMR had sole voting power over 4,045,406 shares of Common Stock and sole dispositive power over 4,046,342 shares of Common Stock and FMR and Abigail P. Johnson, the Chairman and Chief Executive Officer of FMR, had sole dispositive power over 4,046,342 shares of Common Stock.

(g)
Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 8, 2023 by American Century Investment Management, Inc., American Century Companies, Inc. and Stowers Institute for Medical Research, each entity had sole voting power over 2,286,143 shares of Common Stock and sole dispositive power over 2,330,996 shares of Common Stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2022, its officers, directors and greater-than-10%

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beneficial owners timely filed all required reports, except that, due to administrative errors, Mr. Domanico and Michael Sweeney, the Company’s Chief Accounting Officer and Corporate Controller, each reported one transaction late on a Form 4.
Equity Compensation Plan Information
The following table provides information, as of December 31, 2022, regarding shares that may be issued under equity compensation plans currently maintained by the Company.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,245,611(1)	66.52(2)	3,316,847
Equity compensation plans not approved by security holders	—	—	—
Total	2,245,611	66.52	3,316,847

(1)
Includes units credited or awarded under the Deferred Compensation Program, the Directors’ Stock Accumulation Plan, the Company’s 2013 Equity Incentive Plan, the Company’s 2017 Equity Incentive Plan, the Non-Employee Directors’ Equity Plan and the Plan for Deferral of Directors’ Fees. TSR PSUs awarded after 2020 and IM PSUs awarded after 2021 under the Company’s 2017 Equity Incentive Plan are included at target. TSR PSUs awarded during 2020 and IM PSUs awarded in 2020 and 2021 under the 2017 Equity Incentive Plan are included at the amounts calculated based on performance results certified by the Compensation Committee in February 2023. The number of shares to be paid, if any, following the conclusion of the applicable performance measurement period, will depend on the Company’s achievement of pre-established performance goals and the Company’s TSR relative to a company-defined peer group, as well as any applicable vesting requirements. See “Long-Term Incentive Compensation,” beginning on page 45.

(2)
Does not include awards described in footnote (1).

88	2023 Proxy Statement

Proposal No. 4 — Approval of the Selection of Independent Registered Public Accounting Firm
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Audit Committee has, subject to shareholder approval, selected KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and the Board recommends approval of such selection by the shareholders. The Audit Committee is directly responsible for the selection, evaluation, compensation (including negotiation of fees), retention and oversight of the Company’s independent registered public accounting firm. In order to assure the continued independence of the firm, the Audit Committee periodically considers whether there should be rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the firm’s lead engagement partner, the Audit Committee, led by its Chair, is directly involved in the selection of the new lead engagement partner.
One or more representatives of KPMG are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The Board has not determined what action it would take if the shareholders do not approve the selection of KPMG, but may reconsider its selection if the shareholders’ action so warrants. Even if the selection is approved, the Audit Committee, exercising its own discretion, may select different auditors at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our shareholders.
Principal Accounting Fees and Services
The following table sets forth the aggregate fees billed by KPMG for the fiscal years ended December 31, 2022 and December 31, 2021.
	2022 ($)	2021 ($)
	(In thousands)
Audit Fees	6,630	6,204
Audit-Related Fees	98	442
Tax Fees	270	701
All Other Fees	52	22
Total Fees	7,050	7,369
Audit Fees are primarily for professional services provided in connection with the audit of the Company’s financial statements and review of quarterly consolidated financial statements (including the audit of the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002) and audit services provided in connection with other statutory or regulatory filings.
Audit-Related Fees primarily include fees for assurance services that are reasonably related to the audit of the Company’s consolidated financial statements and for services in connection with audits of the Company’s pension and other employee benefit plans.

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Tax Fees primarily include fees associated with tax compliance and tax advice, as well as domestic and international tax planning. This category also includes tax planning on mergers and acquisitions and restructurings, as well as other services related to tax disclosure and filing requirements.
All Other Fees are for services provided to the Company not otherwise included in the categories above.
The Audit Committee approves all audit and non-audit related fees of the independent registered public accounting firm.
Consideration of Auditor Independence
The Audit Committee has concluded that the provision of the non-audit services by KPMG was compatible with maintaining KPMG’s independence.
Procedures for Pre-Approval of Audit and Non-Audit Services
The Audit Committee has adopted written procedures for pre-approving audit and non-audit services provided by the independent registered public accounting firm. The pre-approved services are described in detail under three categories: audit and audit-related, tax services and agreed upon procedures. Requests for services are reviewed by the members of the Company’s Legal and Finance Departments to ensure that they satisfy the requirements of the pre-approval policy. The Audit Committee is provided a detailed update of these audit and non-audit engagements at each regular meeting.

90	2023 Proxy Statement

Audit and Ethics Committee Report
In accordance with the Audit Committee charter, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee is “independent” as required by the applicable listing standards of the NYSE and the rules of the SEC. During the fiscal year ended December 31, 2022, the Audit Committee met seven times, and the Audit Committee reviewed and discussed the financial information contained in the Company’s Annual Report on Form 10-K, interim financial information contained in the Company’s Quarterly Reports on Form 10-Q, and discussed press releases announcing earnings with the Company’s Chief Financial Officer and the independent registered public accounting firm prior to public release.
The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.
In connection with the responsibilities set forth in its charter, the Audit Committee has:
■
reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management and KPMG, the Company’s independent auditors;

■
discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

■
received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

The Audit Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit Committee has oversight.
Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Ian D. Clough, Chair
Kathie J. Andrade
A. Louis Parker
Keith R. Wyche*

*
Mr. Wyche was appointed to the Audit Committee, effective February 17, 2023.

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Questions and Answers About the Annual Meeting
Why am I receiving this Proxy Statement?
You are receiving this Proxy Statement in connection with the solicitation of proxies by the Board to be voted at the Annual Meeting (and at any adjournment or postponement of the Annual Meeting), for the purposes set forth in the accompanying notice. The Annual Meeting will be held on May 5, 2023, at 10:00 a.m., local time, at Hotel Vin, 215 E. Dallas Road, Grapevine, Texas 76051.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Lindsay K. Blackwood and Elizabeth P. Davis have been designated as proxies for the Annual Meeting. A proxy, if duly executed and not revoked, will be voted and, if it contains any specific instructions, will be voted in accordance with those instructions. You can vote your proxy on the Internet by following the instructions on the enclosed proxy card, or you can complete, sign, date and return the enclosed proxy in the envelope provided.
Who is entitled to vote at the Annual Meeting?
You are entitled to notice of the Annual Meeting and may vote your shares of Common Stock if you owned them as of the close of business March 6, 2023, which is the date that the Board has designated as the record date for the Annual Meeting. On March 6, 2023, the Company had outstanding 46,640,011 shares of Common Stock. Each share of Common Stock is entitled to one vote.
What am I being asked to vote on?
The proposals scheduled to be voted on are:
(1)
The election of directors named in this Proxy Statement for a one-year term;

(2)
The advisory resolution to approve NEO compensation;

(3)
The advisory resolution to approve the frequency (every one, two or three years) of the advisory vote to approve NEO compensation; and

(4)
The selection of KPMG LLP as the Company’s independent registered public accounting firm for 2023.

What are the Board’s recommendations?
The Board recommends a vote FOR:
(1)
The election of directors named in this Proxy Statement for a one-year term;

(2)
The advisory resolution to approve NEO compensation;

(3)
The selection of KPMG LLP as the Company’s independent registered public accounting firm for 2023; and

The Board also recommends ONE year for the frequency of the advisory vote to approve NEO compensation.
How many votes must be present to hold the Annual Meeting?
A majority of the outstanding shares of Common Stock as of the record date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held in street name

92	2023 Proxy Statement

(“Brokers’ Shares”) voted by brokers are included in determining the number of votes present. Brokers’ Shares that are not voted on any matter will not be included in determining whether a quorum is present. In the event that a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.
What is a broker non-vote?
Under the rules of the NYSE, a broker may vote Brokers’ Shares in its discretion on “routine matters,” but a broker may not vote on proposals that are not considered “routine.” When a proposal is a non-routine matter and the broker has not received voting instructions with respect to that proposal, the broker cannot vote on that proposal. This is commonly called a “broker non-vote.”
How many votes are needed to approve each proposal?
The following table summarizes the vote required to approve each proposal and the effects of abstentions, broker non-votes, and signed, but unmarked proxy cards, on the tabulation of votes for each proposal.
For any other business that may properly come before the Annual Meeting, proxies will be voted in accordance with the judgment of the person voting the proxies.
Proposal Number	Item	Vote Required for Approval	Abstentions	Uninstructed Share/Effect of Broker Non-Votes	Signed but Unmarked Proxy Cards
1.	Election of director nominees set forth in this proxy statement for a one-year term	Votes cast in favor must exceed the votes cast opposing the election of each director	No effect	Not voted/ no effect	Voted “FOR”
2.	Approval of an advisory resolution to approve NEO compensation	Votes cast in favor must exceed the votes cast opposing the action	No effect	Not voted/ no effect	Voted “FOR”
3.	Approval of an advisory resolution on the frequency (every one, two or three years) of the advisory vote to approve named executive officer compensation	Shareholders are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. The advisory vote as to the frequency (every one, two or three years) of the advisory vote to approve NEO compensation will require you to choose between a frequency of every one, two or three years or you may abstain from voting	No effect	Not voted/ no effect	Voted for “ONE YEAR”
4.	Approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2023	Votes cast in favor must exceed the votes cast opposing the action	No effect	Discretionary vote by broker	Voted “FOR”
The Company’s Bylaws provide that the Chairman of the Annual Meeting will determine the order of business and the voting and other procedures to be observed at the Annual Meeting. The Chairman of the Annual Meeting is authorized to declare whether any business is properly brought before the Annual Meeting, and business not properly brought before the Annual Meeting will not be transacted. We are not aware of any matters that are to come before the Annual Meeting other

93

than those described in this proxy statement. If other matters do properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.
Can I revoke my proxy?
The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later time. A proxy may also be revoked by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute a revocation.
Who pays for the solicitation of votes?
The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Common Stock, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in connection with their solicitation efforts. The Company has retained Georgeson LLC to perform proxy advisory and solicitation services. The fee of Georgeson LLC in connection with the Annual Meeting is estimated to be approximately $16,000, plus reimbursement of out-of-pocket expenses.
Who will count the votes?
Proxies and ballots will be received and tabulated by Broadridge Financial Solutions, which will then be certified by the Company’s transfer agent, American Stock Transfer & Trust Company, a representative of which will serve as the Inspector of Election.

94	2023 Proxy Statement

Shareholder Reference Information
Shareholder Proposals and Director Nominations
Under the regulations of the SEC, any shareholder desiring to submit a proposal pursuant to Rule 14a-8 of the Exchange Act to be acted upon at the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) must cause such proposal to be delivered, in proper form, to the Corporate Secretary at the address provided in the following section, “Availability of Documents,” no later than November 18, 2023 in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting.
To nominate a director at the 2024 Annual Meeting, a shareholder must satisfy conditions specified in the Bylaws. A shareholder who wishes to suggest potential nominees to the Board for consideration should write to the Corporate Governance Committee through the method described under “Communications with Non-Management Members of the Board of Directors” on page 23, stating in detail the qualifications of such nominees for consideration. The Bylaws also prescribe the procedures a shareholder must follow to bring business (other than pursuant to Rule 14a-8) before Annual Meetings. For a shareholder to nominate a director or directors at the 2024 Annual Meeting, other than the nomination of a director for inclusion in the Company’s Proxy Statement, or bring other business before the 2024 Annual Meeting, notice must be received by the Corporate Secretary at the principal office of the Company not later than the close of business on January 5, 2024, nor earlier than the close of business on November 7, 2023. The notice must include a description of the proposed business, the reason for it, the complete text of any resolution and other matters specified in the Bylaws.
Any shareholder, or group of up to 20 shareholders, who has owned at least 3% of the outstanding shares of Common Stock continuously for at least three years, is eligible to nominate and include director nominees (up to the greater of 2 or 20% of the number of directors on the Board) in the Company’s proxy materials for the 2024 Annual Meeting. Any eligible shareholder, or group of shareholders, wishing to do so, must give notice in writing of the proposed nomination, along with certain nomination materials, to the Secretary of the Company, delivered by November 18, 2023. The notice and accompanying nomination materials must meet the requirements set forth in the Bylaws.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Company nominees at the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2024.
Any shareholder desiring a copy of the Bylaws will be furnished one without charge upon written request to the Corporate Secretary.
Availability of Documents
The Company’s Internet address is www.brinks.com. The Company makes available, free of charge, through its website at www.brinks.com, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. In addition, the Corporate Governance Guidelines, Code of Ethics and the charters of the Audit, Compensation, Corporate Governance and Finance Committees also are available on the Company’s website. All of the documents described above are available in print, without charge, to any shareholder upon request by contacting the Corporate Secretary at the mailing address of the principal executive office of the Company at 1801 Bayberry Court, P.O. Box 18100, Richmond, Virginia 23226-8100 or by phone at (804) 289-9600.
Separate Copies for Beneficial Owners
Institutions that hold shares in “street name” for two or more beneficial owners with the same address are permitted to deliver a single Proxy Statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 by contacting the Corporate Secretary at the address listed above under “Availability of Documents.” Beneficial owners with

95

the same address who receive more than one Proxy Statement and 2022 Annual Report may request delivery of a single Proxy Statement and 2022 Annual Report by contacting the Corporate Secretary as described above.
Incorporation by Reference
The reconciliation of our non-GAAP financial measures in Part II, Item 7 beginning on page 33 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is hereby incorporated by reference into this Proxy Statement.
LINDSAY K. BLACKWOOD
Secretary
March 17, 2023

96	2023 Proxy Statement

Voluntary Electronic Delivery of Proxy Materials
Electronic Delivery supports our Sustainability Goals
Embedding sustainability further into our business strategy is enhancing our performance and differentiating Brink’s with our stakeholders. There is significant focus on the impact we have on the environment, society and the way we apply rigorous governance standards across our global operations. The objective is to maximize total value creation by leveraging responsible stewardship to generate sustainable, profitable growth. To support our sustainability efforts, please consider electronic delivery of your proxy materials. See below for how you can elect for your materials to be delivered electronically in the future.
Combined with your adoption of electronic delivery of proxy materials, and the elimination of 26,172 sets of proxy materials, we can reduce the impact on the environment by:
Using 44.8 fewer tons of wood, or the equivalent of 269 trees	Saving 240,000 gallons of water, or the equivalent of filling 12 swimming pool	Using 286 million fewer BTUs, or the equivalent of the amount of energy used by 341 refrigerators for one year
Eliminating 13,200 pounds of solid waste	Using 202,000 fewer pounds of GHG, including CO2, or the emissions of 18.3 automobiles running for one year	Eliminating 17.9 pounds of hazardous air pollutants
Environmental impact estimates were calculated using the Environmental Paper Network Paper Calculator. For more information, visit www.papercalculator.org.

With your control number available, please visit www.proxyvote.com or scan the QR code to enroll in electronic delivery.

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 APPENDIX A
Appendix A
Non-GAAP Reconciliation
This Proxy Statement refers to non-GAAP operating profit, non-GAAP operating profit margin, non-GAAP adjusted EBITDA and non-GAAP EPS, which are financial measures that are not required by or presented in accordance with GAAP. The purpose of these non-GAAP measures is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business.
2020, 2021 and 2022 Non-GAAP Results Reconciled to GAAP
The Brink’s Company and subsidiaries
(In millions)
	Full Year 2020	Full Year 2021	Full Year 2022
Operating profit (loss):
GAAP	$213.5	$354.7	$361.3
Reorganization and Restructuring(a)	66.6	43.6	38.8
Acquisitions and dispositions(a)	83.1	71.9	86.6
Argentina highly inflationary impact(a)	10.7	11.9	41.7
Change in allowance estimate(a)	—	—	15.6
Ship loss matter(a)	—	—	4.9
Chile antitrust matter(a)	—	9.5	1.4
Internal loss(a)	6.9	(21.1)	—
Reporting compliance(a)	0.5	—	—
Non-GAAP	$381.3	$470.5	$550.3
Operating margin:
GAAP margin	5.8%	8.4%	8.0%
Non-GAAP margin	10.3%	11.2%	12.1%

(a)
See “Other Items Not Allocated To Segments” as follows for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not part of our core business.

(b)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans and costs related to our frozen non-U.S. retirement plans are also excluded from non-GAAP results.

(c)
In 2022, we released a portion of our valuation allowance on certain U.S. deferred tax assets primarily related to foreign tax credit carryforward attributes. The valuation allowance release was due to new foreign tax credit regulations published by the U.S. Treasury in January 2022.

(d)
There was a change in judgement resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected Canada operating results.

(e)
Non-GAAP adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss

A-1	2023 Proxy Statement

(f)
There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.

(g)
Due to the impact of Argentina highly inflationary accounting, there was a $0.1 million non-GAAP adjustment for a gain in the fourth quarter of 2020, a $0.6 million non-GAAP adjustment for a loss in the first quarter of 2022, a $0.9 million non-GAAP adjustment for a loss in the second quarter of 2022, a $0.5 million non-GAAP adjustment for a loss in the third quarter of 2022, and a $2.0 million non-GAAP adjustment for a loss in the fourth quarter of 2022. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.

2020, 2021 and 2022 Non-GAAP Results Reconciled to GAAP — con’t.
The Brink’s Company and subsidiaries
(In millions, except for per share amounts)
	Full Year 2020	Full Year 2021	Full Year 2022
EPS:
GAAP	$0.33	$2.06	$3.63
Retirement plans(b)	0.51	0.44	0.17
Reorganization and Restructuring(a)	1.00	0.63	0.64
Acquisitions and dispositions(a)	1.56	1.31	1.33
Argentina highly inflationary impact(a)	0.23	0.27	1.00
Change in allowance estimate(a)	—	—	0.25
Valuation allowance on tax credits(c)	—	—	(1.11)
Ship loss matter(a)	—	—	0.08
Chile antitrust matter(a)	—	0.19	0.02
Internal loss(a)	0.10	(0.40)	—
Reporting compliance(a)	0.01	—	—
Deferred tax valuation allowance(d)	—	0.26	—
Non-GAAP	$3.76	$4.75	$5.99
Adjusted EBITDA(e):
Net income (loss) attributable to Brink’s – GAAP	$16.0	$105.2	$170.6
Interest expense – GAAP	96.5	112.2	138.8
Income tax provision – GAAP	56.6	120.3	41.4
Depreciation and amortization – GAAP	206.8	239.5	245.8
EBITDA	$375.9	$577.2	$596.6
Discontinued operations – GAAP	0.8	(2.1)	2.9
Retirement plans(b)	33.8	29.8	11.0
Reorganization and Restructuring(a)	65.5	42.8	37.7
Acquisitions and dispositions(a)	53.0	18.8	30.9
Argentina highly inflationary impact(a)	8.8	10.1	42.7
Change in allowance estimate(a)	—	—	15.6
Ship loss matter(a)	—	—	4.9
Chile antitrust matter(a)	—	9.5	1.4
Internal loss(a)	6.9	(21.1)	—
Reporting compliance(a)	0.5	—	—
Share-based compensation(f)	31.3	34.0	48.6
Marketable securities (gain) loss(g)	(10.5)	(16.4)	(4.0)
Non-GAAP	$566.0	$682.6	$788.3

(a)
See page A-1 for footnote explanations.

A-2

2022 Non-GAAP Results Reconciled to GAAP — Cash Flows
The Brink’s Company and subsidiaries
(In millions)
Full Year 2022
Free cash flow before dividends:
Cash flows from operating activities
Operating activities – GAAP	$479.9
Increase in restricted cash held for customers	(50.0)
Increase in certain customer obligations(a)	(50.0)
Operating activities – non-GAAP	$379.9
Capital expenditures – GAAP	(182.6)
Proceeds from sale of property, equipment and investments	5.7
Free cash flow before dividends	$203.0

(a)
To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

This Proxy Statement also refers to non-GAAP free cash flow before dividends, which is a supplemental financial measure that is not required by nor presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, and to include proceeds from the sale of property, equipment and investments. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows.
Other Items Not Allocated To Segments (Unaudited)
The Brink’s Company and subsidiaries
Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. The following includes a summary of the other items not allocated to segments.
Reorganization and Restructuring.
2022 Global Restructuring Plan
In the third quarter of 2022, management began a restructuring program across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. As a result of actions taken, we recognized $22.2 million in charges in 2022 under this restructuring, primarily severance costs.
Other Restructurings
Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $66.6 million of net costs in operating profit and $0.6 million of costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. We recognized $43.6 million of net costs in 2021, primarily severance costs. We recognized $16.6 million of net costs in 2022, primarily severance costs. The majority of the

A-3	2023 Proxy Statement

costs from 2022 restructuring plans resulted from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the Covid-19 pandemic.
Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions. Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described in the following paragraphs:
2022 Acquisitions and Dispositions Items
■
Amortization expense for acquisition-related intangible assets was $52.0 million in 2022.

■
We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together “Maco”). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022.

■
Net charges of $7.8 million for post-acquisition adjustments to indemnification assets related to previous business acquisitions.

■
We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022.

■
Transaction costs related to business acquisitions were $5.6 million in 2022.

■
Restructuring costs related to acquisitions were $0.2 million in 2022.

■
Compensation expense related to the retention of key PAI employees was $3.5 million in 2022.

2021 Acquisitions and Dispositions Items
■
Amortization expense for acquisition-related intangible assets was $47.7 million in 2021.

■
We incurred $10.5 million in integration costs, primarily related to G4S, in 2021.

■
Transaction costs related to business acquisitions were $6.5 million in 2021.

■
Restructuring costs related to acquisitions were $5.3 million in 2021.

■
Compensation expense related to the retention of key PAI employees was $1.8 million in 2021.

2020 Acquisitions and Dispositions Items
■
Amortization expense for acquisition-related intangible assets was $35.1 million in 2020.

■
We incurred $23.5 million in integration costs related primarily to Dunbar and G4S in 2020.

■
Transaction costs related to business acquisitions were $19.3 million in 2020.

■
Restructuring costs related to acquisitions were $4.7 million in 2020.

Argentina highly inflationary impact. Beginning in the third quarter of 2018, we designated Argentina’s economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million.These amounts are excluded from segment and non-GAAP results.
Change in allowance estimate. In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions, particularly the effects of the Covid-19 pandemic, in

A-4

determining an appropriate allowance. As many of our regions begin to recover from the pandemic, we have re-assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $16.7 million. In the subsequent quarters of 2022, the additional allowance was reduced by $1.1 million as a result of collections. Due to the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results.
Ship loss matter. In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered damages and losses. Brink’s cargo did not suffer any damage. The ship owner declared a general average claim to recover losses to the ship and cargo from customers with undamaged cargo, including Brink’s, based on the pro rata value of ship cargo. Brink’s continues to defend itself against the claim. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the contingency and the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results.
Chile antitrust matter. In October 2021, the Chilean antitrust agency filed a complaint alleging that Brink’s Chile (as well as competitor companies) engaged in collusion in 2017 and 2018 and requested that the court approve a fine of $30.5 million. The Company filed its response to the complaint in November 2022, which signaled the beginning of the evidentiary phase. Based on available information to date, we recorded a charge of $9.5 million in the third quarter of 2021 in connection with this matter. In 2022, we recognized an additional $1.4 million adjustment to our estimated loss as a result of a change in currency rates. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results.
Internal loss. A former non-management employee in our U.S. global services operations embezzled funds from Brink’s in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2020, we incurred $0.3 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we planned to attempt to collect these receivables, we estimated an increase to bad debt expense of $6.6 million in 2020. In 2021, we recognized a decrease in bad debt expense of $3.7 million, primarily related to collection of these receivables. We also recognized $1.3 million of legal charges in 2021 as we attempted to collect additional insurance recoveries related to these receivables losses.
In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries related to these internal losses. In 2022, we did not incur any charges related to the internal loss. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results.
Reporting compliance. Certain compliance costs (primarily third party expenses) are excluded from 2020 non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($0.5 million in 2020).

A-5	2023 Proxy Statement

 APPENDIX B
Appendix B
Peers of Benchmarking Peers

ACI Worldwide, Inc.
Air Lease Corporation
Air Transport Services Group, Inc.
Avis Budget Group, Inc.
Celestica Inc.
Crane Co.
Curtiss-Wright Corporation
Euronet Worldwide, Inc.
GATX Corporation
Hexcel Corporation
ITT Inc.
Juniper Networks, Inc.
NCR Corporation
Sabre Corporation
Tetra Tech, Inc.
TFI International Inc.
The Western Union Company
TTEC Holdings, Inc.
WESCO International, Inc.
Woodward, Inc.
Xerox Holdings Corporation
Citrix Systems, Inc.
R. R. Donnelley & Sons Company

B-1

S&P MidCap 400 Peers with Foreign Revenues >50%

ACI Worldwide, Inc.
Adient plc
AGCO Corporation
Arrow Electronics, Inc.
Ashland Global Holdings Inc.
AptarGroup, Inc.
Avnet, Inc.
Bio-Rad Laboratories, Inc.
Cabot Corporation
The Chemours Company
Cabot Microelectronics Corporation
Colfax Corporation
Cognex Corporation
Core Laboratories N.V.
Coherent, Inc.
Cree, Inc.
Cirrus Logic, Inc.
Cypress Semiconductor Corporation
Dana Incorporated
Donaldson Company, Inc.
Delphi Technologies PLC
EnerSys
Fluor Corporation
Gentex Corporation
The Goodyear Tire & Rubber Company
The Hain Celestial Group, Inc.
InterDigital, Inc.
II-VI Incorporated
Ingredion Incorporated
ITT Inc.
Jabil Inc.
KBR, Inc.
Kennametal Inc.

Lear Corporation
Littelfuse, Inc.
Lumentum Holdings Inc.
LivaNova PLC
ManpowerGroup Inc.
MKS Instruments, Inc.
Monolithic Power Systems, Inc.
National Instruments Corporation
NCR Corporation
Nordson Corporation
NewMarket Corporation
Nu Skin Enterprises, Inc.
O-I Glass, Inc.
Universal Display Corporation
PTC Inc.
Repligen Corporation
Royal Gold, Inc.
Transocean Ltd.
Rayonier Inc.
Sabre Corporation
Skechers U.S.A., Inc.
Silicon Laboratories Inc.
Semtech Corporation
Sensient Technologies Corporation
Synaptics Incorporated
Teradata Corporation
Tech Data Corporation
Teradyne, Inc.
The Timken Company
Visteon Corporation
Vishay Intertechnology, Inc.
West Pharmaceutical Services

B-2	2023 Proxy Statement

Investor Relations
804-289-9709
investorrelations@brinkscompany.com
investors.brinks.com

THE BRINK'S COMPANY
1801 BAYBERRY COURT
P.O. BOX 18100
RICHMOND, VA 23226
ATTN: LINDA MACNALLY

SCAN TO
VIEW MATERIALS & VOTE

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V00569-P86716 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BRINK'S COMPANY

The Board of Directors recommends you vote FOR each of the listed nominees:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Kathie J. Andrade	☐	☐	☐
1b. Paul G. Boynton	☐	☐	☐
1c. Ian D. Clough	☐	☐	☐
1d. Susan E. Docherty	☐	☐	☐
1e. Mark Eubanks	☐	☐	☐
1f. Michael J. Herling	☐	☐	☐
1g. A. Louis Parker	☐	☐	☐
1h. Timothy J. Tynan	☐	☐	☐
1i. Keith R. Wyche	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 4 and for 1 YEAR in proposal 3.

	For	Against	Abstain
2. Approval of an advisory resolution on named executive officer compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Approval of an advisory resolution on the frequency (every 1, 2 or 3 years) of the advisory vote on named executive officer compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 5, 2023: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V00570-P86716

THE BRINK'S COMPANY
Annual Meeting of Shareholders
May 5, 2023 10:00 a.m., Central Time
This proxy is solicited by the Board of Directors.

The undersigned hereby appoints Lindsay K. Blackwood and Elizabeth P. Davis and each of them as proxy, with full power of substitution, to vote all shares of common stock of the undersigned in The Brink's Company at the Annual Meeting of Shareholders to be held on May 5, 2023, at 10:00 a.m. Central Time, at Hotel Vin, 215 E. Dallas Road, Grapevine, TX 76051, and at any and all adjournments or postponements thereof, on all matters coming before the meeting. **The proxies will vote (1) as the undersigned specifies on the back of this card; (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card; and (3) as the proxies decide on any other matter.**

If registrations are not identical, you may receive more than one set of proxy materials. Please complete and return all cards you receive. If you wish to vote or direct a vote on all matters on the Board of Directors recommends, please sign, date and return this card. If you wish to vote or direct a vote on items individually, please also mark the appropriate boxes on the back of this card.